CLARIVEST ASSET MANAGEMENT LLC

                              CODE OF CONDUCT AND
                          REGULATORY COMPLIANCE MANUAL





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 THIS MANUAL IS THE PROPERTY OF CLARIVEST ASSET MANAGEMENT LLC ("CLARIVEST" OR
    THE "COMPANY") AND MUST BE RETURNED TO THE COMPANY SHOULD AN EMPLOYEE'S ASSOCIATION WITH THE COMPANY TERMINATE FOR ANY REASON. THE CONTENTS OF THIS
MANUAL ARE CONFIDENTIAL, AND SHOULD NOT BE REVEALED TO THIRD PARTIES WITHOUT THE APPROVAL OF THE CCO. THIS MANUAL IS NOT A FULL OPERATIONS PROCEDURES MANUAL. IT
 IS INTENDED TO GIVE SUFFICIENT INFORMATION AND GUIDANCE SUCH THAT AN EMPLOYEE
  MAY GAIN A BROAD UNDERSTANDING OF THE REGULATORY RULES AND REQUIREMENTS THAT CLARIVEST IS SUBJECT TO. CIRCUMSTANCES VARY AND PRACTICES EVOLVE. TO RETAIN
    FLEXIBILITY AND RELEVANCE, NEW POLICIES, GUIDANCE AND AMENDMENTS MAY BE PROMULGATED BY EMAIL OR EVEN VERBALLY BEFORE ULTIMATELY BEING INCORPORATED INTO THIS MANUAL. SUCH COMMUNICATIONS SHOULD BE CONSIDERED TO BE AS VALID AND BINDING
   AS THE FORMAL GUIDANCE CONTAINED IN THIS MANUAL. WHERE THE INFORMATION OR GUIDANCE HEREIN DOES NOT APPEAR TO ADDRESS YOUR PARTICULAR SITUATION YOU SHOULD
               CONSULT WITH CLARIVEST'S CHIEF COMPLIANCE OFFICER.
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                                 DECEMBER 2012

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                               TABLE OF CONTENTS

DEFINITIONS ................................................................   2
CODE OF CONDUCT ............................................................   5
MAINTENANCE OF CODE OF CONDUCT AND REGULATORY COMPLIANCE MANUAL ............   7
CODE OF ETHICS .............................................................  10
     QUARTERLY TRANSACTION REPORTING FORM ..................................  25
     QUARTERLY ACCOUNT OPENING/CLOSING REPORTING FORM ......................  26
     INITIAL REPORTING -- SECURITIES ACCOUNTS ..............................  27
     INITIAL REPORTING -- SECURITIES HOLDINGS ..............................  28
     ANNUAL REPORTING -- SECURITIES ACCOUNTS ...............................  29
     ANNUAL REPORTING -- SECURITIES HOLDINGS ...............................  30
     REQUEST FOR APPROVAL OF OUTSIDE ACTIVITY FORM .........................  31
     ENTERTAINMENT REPORT ..................................................  32
     EMPLOYEE ENTERTAINMENT LOG ............................................  33
     POLITICAL CONTRIBUTION REVIEW FORM ....................................  34
     POLITICAL CONTRIBUTION APPROVAL FORM ..................................  35
     CONTRIBUTION COORDINATION APPROVAL FORM ...............................  36
CLIENT PRIVACY .............................................................  37
     SAFEGUARDING CLIENT RECORDS AND NON-PUBLIC PERSONAL INFORMATION .......  41
MAINTENANCE AND DISSEMINATION OF DISCLOSURE DOCUMENTS AND FILINGS ..........  45
DUTY TO SUPERVISE ..........................................................  53
REVIEW OF THIRD-PARTY SERVICE PROVIDERS ....................................  55
ACCOUNT OPENING AND CLOSING PROCEDURES .....................................  57
CLIENT COMPLAINTS ..........................................................  60
     CLIENT COMPLAINT LOG ..................................................  62
     ORAL COMPLAINT MEMORANDUM .............................................  63
ADVERTISING AND MARKETING ..................................................  64
     APPROVAL TO CONDUCT FORMAL SPEAKING ENGAGEMENTS .......................  75
MEDIA COMMUNICATIONS .......................................................  76
PRESS RELEASES AND ARTICLE REPRINTS ........................................  79
SOLICITORS AND LOBBYISTS ...................................................  82
     SOLICITORS VERIFICATION LETTER ........................................  87
MAINTENANCE OF BOOKS AND RECORDS ...........................................  89
ELECTRONIC COMMUNICATIONS ..................................................  92
TRADING ....................................................................  98
     ORDER DOCUMENTATION PROCEDURES ........................................ 104
INVESTING/TRADING ERRORS ................................................... 112
     POSSIBLE TRADE ERRORS ................................................. 117
     TRADE ERROR RELEASE FORM .............................................. 118
     TRADE ERROR REPORTING AND RESOLUTION FORM ............................. 120
PORTFOLIO MANAGEMENT AND REVIEWS ........................................... 121
CONTINGENCY AND DISASTER RECOVERY PLAN ..................................... 124
PROXY VOTING ............................................................... 125
ANTI-MONEY LAUNDERING ...................................................... 131
     I.   TYPES OF ACCOUNTS ................................................ 131
     III. ASSET FREEZES AND BLOCKING OF ACCOUNTS PROCEDURES ................ 134
     MANAGED ACCOUNT AML CERTIFICATION ..................................... 136
     IDENTIFICATION INFORMATION OF CLIENTS ................................. 137
     AML FORM FOR THE REPORTING OF SUSPICIOUS ACTIVITY ..................... 138
     EXAMPLES OF POTENTIAL MONEY LAUNDERING ACTIVITIES ..................... 139
SECURITY VALUATION POLICY .................................................. 140
CUSTODY AND BILLING ........................................................ 144
OTHER COMPLIANCE MATTERS ................................................... 147
CODE OF CONDUCT AND REGULATORY COMPLIANCE MANUAL ACKNOWLEDGEMENT FORM ...... 150
CODE OF ETHICS AND REGULATORY COMPLIANCE MANUAL CERTIFICATION .............. 151


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                                  DEFINITIONS
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The following defined terms are used throughout this Code of Conduct and
Regulatory Compliance Manual, while other terms are defined within specific policies and procedures:

     1.   34 ACT -- Securities Exchange Act of 1934.

     2.   33 ACT -- Securities Act of 1933.

     3. ACCESS PERSON -- all of ClariVest's Employees who (1) have access to nonpublic information regarding any Client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or (2) is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic. ClariVest's outside directors are not Access Persons because they do not have the access or involvement described in the first sentence of this definition.

     4.   ADVISERS ACT -- Investment Advisers Act of 1940.

     5. AUTOMATIC INVESTMENT PLAN -- A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

     6. BENEFICIAL OWNERSHIP -- As set forth under Rule 16a-1(a)(2), which determines whether a person is subject to the provision of Section 16 of the 34 Act, and the rules and regulations thereunder, generally the term beneficial owner shall mean any person who, directly or indirectly, has or shares a direct or indirect "pecuniary interest" (i.e., some economic benefit) in the Security. This may also include securities held by members of an Employee's immediate family sharing the same household; provided however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required hereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities to which the report relates.

     7. BROKER-DEALER -- refers to broker-dealers with whom ClariVest has a trading relationship (unless the context implies otherwise).

     8.   CCO -- Tiffany Ayres, ClariVest's Chief Compliance Officer.

     9.   CEO -- Stacey Nutt, ClariVest's Chief Executive Officer.

     10.  CFO -- Jeff Jacobson, ClariVest's Chief Financial Officer.

     11.  COO -- Jeff Jacobson, ClariVest's Chief Operations Officer.

     12. CLIENTS -- ClariVest's separate managed accounts, mutual funds and Investment Funds.

     13. CONTRIBUTION -- A gift, subscription, loan, advance, deposit of money, or anything of value made to an Official, political party or political action committee, as applicable.

     14. COVERED ASSOCIATE -- (a) ClariVest's general partner, managing member or executive officer, or other individual with a similar status or function; (b) any Employee; (c) any political action committee controlled by ClariVest or by any of its Covered Associates; or (d) members of an Employees' immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included.

     15. COVERED INVESTMENT POOL -- (a) any investment company registered under the IC Act that is an investment option of a plan or program of a Government Entity or (b) any investment company that would be an investment company under IC Act section 3(a) but for the exclusion provided by IC Act section 3(c)(1), 3(c)(7) or 3(c)(11).


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     16.  EAGLE -- Eagle Asset Management Inc.

     17.  EMPLOYEES -- ClariVest's officers and employees.

     18. FEDERAL SECURITIES LAWS -- Means the 33 Act, 34 Act, the Sarbanes-Oxley Act of 2002, IC Act, Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

     19. FRONT-RUNNING -- A practice generally understood to be investment advisory personnel personally trading ahead of client accounts.

     20.  FUND(S) -- Mutual Fund(s) and open-end funds.

     21. GOVERNMENT ENTITY -- Any state or local government, any of its agencies or instrumentalities, or any public pension plan or other collective government fund, including any participant-directed plan such as a 403(b), 457 or 529 plan.

     22. IAR -- Investment advisory representative, which is an Employee that must individually register with a state(s).

     23.  IC ACT -- Investment Company Act of 1940.

     24. IPO -- An "Initial public offering" is an offering of securities registered under the 33 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the 34 Act.

     25. INSIDER TRADING -- Although not defined in securities laws, insider trading is generally described as trading either personally or on behalf of others on the basis of material Non-Public Information or communicating material Non-Public Information to others in violation of the law.

     26. INVESTMENT FUND -- means any U.S. or non-U.S. investment fund or pool of which ClariVest serves as general partner (including any such investment fund or pool in which the only investors are ClariVest, any affiliate of ClariVest or any Employee).

     27.  INVESTOR -- an investor in an Investment Fund.

     28. LIMITED OFFERING -- An offering that is exempt from registration under the 33 Act pursuant to section 4(2) or section 4(6) or pursuant to Rules 504, 505, or 506 of Regulation D.

     29.  MANUAL -- ClariVest's Code of Conduct and Regulatory Compliance
          Manual.

     30. MATERIAL INFORMATION -- Information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

     31. MUTUAL FUND(S) -- Any 1940s Act mutual fund that ClariVest may establish.

     32. NON-PUBLIC INFORMATION -- Information that has not been available to the investing public.

     33. NON-PUBLIC PERSONAL INFORMATION -- Personally identifiable financial information, including any information a client provides to obtain a financial product or service; any information about a client resulting from any transaction involving a financial product or service; or any information otherwise obtained about a client in connection with providing a financial product or service to that client; and any list, description, or other grouping of Clients (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information. Examples of Non-Public Personal Information include: name, address, phone number (if unlisted), social security and tax identification numbers, financial circumstances and income, and account balances.

     34. NATURAL PERSON -- A living, breathing human being, as opposed to a legal entity.

     35. OFFICIAL -- An incumbent, candidate or successful candidate for elective office of a Government Entity.

     36. REPORTABLE FUND -- Any fund for which ClariVest serves as the investment adviser as defined in section 2(a)(20) of the IC Act, or any fund whose investment adviser or principal underwriter controls ClariVest, is controlled by ClariVest, or is under common control with ClariVest, including any Mutual Fund.



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     37.  REPORTABLE SECURITY -- Any Security, with five (5) exceptions: 1.
          Transactions and holdings in direct obligations of the Government of the United States; 2. Money market instruments -- bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments; 3. Shares of money market funds; 4. Transactions and holdings in shares of other types of Funds, which are not Reportable Funds; and 5. Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in Funds which are not Reportable Funds.

     38.  RIC -- An investment company registered under the IC Act.

     39. SCALPING -- A practice generally understood to be investment advisory personnel personally benefiting from small gains in short-term personal trades in securities being traded in advisory accounts.

     40.  SEC -- The United States Securities and Exchange Commission.

     41. SECURITIES ACCOUNT -- brokerage account in which any Securities are held.

     42. SECURITY -- Means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

     43. SRO -- Self-Regulatory Organization (such as the Financial Industry Regulatory Authority ("FINRA")).























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                                CODE OF CONDUCT
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                                 December 2012

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As Employees of ClariVest, we are retained by our Clients to manage a part of their financial affairs and to represent their interests in many matters. As fiduciaries, we owe our Clients our undivided loyalty -- our Clients trust us to act on their behalf, and we hold ourselves to the highest standards of fairness in all such matters.

We expect all Employees to act in an ethical manner when dealing with the public, Clients, prospects, ClariVest, and their fellow Employees.

We expect all Employees to adhere to the highest standards with respect to any potential conflicts of interest with Client accounts - simply stated, no Employee should benefit over the account of any Client.

We expect all persons associated with ClariVest to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our Clients' interests, subject to the legality of such information. ClariVest's Employees will not disclose confidential information of ClariVest and its Clients to Eagle personnel without the prior approval of the CCO. Dual employees of ClariVest and Eagle will not disclose confidential information of Eagle and its clients to ClariVest personnel without the prior approval of Eagle's chief compliance officer.

We expect our Employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise their ability to deal objectively with our Clients.

You are encouraged to speak to the CCO, or in his/her absence, the CEO if you believe that changes to the Manual may be appropriate. In addition, please do not hesitate to contact either of the individuals listed above if you feel any of ClariVest's disclosure documents, including its Form ADV, advisory contracts or offering materials are inaccurate, incomplete or out-of-date.

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CLARIVEST IS COMMITTED TO FOSTERING A CULTURE OF COMPLIANCE. CLARIVEST THEREFORE
 URGES YOU TO CONTACT THE CCO ABOUT ANY ACTUAL OR SUSPECTED COMPLIANCE MATTER. YOU WILL NOT BE PENALIZED AND YOUR STATUS AT CLARIVEST WILL NOT BE JEOPARDIZED
   BY COMMUNICATING SUCH MATTERS INVOLVING OTHERS TO THE CCO OR OTHER SENIOR MANAGERS. RETALIATION AGAINST ANY EMPLOYEE IS CAUSE FOR APPROPRIATE CORRECTIVE
                     ACTION, UP TO AND INCLUDING DISMISSAL.
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You are required to complete the Code of Conduct and Regulatory Compliance
Manual Acknowledgement Form (attached herein), both initially upon the commencement of your employment with ClariVest and annually thereafter, to acknowledge and certify that you have received, reviewed, understand and shall comply, or have complied with, the policies and procedures as set forth in the Manual. In addition, all Employees must be aware of and comply with the following undertakings:


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

     o be familiar with the policies and procedures set forth in this Manual;

     o upon the request of the CCO, provide ClariVest with an initial and annual written certification that you have read and understand, and will comply with, the policies and procedures set forth in this Manual and any other compliance materials distributed to you by the CCO;

     o notify the CCO promptly in the event you have any reason to believe that you may have failed to comply with (or become aware of another person's failure to comply with) the policies and procedures set forth in this Manual;

     o notify the CCO promptly if you become aware of any practice that arguably involves ClariVest in a conflict of interest with any of its advisory accounts, including registered investment companies and Investment Funds;

     o cooperate to the fullest extent reasonably requested by the CCO so as to enable: (i) the CCO to discharge his/her respective duties under the Manual and (ii) ClariVest to comply with the securities laws to which it is subject; and

     o notify the CCO promptly if you become aware of any part of any disclosure document that you believe may be inaccurate, incomplete or out of date in any respect.

Violations of this Code of Conduct may warrant sanctions at the discretion of management. In any situation where you are unsure about the application of this Code of Conduct or any of the policies, you are encouraged to discuss the situation confidentially with your supervisor or any officer, including the CCO.

This Manual and the policies and procedures set forth herein supersede all prior manuals, policy statements and procedures and other communications on the subjects discussed herein. In developing the Manual, ClariVest considered the material risks associated with activities engaged in by ClariVest. Accordingly, each policy contains a discussion of the risks considered when developing the policy and procedures. This risk evaluation process is an ongoing one, and the Manual will be periodically reviewed to ensure that ClariVest maintains policies and procedures to address such risks.

ClariVest may amend this Manual and/or adopt interpretations of the policies and procedures contained in the Manual as it deems appropriate with the approval of the CCO. All material amendments to, and new interpretations of, the Manual shall be conveyed to Employees.




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        MAINTENANCE OF CODE OF CONDUCT AND REGULATORY COMPLIANCE MANUAL
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                       Implementation Date: December 2012
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ISSUE

Rule 206(4)-7 under the Advisers Act requires advisers to develop an internal compliance program and to maintain a written set of policies and procedures reasonably designed to prevent violations of the Advisers Act and the rules thereunder. The policies and procedures must be reviewed no less frequently than annually to determine their overall adequacy and effectiveness.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered the material risks associated with maintaining the Manual. This analysis includes risks such as:

     o ClariVest having a dominant person (or persons) that could seek to obtain the power to override controls to achieve personal gain.

     o Employees not feeling comfortable bringing a compliance matter to the attention of management.

     o ClariVest fails to review its policies and procedures at least annually.

ClariVest has established the following guidelines to effectuate and monitor ClariVest's compliance program.

TESTING

ClariVest will consider the following two (2) kinds of tests:

     o QUALITY CONTROL OR TRANSACTIONAL TESTING -- Compliance tests that review and analyze information on a contemporaneous transaction-by-transaction basis in order to identify shortcomings. Two examples of transactional testing are: 1. reviewing brokerage statements submitted by an Employee; and 2. reviewing the quality of execution on a single client trade.

     o FORENSIC OR PERIODIC TESTING -- Compliance tests that review and analyze information over time in order to identify unusual patterns to determine if the outcomes of advisory activities are consistent with expectations. Dissimilar to transactional testing, forensic testing does not just look at single transactions; instead, multiple transactions are reviewed by "looking-back" to identify patterns. Examples of forensic testing are: 1. reviewing all of the personal trading forms submitted by an Employee over the past year to determine the adequacy and effectiveness of the personal trading policies and procedures; 2. reviewing the quality of execution on clients' trades that were effected over the past quarter or year to determine the adequacy and effectiveness of the trading policies and procedures; and 3 reviewing the performance dispersions between managed accounts to detect trading dissimilarities and potential problems with trade allocations.

The scope and purpose of the testing is dependent on the activity that is addressed in each of the policies and procedures. Additionally, ClariVest intends on strengthening its compliance program through the analysis and review of the results obtained through its testing processes.



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POLICY

ClariVest shall review this Manual no less frequently than annually to ensure the adequacy of the policies and procedures contained herein. In addition, ClariVest shall periodically test the effectiveness of its policies and procedures as required by Rule 206(4)-7. The reviews will include, in part, specific consideration of the following:

     o    Any compliance matters that arose during the previous year;

     o Any changes in the business activities of ClariVest (or any affiliated entities); and

     o Any changes to applicable laws, rules or regulations that might suggest a need to revise the Manual.

All required changes to the Manual resulting from the reviews and/or other considerations shall be finally approved and made by the CCO.

PROCEDURES

     1. The CCO shall be responsible for coordinating the reviews (at least annually, and on an as-needed or other periodic basis) of the Manual and ClariVest's policies and procedures. Documentation of the reviews shall be kept in written format and made available to individuals as required by law, and other parties that ClariVest deems appropriate.

     2. ClariVest has engaged Shartsis Friese LLP and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as counsel to assist ClariVest in executing these policies as requested.

     3. Any changes to the Manual shall be made by the CCO or a designee appointed by the CCO. All final changes shall be approved by the CCO. However, on an ongoing basis, the CCO shall coordinate consideration of proposed material changes to, and material breaches of, the policies and procedures set forth in this Manual.

     4. The CCO is designated with the full power to enforce the policies and procedures set forth in the Manual. The CCO shall report any known material violations of the Manual to ClariVest's CEO, or in the case of material violations by the CEO, to the COO.

     5.   All questions regarding the Manual shall be directed to the CCO.

RESPONSIBILITY

The CCO is responsible for the successful implementation of the policies and procedures contained in the Manual (including determining who must receive and abide by this Manual, e.g., temporary Employees, etc.). The CCO is also charged with a myriad of additional responsibilities that include, among other things, the following:

     o    Advising Employees on the importance of compliance;

     o    Instilling a compliance-oriented culture at ClariVest;

     o Training Employees on compliance issues and responding to inquiries from Employees regarding compliance matters;

     o Ensuring that any Employees with compliance responsibilities are competently performing their job functions;


                                     Page 8

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     o    Ensuring that ClariVest's compliance program remains robust, comprehensive and current, and properly identifies conflicts of interests;

     o    Ensuring the timely review of compliance issues;

     o Identifying conflicts of interests and other areas that may expose ClariVest to increased regulatory and compliance risk;

     o Ensuring the adequate attention and funding of ClariVest's compliance function; and

     o Becoming ClariVest's point-of-contact with the SEC and other regulatory authorities.
































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                                 CODE OF ETHICS
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                       Implementation Date: December 2012
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GENERAL

The Code of Ethics is predicated on the principle that ClariVest owes a fiduciary duty to its Clients.(1) Accordingly, Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. At all times, ClariVest will:

     o PLACE CLIENT INTERESTS AHEAD OF CLARIVEST'S -- As a fiduciary, ClariVest will serve in its Clients' best interests. In other words, Employees may not benefit at the expense of advisory Clients.

     o ENGAGE IN PERSONAL INVESTING THAT IS IN FULL COMPLIANCE WITH CLARIVEST'S CODE OF ETHICS -- Employees must review and abide by ClariVest's Personal Securities Transaction and Insider Trading Policies.

     o AVOID TAKING ADVANTAGE OF YOUR POSITION -- Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with ClariVest, or on behalf of an advisory client, unless in compliance with the Gift Policy below.

     o MAINTAIN FULL COMPLIANCE WITH THE FEDERAL SECURITIES LAWS -- Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the IC Act.

Any questions with respect to ClariVest's Code of Ethics should be directed to the CCO and/or the CEO or outside counsel. As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

     o Access persons engaging in various personal trading practices that wrongly use Non-Public Information. (These practices include but are not limited to trading ahead of Clients and passing Non-Public Information on to spouses and other persons over whose accounts the access person has control.)

     o Access persons being able to front run Clients' trades and systematically move profitable trades to a personal account and let less profitable trades remain in Clients' accounts.

     o Personal trading that may detract from the ability of one or more Employees to perform services for Clients.

     o Employees taking advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with ClariVest.

     o The personal trading of Employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act (and Rule 17j-1 of the IC Act), or with the provisions of the Code of Ethics.

----------
(1)  S.E.C. v. Capital Gains Research, Inc., 375 U.S. at 191-192 (1963).

     o Access persons not being aware of what constitutes insider information.

     o Employees serving as trustees and/or directors of outside organizations without prior approval. (This could present a conflict in a number of ways, for example, if ClariVest wants to recommend the organization for investment or if the organization is one of ClariVest's service providers.)

     o Employees using firm property, including research, supplies, and equipment, for personal benefit.

     o ClariVest or its "Covered Associates" make political contributions or coordinate political contributions in violation of Rule 206(4)-5.

     o Employees use social networking sites in a manner that could be construed as marketing on behalf of ClariVest.

     o Dual employees not being aware of their responsibilities as dual employees.

ClariVest has established the following guidelines to effectuate and monitor ClariVest's Code of Ethics.

GUIDING PRINCIPLES & STANDARDS OF CONDUCT

All Employees of ClariVest shall:

     o Act in an ethical manner with the public, Clients, prospective clients, employers, Employees, colleagues in the investment profession, and other participants in the global capital markets;

     o Place the integrity of the investment profession, the interests of Clients, and the interests of ClariVest above one's own personal financial interests;

     o Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

     o    Avoid any actual or potential conflict of interest;

     o Conduct all personal securities transactions in a manner consistent with this policy;

     o Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

     o Practice, and encourage others to practice, in a professional and ethical manner that will reflect favorably on the Employee, ClariVest and the profession; and

     o    Comply with applicable provisions of the Federal Securities Laws.

1.   PERSONAL SECURITY TRANSACTION POLICY

In order for ClariVest to minimize compliance risks such as Scalping, Front-Running or the appearance of a conflict of interest with the trading conducted for ClariVest Clients, Employees of ClariVest are prohibited from engaging in transactions in publicly-traded Reportable Securities that are equities or derivatives of equities (such as options, puts, calls, etc.) in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, except for (a) transactions in ETFs and derivatives of ETFs, (b) exempt securities described below in "Reportable and Exempt Securities" or (c) exempt transactions described below in "Exceptions from Reporting Requirements". Subject to the following paragraph, employees are permitted to invest in privately-held Reportable Securities and publicly-traded Reportable Securities that are not equities or derivatives of equities (such as municipal bonds, etc.).

Employees may not participate in initial public offerings, and must have written pre-clearance from the CCO for securities transactions involving limited offerings. (See "PRE-CLEARANCE" below for additional information.) For purposes of this policy a limited offering shall be a security that has a market capitalization of less than $500 million or security that is exempt from registration under the Securities Act of 1933. The CCO shall (a) obtain from the Employee full details of the proposed transaction; and (b) conclude that the security does not fit the investment strategy recommended by ClariVest and if so, that no Clients have any foreseeable interest in ClariVest purchasing such security on their behalf. The CCO may request a copy of any offering materials (subscription agreement, etc.) associated with the Limited Offering.

--------------------------------------------------------------------------------
PLEASE NOTE THAT EMPLOYEES MUST PRE-CLEAR AND REPORT ANY PERSONAL TRANSACTION IN
  ANY FUND FOR WHICH CLARIVEST SERVES AS THE INVESTMENT ADVISER AND ANY OTHER
    REPORTABLE FUND. (SEE "PRE-CLEARANCE" BELOW FOR ADDITIONAL INFORMATION.)
--------------------------------------------------------------------------------

REPORTABLE AND EXEMPT SECURITIES

Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities. However, futures and options on any group or index of securities shall be considered securities.

BENEFICIAL OWNERSHIP

Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

     o Securities held by members of Employees' immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

     o Employees' interests as a general partner in securities held by a general or limited partnership; and

     o Employees' interests as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by Employees of securities held by a trust:

     o Ownership of securities as a trustee where either the Employee or members of the Employees' immediate family have a vested interest in the principal or income of the trust;

     o    Ownership of a vested beneficial interest in a trust; and

     o An Employee's status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust.

For purposes of clarification, in no event will an account or pooled vehicle managed by ClariVest be subject to the Personal Security Transaction Policy, including by virtue of the fact that ClariVest receives a performance or incentive fee with respect to such account or vehicle.

REPORTING

QUARTERLY TRANSACTION REPORTS

Each Employee will work with the CCO to ensure that such Employee's broker-dealers send ClariVest's CCO duplicate trade confirmations and/or account statements of the Employee when possible, at a minimum, no later than thirty (30) days after the end of each calendar quarter.

Except as set forth in the following sentence, each Employee of ClariVest shall provide the CCO with quarterly transaction reports that disclose all transactions in Reportable Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (except for exempt transactions listed in the section below entitled "Exceptions from Reporting Requirements"). The quarterly transaction reports from Employees shall contain disclosure of any transactions not reflected in a brokerage statement delivered to the CCO within thirty (30) days of quarter end. The quarterly transaction reports are due within thirty (30) days of quarter end and shall contain a confirmation by the Employee that the Employee has not engaged in any prohibited securities transaction. See Attachment A.

Employees shall also report on a quarterly basis, not later than 30 days after the end of the calendar quarter, the name of ANY brokerage account established by the Employee during the quarter in which any securities were held during the quarter for the direct or indirect benefit of the Employee, the date the account was established, and the date the report was submitted. Employees shall also report any brokerage account closed by the Employee during such quarter. See Attachment B.

The quarterly transaction reports and quarterly account opening/closing reports submitted by Employees are reviewed by the Chief Compliance Officer to confirm compliance with the Code of Ethics.

--------------------------------------------------------------------------------
EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS BY MEMBERS OF THE EMPLOYEE'S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE
      HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT
                             INFLUENCE OR CONTROL.
--------------------------------------------------------------------------------

INITIAL AND ANNUAL HOLDINGS REPORTS

New ClariVest Employees are required to report all of their Reportable Securities holdings and Securities Accounts not later than 10 days after the commencement of their employment (See Attachment C for a copy of the Initial Securities Accounts Report and Attachment D for a copy of the Initial Holdings Report). These reports must be current as of a date not more than 45 days prior to the date the person becomes subject to this Code. Employees are permitted to retain any Reportable Securities held by them as of their hire date. If any Employee chooses to hold such Reportable Securities, it must obtain prior written approval from the CCO should he/she ever want to sell any publicly-traded Reportable Security that is an equity or derivative of an equity (other than ETFs or derivatives of ETFs). (See "PRE-CLEARANCE" below for additional information.) The initial holdings reports and initial securities accounts reports submitted by Employees are reviewed by the Chief Compliance Officer to confirm compliance with the Code of Ethics.

Existing Employees are required to provide ClariVest with a complete list of Reportable Securities holdings and Securities Accounts on an annual basis, on or before February 14 of each year. The report shall be current at least as of December 31 , which is a date no more than 45 days from the final date the report is due to be submitted. (See Attachment E for a copy of the Annual Securities Accounts Report and Attachment F for a copy of the Annual Holdings Report). The annual holdings reports and annual securities accounts reports submitted by Employees are reviewed by the Chief Compliance Officer to confirm compliance with the Code of Ethics.

In the event that an Employee submits brokerage or custodial statements to satisfy the initial and/or annual holdings report requirement, the Employee must be certain that such statements include the information found on the applicable Attachments.

--------------------------------------------------------------------------------
  AS NOTED ABOVE, EMPLOYEES MUST REPORT THE NAME OF ANY BROKER, DEALER OR BANK WITH WHICH THE EMPLOYEE MAINTAINS AN ACCOUNT IN WHICH ANY SECURITIES ARE HELD
FOR THE EMPLOYEE'S DIRECT OR INDIRECT BENEFIT. PLEASE NOTE THAT THIS REQUIREMENT
 DOES NOT PROVIDE FOR ANY EXEMPTIONS TO THE DEFINITION OF A SECURITY. THUS, IF EMPLOYEES HAVE A BENEFICIAL INTEREST IN A NON-REPORTABLE SECURITY IN AN ACCOUNT
 THAT HAS NOT PREVIOUSLY BEEN REPORTED, THE NAME OF THE BROKER, DEALER OR BANK
              WHERE THESE ACCOUNTS ARE MAINTAINED MUST BE REPORTED.
--------------------------------------------------------------------------------

EXCEPTIONS FROM REPORTING REQUIREMENTS

An Employee is not required to submit: 1) a transaction or initial and annual holdings report with respect to securities held in accounts over which the Employee had no direct or indirect influence or control (i.e., any transactions occurring in an account that is managed on a fully-discretionary basis by an unaffiliated money manager and over which such employee has no direct or indirect influence or control), and 2) a transaction report with respect to transactions effected pursuant to an automatic investment plan (such as a 401(k)). The CCO will determine on a case-by-case basis whether an account qualifies for either of these exceptions.

TRADING AND REVIEW

ClariVest strictly forbids Front-Running client accounts, which is a practice generally understood to be Employees personally trading ahead of proposed client transactions. In order to minimize the risk of Front-Running, ClariVest prohibits personal securities transactions in most publicly-traded Reportable Securities as described above under "Personal Security Transaction Policy". The CCO will closely monitor Employees' investment patterns to confirm compliance with these restrictions. The CFO will monitor the CCO's personal securities transactions for compliance with the Personal Security Transaction Policy.

If ClariVest discovers that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the CCO and CEO to review the facts surrounding the transactions.

PRE-CLEARANCE

The following procedures shall apply to any situation in which an Employee must obtain pre-clearance for a trade. Employees shall request pre-clearance in writing (which includes requests by e-mail). Once pre-clearance is granted to an Employee, such Employee may only transact in that security for the time period specified by the CCO. If the Employee wishes to transact in that security on any other day, they must again obtain pre-clearance from the CCO or another individual designated.

REPORTING VIOLATIONS AND REMEDIAL ACTIONS

ClariVest takes the potential for conflicts of interest caused by personal investing very seriously. As such, ClariVest requires its Employees to promptly report any violations of the Code of Ethics to the CCO.

If any violation of ClariVest's Personal Security Transaction Policy is determined to have occurred, the CCO may impose sanctions and take such other actions as he/she deems appropriate, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

No person shall participate in a determination of whether he or she has committed a violation of this Policy or in the imposition of any sanction against himself or herself; provided that such person may be given an opportunity to provide any explanations or additional information that the CCO may or may not consider in making his/her determination.

2.   INSIDER TRADING POLICY

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material, Non-Public Information by any person associated with such investment adviser. In accordance with Section 204A, ClariVest has instituted the following procedures to prevent the misuse of Non-Public Information.

Securities laws have been interpreted to prohibit the following activities:

     o Trading by an insider while in possession of material Non-Public Information; or

     o Trading by a non-insider while in possession of material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

     o Communicating material Non-Public Information to others in breach of a fiduciary duty.

WHOM DOES THE POLICY COVER?

This policy covers all of ClariVest's Employees who (1) have access to nonpublic information regarding any Client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or (2) is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic. This policy also covers any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director or 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

Note that this policy does not cover ClariVest's outside directors, who do not have the access or involvement described in the first sentence of this subsection.

WHAT INFORMATION IS MATERIAL?

Individuals may not be held liable for trading on inside information unless the information is material. Information is generally viewed to be "material" where:
(i) there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision; (ii) the disclosure of the information would be viewed by the reasonable investor as having significantly altered the 'total mix' of information made available; or
(iii) the disclosure of the information is reasonably certain to have a substantial effect on the market price of the security. Advance knowledge of the following types of information is generally regarded as Material:

     o    Dividend or earnings announcements

     o    Write-downs or write-offs of assets

     o    Additions to reserves for bad debts or contingent liabilities

     o    Expansion or curtailment of company or major division operations

     o    Merger, joint venture announcements

     o    New product/service announcements

     o    Discovery or research developments

     o    Criminal, civil and government investigations and indictments

     o    Pending labor disputes

     o    Debt service or liquidity problems

     o    Bankruptcy or insolvency problems

     o    Tender offers, stock repurchase plans, etc.

     o    Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material Information does not have to relate to a company's business. For example, Material Information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.

WHAT INFORMATION IS NON-PUBLIC?

In order for issues concerning inside trading to arise, information must not only be material, but also Non-Public.

Once material, Non-Public Information has been effectively distributed to the investing public, it is no longer classified as material, Non-Public Information. However, the distribution of Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, Non-Public Information does not change to public information solely by selective dissemination.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, Non-Public Information. Whether the "tip" made to the Employee makes him/her a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The "benefit" is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, Non-Public Information from acquaintances, at social gatherings, by overhearing conversations, etc.

SELECTIVE DISCLOSURE

Employees must never disclose proposed/pending trades to any client or other individual/entity outside of ClariVest (other than the entity trading the security for ClariVest), except in connection with the transition of a client's funds into or out of a ClariVest strategy. Additionally, ClariVest must be careful when disclosing the composition of Clients' portfolios without obtaining consent from the CCO. Federal Securities Laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of ClariVest's fiduciary duty to Clients. Selectively disclosing the portfolio holdings of a client's portfolio to certain investors/outside parties may also be viewed as ClariVest engaging in a practice of favoritism. Including information regarding Clients' portfolio holdings in marketing materials and ClariVest's website is subject to the CCO's approval in accordance with ClariVest's Marketing policy and procedures. All inquiries that are received by Employees to disclose portfolio holdings must be reported to the CCO or CEO before such holdings are provided. In determining whether or not to approve the dissemination of holdings information, the CCO will consider, among other things, how current the holdings information is. However, without a confidentiality agreement in place, the CCO will not approve the dissemination of holdings information that is less than one (1) month old (except for limited holdings information (such as top-ten holdings) or information provided in connection with an upcoming account funding or transition, which may be disseminated before it is one (1) month old). The CCO can approve the dissemination of holdings information from a representative account (without an indication of which client account it is) that is less than one (1) month old if (A) the recipient signs a confidentiality agreement with respect to those holdings and (B) the CCO determines that the recipient has a valid business purpose for requesting the holdings information.

ClariVest will provide Clients with certain information relating to the holdings or performance of their accounts, as requested. All Clients are provided with the opportunity to request such information to ensure that no selective disclosure of such information has occurred.

PROCEDURES TO FOLLOW IF AN EMPLOYEE BELIEVES THAT HE/SHE POSSESSES MATERIAL, NON-PUBLIC INFORMATION

If an Employee has questions as to whether they are in possession of material, Non-Public Information, they must inform the CCO as soon as possible. From this point, the Employee, CCO and/or CEO will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in inside trading, Employees:

     o Shall not trade the securities of any company in which they are deemed insiders who may possess material, Non-Public Information about the company.

     o Shall not engage in personal securities transactions of any company, except in accordance with ClariVest's Personal Security Transaction Policy and the securities laws.

     o Shall not discuss any potentially material, Non-Public Information with colleagues, except as specifically required by their position.

     o Shall not proceed with any trading, etc. of a company if they possess material, Non-Public Information about that company until the CCO informs the Employee of the appropriate course of action.

ClariVest's CCO will periodically review a sampling of employee emails and instant messages to look for evidence of violations of this policy. If the CCO locates evidence of such activity, she will inform the COO and/or CEO and discuss the appropriate response. The CCO will maintain documentation regarding any such violations.

3.   RESTRICTIONS ON SPREADING FALSE OR MISLEADING RUMORS

Market events in 2008 highlighted the potential impact of false rumors on stock prices, and regulators including the SEC responded by reminding market participants that they are prohibited from intentionally spreading false rumors to impact the financial condition of an issuer.

ClariVest employees are prohibited from spreading rumors that they know are false or misleading with the intention of impacting a security price and/or profiting from its dissemination; for example, by shorting a stock and saying the company is in danger of collapse. If an employee obtains information that it believes may be false or misleading, the employee will notify the CCO before conducting any trading based on that information.

ClariVest's CCO will periodically review a sampling of employee emails and instant messages to look for evidence of violations of this policy. If the CCO locates evidence of such activity, she will inform the COO and/or CEO and discuss the appropriate response. The CCO will maintain documentation regarding any such violations.

4.   SERVING AS OFFICERS, TRUSTEES AND/OR DIRECTORS OF OUTSIDE ORGANIZATIONS

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

As an outside board member or officer, an Employee may come into possession of material Non-Public Information about the outside company, or other public companies. It is critical that a proper information barrier be in place between ClariVest and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, ClariVest may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire the outside organization.

Employees are prohibited from engaging in such outside activities without the prior approval from the CCO. See Attachment G. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

5.   DIVERSION OF FIRM BUSINESS OR INVESTMENT OPPORTUNITY

Except in their role as a dual employee of Eagle, no Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with ClariVest and in which he or she knows ClariVest might be expected to participate or have an interest in participating, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to ClariVest, and obtaining written authorization to participate from the CCO.

Any personal or family interest of an Employee in any ClariVest business activity or transaction must be immediately disclosed to the CCO. For example, if an Employee becomes aware that a transaction being considered or undertaken by ClariVest may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

6.   LOANS

No Employee may borrow funds from or become indebted to a client of ClariVest, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the CCO. No Employee may use ClariVest's name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

7.   DEALINGS WITH GOVERNMENT AND INDUSTRY REGULATORS

The following policy is subject in all respects to the policies and procedures regarding pay to play practices set forth below in this Code of Ethics. ClariVest's policy forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official or candidate, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials. No Employee can hold a public office if it in any way conflicts with ClariVest's business.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against ClariVest.

8.   IMPROPER USE OF CLARIVEST PROPERTY

No Employee may utilize the investment management property of ClariVest or utilize the services of ClariVest, its principals or Employees, for his or her personal benefit or the benefit of another person or entity (except in connection with ClariVest's business), without approval of the CCO. For this purpose, "investment management property" means both tangible and intangible property, including ClariVest funds, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

Except for immaterial use, no Employee may utilize other property of ClariVest or utilize the services of ClariVest, its principals or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO (except in connection with ClariVest's business). For this purpose, "other property" means both tangible and intangible property, including premises, equipment and supplies.

Notwithstanding the foregoing, as part of the pending affiliation between ClariVest and Eagle, ClariVests Institutional Client relations employee and the members of ClariVest's investment team are dual employees of ClariVest and our expected affiliate Eagle. As dual employees, these individuals perform services for both ClariVest and Eagle. When they are performing services for ClariVest and its Clients, these employees are subject to the supervision and control of ClariVest. When they are performing services for Eagle and its clients, these employees are subject to the supervision and control of Eagle.

In performing services for Eagle and its clients, the investment team dual employees will be using property of ClariVest, including our investment processes, to manage certain Large Cap Core and Large Cap

Growth products of Eagle. ClariVest has approved of this use of our property, and will receive compensation from Eagle in connection therewith.

The Large Cap Core and Large Cap Growth products that these investment team dual employees will manage for Eagle will be rebalanced and traded on a different time-table than the ClariVest Large Cap Core and Large Cap Growth products. The CIO will oversee this process to ensure that they are rebalanced and traded on different schedules. If there is a need to trade a security at the same time by both the ClariVest and Eagle products, the CIO will oversee this to ensure that the volume is split between the two entities. We believe this structure minimizes any potential conflicts of interest between the Eagle Large Cap Core and Large Cap Growth product, and the ClariVest Large Cap Core and Large Cap Growth products.

9.   PROTECTION OF CLARIVEST'S NAME

Employees should at all times be aware that ClariVest's name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of ClariVest's name in any manner that could be misinterpreted to indicate a relationship between ClariVest and any other entity or activity.

10.  EMPLOYEE INVOLVEMENT IN LITIGATION OR PROCEEDINGS

Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

11.  GIFTS AND ENTERTAINMENT

EMPLOYEES' RECEIPT OF BUSINESS MEALS, SPORTING EVENTS AND OTHER ENTERTAINMENT - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable, not lavish or extravagant in nature and the Employee is accompanied by the giver. In the event that the estimated cost of the meal, event, etc. is greater than $250 per person, the Employee must obtain prior approval from the CCO of his/her attendance at the meal, event, etc. See Attachment H. If the event is highly publicized such that the tickets may be selling in excess of their face value, the Employee must consider the market value for the reporting requirements. In evaluating whether or not to approve an Employee's attendance at an entertainment event greater than $250 per person, the CCO will consider the potential conflict of interest between ClariVest and its clients associated with the event. For example, the conflict associated with an entertainment event with a data vendor (where ClariVest pays for the data services) is likely low. As a result, an entertainment event with such a vendor may be appropriate where the same entertainment event with a broker-dealer, for example, (where clients pay the broker-dealer's commissions) may not be appropriate.

GIVING AND RECEIVING GIFTS - Employees may not accept from or give to an entity gifts over $100 (either one single gift, or in aggregate on an annual basis). Reasonable gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to ClariVest's offices by service providers.

GIFTS GIVEN TO TAFT-HARTLEY FUNDS - Employees are reminded that notwithstanding this policy, ClariVest may manage Taft-Hartley funds and any gratuity provided by ClariVest to labor unions or union representatives that have an "interest" in the Taft-Hartley fund (including the members covered by the Taft-Hartley fund) in excess of $250 in aggregate per fiscal year are required to be reported on Attachment H and Department Labor Form LM-10 within 90 days following the end of ClariVest's fiscal year. Accordingly, ClariVest will monitor all gratuities as discussed and make the appropriate filings on DOL Form LM-10.

The Department of Labor has issued further guidance on the filing of Form LM-10 through its website (www.dol.gov). Below are the relevant web-pages regarding the filing of Form LM-10:

     o    FORM LM-10
          http://www. dol.gov/esa/regs/compliance/olms/GPEA_Forms/lm%20- %2010p.
          pdf#search='Form%20LM10'

     o INSTRUCTIONS TO FORM LM-10 http://www. dol.gov/esa/regs/compliance/ olms/GPEA_Forms/LM-10%20instructions.pdf

     o    FREQUENTLY ASKED QUESTIONS
          http://www.dol.gov/esa/regs/compliance/olms/LM10_FAQ.htm

The CCO shall track all reportable entertainment and gifts via Attachment I.

12.  TRAVEL EXPENSES

Employees may charge against appropriate ClariVest accounts normal and reasonable travel and travel-related expenses incurred for a ClariVest business purpose. Such expenses may include meals and incidentals, travel costs (air, train, etc.), lodging expenses, business phone calls and other miscellaneous travel related expenses. When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs. While ClariVest has not prescribed limits on such expenses, ClariVest may reiterate its policy with Employees as necessary.

ClariVest will pay for travel expenses (airline, hotel, meals and incidentals) related to Employees' attendance at conferences, company visits, etc. In the event that any such expenses are included as part of the event (i.e. a broker-dealer charters a jet for numerous investment firms, including ClariVest, to visit a company, etc.), ClariVest shall determine the reasonableness of such expenses and may choose to approximate the value of such expenses and forward the third-party a reimbursement check. ClariVest has adopted this policy in order to avoid any perceived conflict of interest associated with our relationships with outside service providers.

13.  POLITICAL CONTRIBUTIONS

POLICY STATEMENT ON CONTRIBUTIONS

ClariVest complies with SEC Rule 206(4)-5 regarding "pay-to-play" practices by investment advisers. ClariVest will not make any Contributions. No Contributions may be made by Covered Associates without the prior approval of the CCO or, in the CCO's absence, the COO.

Rule 206(4)-5(d) makes it unlawful for any investment adviser covered by the rule and its Covered Associates to do anything indirectly which, if done directly, would result in a violation of this section. ClariVest will require its Employees to certify annually that they have not done anything indirectly which, if done directly, would result in a violation of Rule 206(4)-5.

POLITICAL CONTRIBUTION REVIEW AND APPROVAL FORMS

Before becoming an Employee, the prospective Employee must identify to the CCO all relevant Contributions in the previous two years (these would include contributions by the Employee and its immediate family and controlled-PACs, each as described in the definition of "Covered Associate"). The form of the Political Contribution Review Form is attached as Attachment J.

Thereafter, each Employee must complete a Political Contribution Approval Form (attached as Attachment K) and receive authorization before any additional Contributions by a Covered Associate. A Covered Associate may be given permission for Contributions totaling up to $350 per election to an Official for whom the individual is entitled to vote, and up to $150 per election to an Official for whom the individual is not entitled to vote, but approval on a Political Contribution Approval Form is required. Contributions to political parties and political action committees will generally be approved, but approval on a Political Contribution Approval Form is required.

Annually, each Employee must certify to ClariVest that (1) such Employee has informed the members of his/her immediate family sharing the same household of the pay to play policies and procedures set forth in ClariVest's Code of Ethics, (2) such Employee (and its immediate family and controlled-PACs, each as described in the definition of "Covered Associate") has complied with this policy, and (3) such Employee has requested and received all required approvals for each Contribution in the past year, or give ClariVest a report disclosing all Contributions made during that year. These certifications are part of ClariVest's annual Compliance Manual certification attached hereto.

CONTRIBUTION APPROVALS

No Contributions may be made without the prior written approval of the CCO. The CCO must obtain the prior written approval of the COO before making any Contributions. The CCO (or, in the CCO's absence, the COO) will notify the Covered Associate of approval or denial of clearance to make a Contribution.
If a Covered Associate receives approval to make a Contribution, such Covered Associate must make that Contribution within the time period specified by the CCO (or COO). If the Contribution is not made within such time period, the Covered Associate must request approval again.

REVIEW OF CONTRIBUTIONS

ClariVest will review all Contributions made by its Covered Associates to monitor compliance with this policy. ClariVest reserves the right to require a Covered Associate to cancel and request a reimbursement of, at the Covered Associate's expense, any Contribution if ClariVest believes such Contribution might violate this policy or appears improper. Except as required to enforce this policy or to participate in any investigation concerning violations of applicable law, ClariVest will keep all such information confidential.

RESTRICTIONS ON SOLICITING OR COORDINATING CONTRIBUTIONS

ClariVest and its Covered Associates may not solicit or coordinate (1) Contributions for an Official of a Government Entity to which ClariVest is providing (or seeking to provide) advisory services or (2) any Contribution to a political party of a state or locality where ClariVest is providing or seeking to provide advisory services. ClariVest's Covered Associates must obtain pre-approval before they solicit or coordinate (1) Contributions for an Official of a Government Entity or (2) any Contribution to a political party of a state or locality. The form to use for this purpose is attached as Attachment L.

RECORDKEEPING

ClariVest's CCO will keep records of:

     o ClariVest's Covered Associates, including their name, title(s), and business and residence address (excluding the individuals set forth in part (d) of the definition of "Covered Associate", as they are not covered by the SEC's definition of "covered associate")

     o All Government Entities that ClariVest has provided services to in the past five years (but not prior to September 13, 2010). Starting September 13, 2011, this will include Government Entities that are investors in Covered Investment Pools

     o All Contributions made to an Official of a Government Entity in chronological order (including the name and title of the contributor and recipient, the amount, the date, and whether the contribution was subject to rule 206(4)-5's exception for certain returned contributions)

     o All Contributions made to a political party in chronological order (including the name and title of the contributor and recipient, the amount, the date, and whether the contribution was subject to rule 206(4)-5's exception for certain returned contributions)

     o All Contributions made to a PAC in chronological order (including the name and title of the contributor and recipient, the amount, the date, and whether the contribution was subject to rule 206(4)-5's exception for certain returned contributions)

14.  SOCIAL NETWORKING

Although the SEC has not engaged in any formal rule-making with respect to the use of social networking websites by advisers, it is possible that the use of these sites could be deemed advertising depending on the content, context and recipient of the information disclosed on such a site. ClariVest is adopting this policy to minimize the risk that the use of these sites could be deemed advertising by ClariVest.

Employees are not restricted from accessing social networking sites such as Facebook, Twitter, LinkedIn or blogs from their work computers. However, any access by Employees from their work computers should be limited to reasonable, immaterial use. Moreover, use of social networking sites is subject to ClariVest's Employee Handbook, including, without limitation, the Operations Policies addressing Use of Communication Systems and Internet Code of Conduct.

Employees are prohibited from using social networking sites to engage in marketing or advertising of ClariVest's products or services. Employees may not post any information on any social networking site regarding ClariVest, its Clients or investments without pre-approval, other than the company name, the Employee's title and employment dates, information contained on ClariVest's website, and information contained in the Employees' approved bio. (An Employee may obtain a copy of their approved bio from the CCO upon request.) If an Employee would like to post any additional information regarding ClariVest, its Clients or investments on a social networking site, they must obtain pre-approval from the CCO before posting. To be clear, Employees are not required to obtain pre-approval of their resumes before submitting them in a one-on-one communication with a prospective employer or job search firm.

Quarterly, the CCO will search Facebook, LinkedIn and Google+ for employee profiles and will review the information contained therein to confirm it complies with the foregoing policy.

15.  DISCLOSURE

ClariVest shall describe its Code of Ethics in Part 2A of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics.

The requirement to report on issues to ClariVest's Clients, including fund and ERISA Client's Boards, under this Code and securities regulations may include significant conflicts of interest that arise involving the personal investment policies, even if the conflicts have not resulted in a violation of this Code. For example, ClariVest may be required to report to a Client's Board if a Portfolio Manager is a director of a company whose securities are held by the client's portfolio.

If the CCO determines that a material violation of this Code has occurred, he or she shall promptly report the violation, and any enforcement action taken, to ClariVest's senior management. If ClariVest's senior management determines that such material violation appears to involve a fraudulent, deceptive or manipulative act, ClariVest will report its findings to the fund's Board of Directors or Trustees pursuant to Rule 17j-1.

RECORDKEEPING

ClariVest shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or ClariVest's management.

     o A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     o A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     o A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or within the past five years was, an Employee of ClariVest.

     o A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

     o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

     o The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Limited Offering by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

     o [17j-1] A copy of each finding presented to the Board of a fund shall be preserved by ClariVest for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place.

RESPONSIBILITY

The CCO will be responsible for administering the Code of Ethics. All questions regarding the policy should be directed to the CCO. ClariVest shall provide the Code of Ethics and all amendments to all "supervised" employees, and such employees must annually acknowledge in writing their receipt and understanding of the Code of Ethics and such amendments.

[17j-1] In the event a material change is made to the Personal Trading Policy of the Code of Ethics, the CCO shall inform the CCO of any fund which is a Client of such material change to enable the fund CCO to ensure that such material change is approved by such fund's Board no later than six months after adoption of the material change.

ATTACHMENT A

--------------------------------------------------------------------------------
                      QUARTERLY TRANSACTION REPORTING FORM

REPORTING EMPLOYEE NAME:________________________________________________________

FOR QUARTER END: _______________________________________________________________

I CERTIFY ALL THE INFORMATION IN THE FOLLOWING FORM IS TRUE AND I DID NOT PARTICIPATE IN ANY PROHIBITED SECURITIES TRANSACTION PER THE CODE OF ETHICS FOR THE SPECIFIED QUARTER.

SIGNATURE:________________________________________ DATE: _______________________

------------------------------------------------------------------------------------------------------------------------------------
                          TYPE (E.G.,   TICKER
                            EQUITY;       OR
  NUMBER                     FIXED       CUSIP     PRINCIPAL    BUY (ACQUIRE)/   INTEREST RATE/                   BROKER, DEALER
OF SHARES   SECURITY NAME   INCOME)    (IF APP.)     AMOUNT     SELL (DISPOSE)      MATURITY      PRICE  DATE        OR BANK
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

In accordance with ClariVest's Code of Ethics, please provide a list of all reportable securities transactions that have occurred during the previous calendar quarter in any account in which you maintain a pecuniary interest; provided that you are not required to report (1) transactions reflected in brokerage statements provided to the CCO within 30 days of the end of the calendar quarter or (2) transactions for which you obtained pre-approval.

         DELIVER TO THE CHIEF COMPLIANCE OFFICER WITHIN 30 DAYS OF THE
                            END OF EACH CALENDAR QUARTER.
                      USE ADDITIONAL SHEETS IF NECESSARY.

ATTACHMENT B

                QUARTERLY ACCOUNT OPENING/CLOSING REPORTING FORM

          REPORTING EMPLOYEE NAME:___________________________________

          FOR QUARTER END: __________________________________________

In accordance with ClariVest's Code of Ethics, please provide a list of all Securities Accounts that have opened/closed during the previous calendar quarter in which you maintain a pecuniary interest.

------------------------------------------------------------------------------------------------------------
                                                                        DATE OF ACCOUNT      OPENED OR
NAME OF BROKER, DEALER OR BANK     ACCOUNT TITLE     ACCOUNT NUMBER      ESTABLISHMENT        CLOSED?
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

I certify that this form fully discloses all of the newly opened accounts and closed accounts in which I have a pecuniary interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities to which the report relates.

___________________________________
Print Name                                                     Reviewed by: ___________________________

___________________________________     ________________       Date of Review: ________________________
Signature                                      Date
                                                               Exception(s) Noted: ____No _____Yes

                                                               If Yes, Describe: ______________________

ATTACHMENT C

                    INITIAL REPORTING -- SECURITIES ACCOUNTS

Employee______________________________________________________ (PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with ClariVest's Code of Ethics, please provide a list of all Securities Accounts in which you have a pecuniary interest.

--------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK       ACCOUNT TITLE          ACCOUNT NUMBER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I certify that this form fully discloses all of the Securities Accounts in which I have a pecuniary interest.

______________________________________________      ____________________________
Signature                                           Date


---------------------------------------------
Reviewed by:____________________________

Date of Review: ________________________

Exception(s) Noted:   ____No    _____Yes

If Yes, Describe: ______________________

---------------------------------------------

ATTACHMENT D

                    INITIAL REPORTING -- SECURITIES HOLDINGS

In accordance with ClariVest's Code of Ethics, please provide a list of all reportable securities in which you have a pecuniary interest. This includes securities held by broker-dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

--------------------------------------------------------------------------------------------------------
  NUMBER           SECURITY NAME                  TYPE             TICKER OR         PRINCIPAL AMOUNT
OF SHARES                                    (E.G., EQUITY;          CUSIP
                                              FIXED INCOME)      (IF APPLICABLE)
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

                      USE ADDITIONAL SHEETS AS NECESSARY.

I certify that this form fully discloses all of the reportable securities in which I have a pecuniary interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the reportable security to which the report relates.

_____________________________________________     ______________________________
Signature                                         Date


-----------------------------------------

Reviewed by: ____________________________

Date of Review: _________________________

Exception(s) Noted:      ____No  _____Yes

If Yes, Describe: _______________________

-----------------------------------------

ATTACHMENT E

                    ANNUAL REPORTING -- SECURITIES ACCOUNTS

Employee _____________________________________________________ (PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with ClariVest's Code of Ethics, please provide a list of all Securities Accounts in which you have a pecuniary interest.

NAME OF BROKER, DEALER OR BANK       ACCOUNT TITLE            ACCOUNT NUMBER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
I certify that this form fully discloses all of the Securities Accounts in which I have a pecuniary interest.

______________________________________________________   _______________________
Signature                                                Date


-------------------------------------------------
Reviewed by: ___________________________

Date of Review: ________________________

Exception(s) Noted:     ____No  _____Yes

If Yes, Describe: ______________________

-------------------------------------------------

ATTACHMENT F

                    ANNUAL REPORTING -- SECURITIES HOLDINGS

In accordance with ClariVest's Code of Ethics, please provide a list of all reportable securities in which you have a pecuniary interest. This includes reportable securities held by broker-dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.


----------------------------------------------------------------------------------------------------
 NUMBER          SECURITY NAME                TYPE            TICKER OR          PRINCIPAL AMOUNT
OF SHARES                                (E.G., EQUITY;         CUSIP
                                          FIXED INCOME)    (IF APPLICABLE)
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

                      USE ADDITIONAL SHEETS AS NECESSARY.

I certify that this form fully discloses all of the reportable securities in which I have a pecuniary interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the reportable security to which the report relates.

_____________________________________________________    _______________________
Signature                                                Date


-----------------------------------------

Reviewed by:    ________________________

Date of Review: ________________________

Exception(s) Noted:      ____No _____Yes

If Yes, Describe: ______________________

-----------------------------------------

ATTACHMENT G

                 REQUEST FOR APPROVAL OF OUTSIDE ACTIVITY FORM

--------------------------------------------------------------------------------

The undersigned hereby requests approval for participation in the following outside activity:
________________________________________________________________________________

Name and address of company or organization: ___________________________________

Nature of organization's primary business or purpose: __________________________

Is this a public company? (YES/NO) If YES, stock symbol: _______________________

Complete description of anticipated role with organization: ____________________

________________________________________________________________________________

Describe any compensation you will receive: ____________________________________

If this request for approval is granted:

     o I agree to notify the Chief Compliance Officer of any change in the above information.

     o I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

     o I am aware of no other EMPLOYEES who are officers or directors of the organization noted above.

     o I agree to adhere to the inside trading policies of both ClariVest Asset Management LLC ("ClariVest") and the organization, and not to communicate any material Non-Public information in my possession regarding the organization to ClariVest's investment advisory or research staff.

     o I will avoid participation in discussions regarding service, investment management, or other arrangements with ClariVest or its affiliates, and will recuse myself from voting on any such matters.

________________________________________________________________________________

Signature of Employee: __________________________________ Date: ________________

Approved By:_____________________________________________ Date:_________________

--------------------------------------------------------------------------------

ATTACHMENT H

                              ENTERTAINMENT REPORT

Employee(s) Receiving/Giving the Entertainment:

________________________________________________________________________________

Describe the Entertainment:
________________________________________________________________________________

________________________________________________________________________________

Approximate Total Dollar Amount of Entertainment: $__________________

Receiver/Giver of the Entertainment:
________________________________________________________________________________

________________________________________________________________________________

Is the Receiver of the Entertainment an Individual or Entity that is associated with a Taft-Hartley Fund?

Yes _________   No __________

Has Employee Received/Given Additional Entertainment from Receiver/Giver within the Past 12 Months? If Yes, list the Entertainment received/given and the approximate Value of the Entertainment:

________________________________________________________________________________

Relationship of Receiver/Giver to ClariVest and/or Employee(s):

________________________________________________________________________________

Reason (if known) the Entertainment will be given by/given to ClariVest and/or Employee(s):


--------------------------------------------------------------------------------

COMPLIANCE USE ONLY

____ Approved  _____ Not Approved  Person Approving ____________________________

Signature _____________________________________  Date: _________________________

Reasons Supporting Decision to Approve/Not Approve: ____________________________

________________________________________________________________________________

--------------------------------------------------------------------------------

ATTACHMENT I

                                    EMPLOYEE ENTERTAINMENT LOG

-------------------------------------------------------------------------------------------------------------
                                                APPROXIMATE                              RELATIONSHIP OF
          EMPLOYEE                              DOLLAR                                   RECEIVER/GIVER TO
          GIVING/RECEIVING    DESCRIPTION OF    AMOUNT OF           RECEIVER/GIVER       CLARIVEST AND/OR
DATE      ENTERTAINMENT       ENTERTAINMENT     ENTERTAINMENT       OF ENTERTAINMENT     EMPLOYEE
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------


---------------------------------------------------------
REASON ENTERTAINMENT
WAS GIVEN BY/GIVEN TO                COMPLIANCE
CLARIVEST AND/OR EMPLOYEE            APPROVAL (YES/NO)
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------
                                     YES    NO
---------------------------------------------------------

ATTACHMENT J

                       POLITICAL CONTRIBUTION REVIEW FORM

Prospective Employee_______________________________________________ (PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with ClariVest's Code of Ethics, please provide a list of all Contributions you (or your immediate family and controlled-PACs, each as described in the definition of "Covered Associate") has made in the past 2 years.

--------------------------------------------------------------------------------------------------------------
NAME AND TITLE OF       NAME AND TITLE        AMOUNT     DATE     ENTITLED TO         [Compliance Use only]
   CONTRIBUTOR         (including any                              VOTE FOR          Subject to exception for
                     city/county/state or                         RECIPIENT ?            certain returned
                       other political                                                 contributions under
                       subdivision) OF                                                 Rule 206(4)-5(b)(3)?
                          RECIPIENT
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------


I certify that this form fully and accurately discloses all of the Contributions that I (or my immediate family and controlled-PACs, each as described in the definition of "Covered Associate") have made in the past 2 years.

_____________________________________________________      _____________________
Signature                                                  Date


------------------------------------------

Reviewed by: ___________________________

Date of Review: ________________________

Exception(s) Noted:  ____No     _____Yes

If Yes, Describe: ______________________

------------------------------------------

ATTACHMENT K

                      POLITICAL CONTRIBUTION APPROVAL FORM

Employee______________________________________________________ (PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with ClariVest's Code of Ethics, below is a list of all Contributions that I (or someone in my immediate family or a controlled-PAC, each as described in the definition of "Covered Associate") would like to make.

----------------------------------------------------------------------------------------------------------------
NAME AND TITLE OF        NAME AND TITLE         AMOUNT     DATE       ENTITLED TO       [Compliance Use only]
   CONTRIBUTOR           (INCLUDING ANY                                 VOTE FOR      Subject to exception for
                      CITY/COUNTY/STATE OR                            RECIPIENT?          certain returned
                        OTHER POLITICAL                                                  contributions under
                        SUBDIVISION) OF                                                  Rule 206(4)-5(b)(3)?
                           RECIPIENT
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

I certify that this form fully and accurately discloses all requested information regarding the Contribution that I (or or someone in my immediate family or a controlled-PAC, each as described in the definition of "Covered Associate") would like to make.

__________________________________________________      ________________________
Signature                                               Date



---------------------------------------------

Reviewed by: _____________________________

Date of Review: __________________________

Approval Granted?:     ____No   _____Yes

If Yes, Describe: ________________________

__________________________________________

__________________________________________

---------------------------------------------

ATTACHMENT L

                    CONTRIBUTION COORDINATION APPROVAL FORM

Employee______________________________________________________ (PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with ClariVest's Code of Ethics, I (or someone in my immediate family or a controlled-PAC, each as described in the definition of "Covered Associate") would like to solicit or coordinate (1) Contributions for an Official of a Government Entity or (2) any Contribution to a political party of a state or locality, as described below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I certify that this form fully and accurately discloses all requested information regarding the activity that I (or or someone in my immediate family or a controlled-PAC, each as described in the definition of "Covered Associate") would like to engage in.

___________________________________________________    _________________________
Signature                                              Date


---------------------------------------------

Reviewed by: _____________________________

Date of Review: __________________________

Approval Granted?:     ____No   _____Yes

If Yes, Describe: ________________________

__________________________________________

__________________________________________

---------------------------------------------

--------------------------------------------------------------------------------
                                 CLIENT PRIVACY
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

The SEC's Regulation S-P (Privacy of Consumer Financial Information), which was adopted to comply with Section 504 of the Gramm-Leach-Bliley Act, requires investment advisers to disclose to Clients who are Natural Persons its policies and procedures regarding the use and safekeeping of client records and information.

The adopting release to Regulation S-P includes a footnote that addresses the application of the Privacy rules to certain unregistered entities. Footnote number twelve in the adopting release states:

     THE REGULATION ALSO APPLIES TO ANY UNREGISTERED BROKER, DEALER OR FUND IN THE UNITED STATES. SEE SECTION 248.1. IN ACCORDANCE WITH THE G-L-B ACT, HOWEVER, REGULATION S-P DOES NOT APPLY TO ANY INVESTMENT ADVISER THAT IS NOT REGISTERED WITH THE COMMISSION. SEE G-L-B ACT [section][section] 505(A)(5) (COMMISSION HAS JURISDICTION OVER BROKER-DEALERS, FUNDS, AND REGISTERED ADVISERS); 505(A)(7) (FEDERAL TRADE COMMISSION HAS JURISDICTION OVER FINANCIAL INSTITUTIONS NOT SUBJECT TO THE SPECIFIC JURISDICTION OF THE FEDERAL FUNCTIONAL REGULATORS).

According to this footnote, the funds may be subject to the Federal Trade Commission privacy requirements, which can be found at:
http://www.ftc.gov/os/2002/05/67fr36585.pdf.

Information is collected from Clients at the inception of their accounts and occasionally thereafter, primarily to determine accounts' investment objectives and financial goals and to assist in providing Clients with requested services. While ClariVest strives to keep client information up to date, Clients are requested to monitor any information provided to them for errors.

Additionally, the SEC has adopted amendments to Rule 30 under Regulation S-P which require financial institutions to adopt written policies and procedures to properly dispose of sensitive consumer information. The amendments are designed to protect consumers against the risks associated with unauthorized access to information and mitigate the possibility of fraud and related crimes, including identity theft.

Separately, Massachusetts recently adopted the Massachusetts Standards for the Protection of Personal Information (the "Standards"). The Standards require the development of a written comprehensive information security program, and require certain actions to be taken. Because the Standards only apply with respect to the personal information of natural persons who are residents of the State of Massachu-setts, ClariVest is not currently adopting policies and procedures to comply with these requirements. However, if in the future ClariVest obtains a client that is a natural person resident in Massachusetts, ClariVest will at that time adopt the necessary policies and procedures.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered the material risks associated with protecting client information. This analysis includes risks such as:

     o Information about activities of ClariVest and its Clients that is required to be maintained not being accurately recorded and stored and not protected from unauthorized access, alteration, and destruction.

     o Information about Clients not being maintained or used in ways that ensures such information is safe from unauthorized use.

     o Disclosures made to Clients about how their personal information is used and protected from unauthorized use is false and misleading.

ClariVest has established the following guidelines to effectuate and monitor ClariVest's privacy policy.

POLICY

ClariVest will not disclose client records and information including Non-Public Personal Information and Consumer Report Information (collectively, "Client Information") to anyone without the consent of the client except as required to perform the requested services for the client, unless such disclosure is permitted or required by law.

For purposes of this policy, "Non-Public Personal Information" means:

     o personally identifiable financial information, including any information a client provides to obtain a financial product or service; any information about a client resulting from any transaction involving a financial product or service; or any information otherwise obtained about a client in connection with providing a financial product or service to that client; in each case that is not publicly available; and

     o any list, description, or other grouping of Clients (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information.

Examples of Non-Public Personal Information include: name, address, phone number (if unlisted), social security and tax identification numbers, financial circumstances and income, and account balances.

For purposes of this policy, "Consumer Report Information" means:

     o any record about an individual, whether in paper, electronic or other form, that is a Consumer Report or is derived from a Consumer Report; and

     o    any compilation of such records listed in the bullet above.

For purposes of this policy, "Consumer Report" means:

     o the information set forth in Section 603(d) of the Fair Credit Reporting Act (15 U.S.C. 1681a(d)) ("FCRA"), which includes any written, oral, or other communication of any information by a consumer reporting agency bearing on the consumer's credit worthiness, credit standing, credit capacity, character, general reputation, personal characteristics, or mode of living which is used or expected to be used or collected in whole or in part for the purpose of serving as a factor in establishing the consumer's eligibility for (A) credit or insurance to be used primarily for personal, family, or household purposes; (B) employment purposes; or (C) any other purpose authorized under Section 604" of FCRA.

POLICY AND PROCEDURES

     1.   ClariVest shall not sell Client Information to anyone.

     2. ClariVest will restrict access to Client Information to individuals within ClariVest or third-party service providers who require the information in the ordinary course of servicing Clients' accounts. Client Information is used only for business purposes.

     3. ClariVest has developed procedures to safeguard client records and information (See Attachment A).

     4. Client Information may only be given to third-parties under the following circumstances:

          o To broker-dealers to open a client's brokerage account or trade for a client account;

          o To other firms as directed by Clients, such as accountants, lawyers, etc.;

          o To specified family members (as authorized by law and/or the client);

          o To third-parties as needed to provide necessary services, such as back-office providers, proxy voting providers and compliance auditors; and

          o    To regulators and others, when required by law.

     5. At times, Client Information may be reviewed by ClariVest's outside service providers (i.e. -- accountants, lawyers, consultants, etc.). ClariVest will review the entities' privacy policies to ensure that Client Information is not misappropriated or used in a manner that is contrary to ClariVest's privacy policies.

     6. ClariVest shall provide a privacy notice (See Attachment B) to Clients upon inception of the relationship and annually thereafter. The privacy notice shall be furnished to Clients in a written format and ClariVest will maintain a record of the dates when the privacy notice is provided to Clients.

     7. In the event of a change in the privacy policy, ClariVest will provide its Clients with a sufficient amount of time to opt out of any disclosure provisions.

     8. Any suspected breaches to the privacy policy must be reported to the CCO and/or the CEO.

     9. If an Employee receives a complaint regarding a potential identity theft issue (be it from a Client or other party), the Employee should immediately notify the CCO. The CCO will thoroughly investigate any valid complaint, and maintain a log of all complaints as well as the result of any investigations.

     10. In the event that unintended parties receive access to Client Information, ClariVest will promptly notify those Clients of the privacy breach. With respect to California Clients, this is a specific requirement.

     11. Extraneous documents containing any Client Information or sensitive consumer information shall be burned, shredded, or destroyed (this includes documents earmarked for recycling). In addition, any Client Information saved in a storage medium that is being sold or disposed of, must be removed from the medium. In the event that ClariVest maintains contracts with service providers for services involving the disposal or destruction of consumer report information, the contracts must explicitly require the "proper" disposal of documents containing Client Information. Please refer to the "Document Destruction" procedure in the MAINTENANCE OF BOOKS AND RECORDS policy.

RESPONSIBILITY

The CCO will monitor for compliance with ClariVest's Privacy Policy and Procedures and will coordinate the dissemination of the Privacy Notice.

ATTACHMENT A

        SAFEGUARDING CLIENT RECORDS AND NON-PUBLIC PERSONAL INFORMATION

ClariVest shall strive to: (a) ensure the security and confidentiality of consumer, customer and former customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of consumer, customer and former customer records and information; and (c) protect against unauthorized access to or use of consumer or customer records or information that could result in substantial harm or inconvenience to any customer. Accordingly, the following procedures will be followed:

A. CONFIDENTIALITY. Employees shall maintain the confidentiality of information acquired in connection with their employment with ClariVest, with particular care taken regarding Non-Public Personal Information. Employees shall not disclose Non-Public Personal Information, except to persons who have a bona-fide business need to know the information in order to serve the business purposes of ClariVest and/or Clients. ClariVest does not disclose, and no Employee may disclose, any Non-Public Personal Information about a Client or former Client other than in accordance with these procedures.

B. INFORMATION SYSTEMS. ClariVest has established and maintains its information systems, including hardware, software and network components and design, in order to protect and preserve Non-Public Personal Information.

PASSWORDS AND ACCESS. Employees are required to use complex passwords for access to their work computers. Employees are also required to use passwords for access to certain specific programs and files. Non-Public Personal Information shall be maintained, to the extent possible, in computers that are protected by means of a password system secured against unauthorized access. Employees are required to use complex passwords on any personal/home computer that has confidential client information stored on it or that is used to VPN into a work computer.

Access to specific ClariVest databases and files shall be given only to Employees and third-party service providers who have a bona-fide business need to access such information. Passwords shall be kept confidential and shall not be shared except as necessary to achieve such business purpose. User identifications and passwords shall not be: stored on computers without access controls, written down, or stored in locations where unauthorized persons may discover them. All access and permissions for terminated Employees shall be removed from the network system promptly upon notification of the termination.

Employees may not "record" any password used for ClariVest systems (including a personal/home computer that has confidential client info on it or that is used to VPN into a work computer). This includes saving passwords in an electronic format, writing them down on a physical piece of paper, or any other form. Employees may not give their passwords to anyone except (1) Aerus, if necessary, and (2) with respect to personal/home computers, to family, friends, etc. Employees can write down a simple hint as a reminder of a password, but it needs to be something no one else can figure out. (An Employee may write down part of the password as the hint, but this can include no more than 3 of the characters.)

To avoid unauthorized access, Employees shall close out programs and/or lock their terminals when they leave the office for an extended period of time and overnight. Terminals shall be locked when not in use during the day and laptops shall be secured when leaving ClariVest premises. Confidentiality shall be maintained when accessing the ClariVest network remotely through the implementation of appropriate firewalls and encrypted transmissions.

With respect to personal/home computers, employees are required to set up their anti-virus software to update virus definitions daily. This applies to any personal/home computer that has confidential client info on it or that is used to VPN into a work computer. Employees are also required to limit any confidential client information that is maintained on personal/home computers.

Employees are required to certify quarterly that their personal/home computers are in compliance with ClariVest's policies and procedures (i.e., that they have the required or approved anti-virus software, that software is set to update virus definitions daily, the employee limits confidential client info on the personal/home computers and the employee uses a complex password for any personal/home computer that has confidential client info on it or that is used to VPN into your work computer.)

SYSTEM FAILURES. ClariVest will maintain appropriate programs and controls (which may include anti-virus protection and firewalls) to detect, prevent and respond to attacks, intrusions or other systems failures.

ELECTRONIC MAIL. As a rule, Employees shall treat e-mail in the same manner as other written communications. However, Employees shall assume that e-mail sent from ClariVest computers is not secure and shall avoid sending e-mails that include Non-Public Personal Information to the extent practicable. E-mails that contain Non-Public Personal Information (whether sent within or outside ClariVest) shall have the smallest possible distribution in light of the nature of the request made.

DISPOSAL. Electronic media, on which Non-Public Personal Information is stored, shall be formatted and restored to initial settings prior to any sale, donation, or transfer of such equipment.

C. DOCUMENTS. Employees shall avoid placing documents containing Non-Public Personal Information in office areas where they could be read by unauthorized persons, such as in photocopying areas or conference rooms. Documents that are being printed, copied or faxed shall be attended to by appropriate employees. Documents containing Non-Public Personal Information which are sent by mail, courier, messenger or fax, shall be handled with appropriate care. Employees may only remove documents containing Non-Public Personal Information from the premises for bona-fide work purposes. Any Non-Public Personal Information that is removed from the premises must be handled with appropriate care and returned to the premises as soon as practicable.

D. DISCUSSIONS. Employees shall avoid discussing Non-Public Personal Information with, or in the presence of, persons who have no need to know the information. Employees shall not discuss Non-Public Personal Information in public locations, such as elevators, hallways, public transportation or restaurants.

E. ACCESS TO OFFICES AND FILES. Access to offices, files or other areas where Non-Public Personal Information may be discussed or maintained is limited, and Employees shall enter such locations for valid business purposes only. Meetings with Clients shall take place in conference rooms or other locations where Non-Public Personal Information will not be generally available or audible to others. Visitors shall generally not be allowed in the office unattended.

F. OLD INFORMATION. Non-Public Personal Information that is no longer required to be maintained shall be destroyed and disposed of in an appropriate manner.

G. IDENTITY THEFT. An identity thief can obtain a victim's personal information through a variety of methods. Therefore, Employees shall take the following actions to prevent identity theft:

     a) When providing copies of information to others, Employees shall make sure that non-essential information is removed and that Non-Public Personal Information which is not relevant to the transaction is either removed or redacted.

     b) The practice of DUMPSTER DIVING provides access for a would-be thief to a victim's personal information. Therefore, when disposing of paper documents, paperwork containing Non-Public Personal Information shall be shredded, burned or otherwise destroyed.

     c) To avoid a fraudulent address change, requests must be verified before they are implemented.

     d) Employees may be deceived by PRETEXT CALLING, whereby an "information broker" or "identity thief" posing as a client, provides portions of the client's Non-Public Personal Information (i.e., social security number) in an attempt to convince an employee to provide additional information over the phone, which can be used for fraudulent purposes. Employees shall make every reasonable precaution to confirm the identity of the client on the phone before divulging Non-Public Personal Information.

     e) ClariVest prohibits the display of Social Security Numbers on any documents that are generally available or widely disseminated (i.e., mailing lists, quarterly reports, etc.).

Employees could be responsible for identity theft through more direct means. Insider access to information could permit a dishonest Employee to sell consumers' personal information or to use it for fraudulent purposes. Such action is cause for disciplinary action at ClariVest's discretion, up to and including termination of employment as well as referral to the appropriate civil and/or criminal legal authorities.

ATTACHMENT B

                            NOTICE OF PRIVACY POLICY

This notice is being provided to you in accordance with the SEC's rule regarding the privacy of consumer financial information ("Regulation S-P"). Please take the time to read and understand the privacy policies and procedures that we have implemented to safeguard your Non-Public Personal information.

INFORMATION WE COLLECT

ClariVest Asset Management LLC and the investment funds it manages must collect certain personally identifiable financial information about clients and investors to provide financial services. The personally identifiable financial information that we gather during the normal course of doing business with you may include:

     1.   information we receive from you on applications or other forms;

     2. information about your transactions with us, our affiliates, or others;

     3. information collected through an Internet "cookie" (an information collecting device from a web server); and

     4.   information we receive from a consumer reporting agency.

INFORMATION WE DISCLOSE

We do not disclose any Non-Public Personal information about our customers, investors or former customers or investors to anyone without the customer's prior consent, except as permitted or required by law, or as necessary to provide services to you. In accordance with Sections 248.13 through 248.15 of Regulation S-P, we may disclose all of the information we collect, as described above, to certain nonaffiliated third parties such as, but not limited to, attorneys, accountants, auditors, client and investor service specialists and persons or entities that are assessing our compliance with industry standards. We enter into contractual agreements with all nonaffiliated third parties that prohibit such third parties from disclosing or using the information other than to carry out the purposes for which we disclose the information.

CONFIDENTIALITY AND SECURITY

We restrict access to Non-Public Personal information about you to those Employees and third-party service providers who need to know that information to provide financial products or services to you. We maintain physical, electronic, and procedural safeguards that comply with federal standards to guard your nonpublic personal information.

--------------------------------------------------------------------------------
       MAINTENANCE AND DISSEMINATION OF DISCLOSURE DOCUMENTS AND FILINGS
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

The SEC requires investment advisers to maintain and distribute certain disclosure documents. These disclosure documents must be kept current and accurate, and should be disseminated in conjunction with required regulations.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered the material risks associated with its maintenance of disclosure documents and submission of regulatory filings. This analysis includes risks such as:

     o Information about ClariVest that is disclosed to Clients and/or regulators being outdated and/or inaccurate.

     o Prospective advisory Clients not having accurate information on which to base their decision on whether to retain ClariVest for advisory services.

     o Existing Clients not being made aware of all material facts relating to a legal or disciplinary action against ClariVest.

     o    Regulatory forms not being filed in a timely manner.

ClariVest has established the following guidelines to effectuate and monitor ClariVest's policy of maintaining and disseminating disclosure documents and regulatory filings.

POLICY

ClariVest will update and disseminate its disclosure documents to Clients on a timely basis and ensure the timely and accurate submission of regulatory filings to the appropriate federal and state securities regulators.

1. FORM ADV

Entities applying for registration with the SEC as an investment adviser are required to complete and file a Form ADV, which is an application form for such registration. The adviser is required to file Part 1A and Part 2A (the "brochure") of this form electronically through the Investment Adviser Registration Depository (IARD). Part 2B (the "brochure supplement") of Form ADV is maintained in the registered investment adviser's files, and the investment adviser is not required to file Part 2B with the SEC. The SEC assigned ClariVest the 801-66386 registration number, and the IARD assigned ClariVest the 139785 registration number.

REQUIREMENTS REGARDING THE MAINTENANCE AND DISSEMINATION OF FORM ADV

     o Rule 204-1(b) of the Advisers Act requires advisers to promptly file an amendment to Form ADV to correct certain information should it become inaccurate and/or have the ability to mislead those to whom it must be delivered. An amendment must be filed promptly if the information provided in response to Items 1,3,9 (except 9.A.(2), 9.B.(2), 9.E. and 9.F.), or 11 of Part 1A, Items 1, 2.A. through 2.F. or 2.I. of Part 1B becomes inaccurate in any way. An amendment must be filed promptly if the information provided in response to Items 4,8, or 10 of Part 1A or Item 2.G. of Part 1B becomes materially inaccurate. An amendment must be filed promptly if the information provided in Part 2A becomes materially inaccurate. (Refer to the instructions appearing in the Form ADV application booklet for further guidance).

     o Each adviser currently registered with the Commission whose fiscal year ends on or after December 31, 2010 must include in its next annual updating amendment to its Form ADV a new Part 2A. (Rule 204-1(c)) Upon filing its new brochure with the Commission, an adviser must (i) begin to deliver the new brochure to new clients and prospective clients in lieu of its old brochure in accordance with its obligations under rule 204-3, and (ii) deliver to its existing clients within 60 days of when an adviser is required to file it. (Rule 204-3(g)).

     o Rule 204-3 requires an investment adviser to deliver a brochure and one or more brochure supplements to each client or prospective client that contains all information required by Part 2 of Form ADV. The brochure must be delivered before or at the time an adviser enters into an investment advisory contract with that client. Annually thereafter (within 120 days after the end of the fiscal year), if there are material changes in the brochure since the last annual updating amendment, the adviser must deliver (without charge):

          (i)  A current brochure, or

          (ii) The summary of material changes to the brochure as required by
               Item 2 of Form ADV, Part 2A that offers to provide the current brochure without charge, accompanied by the website address (if available) and an e-mail address (if available) and telephone number by which a client may obtain the current brochure, and the website address for obtaining information about the adviser through the Investment Adviser Public Disclosure (IAPD) system.

     o The brochure supplement (Part 2B) must be delivered to each client or prospective client for a supervised person before or at the time that supervised person begins to provide advisory services to the client; provided, however, that if investment advice for a client is provided by a team comprised of more than five supervised persons, a current brochure supplement need only be delivered to that client for the five supervised persons with the most significant responsibility for the day-to-day advice provided to that client.

     o An adviser must deliver the following to each client promptly after the creation of an amended brochure or brochure supplement, as applicable, if the amendment adds disclosure of an event, or materially revises information already disclosed about an event, in response to Item 9 of Part 2A of Form ADV or Item 3 of Part 2B of Form ADV (Disciplinary Information), respectively, (i) the amended brochure or brochure supplement, as applicable, along with a statement describing the material facts relating to the change in disciplinary information, or (ii) a statement describing the material facts relating to the change in disciplinary information.

--------------------------------------------------------------------------------
AN EMPLOYEE MUST ADVISE THE CCO IMMEDIATELY IF HE OR SHE BECOMES INVOLVED IN OR THREATENED WITH LITIGATION OR AN ADMINISTRATIVE INVESTIGATION OR PROCEEDING OF ANY KIND, IS SUBJECT TO ANY JUDGMENT, ORDER OR ARREST, OR IS CONTACTED BY ANY REGULATORY AUTHORITY.
--------------------------------------------------------------------------------

RESPONSIBILITY

The CCO is responsible for ensuring that ClariVest's Form ADV, Parts 1A, 2A and 2B, are properly maintained and disseminated. Accordingly, the CCO will periodically review the Form ADV to ensure that it is accurate and complete. Such a review is most pertinent given changes in: securities laws; industry practices; and ClariVest's advisory product and services. The CCO may discuss disclosure issues with Employees to ensure that current disclosures are consistent with ClariVest's practices. Employees are encouraged to review ClariVest's disclosure documents and bring to the CCO's attention any disclosures that may require amendment/updating.

2.   SCHEDULE 13F

Schedule 13F is a form that must be filed by an institutional investment manager exercising investment discretion over accounts having in the aggregate more than $100 million in equity securities on the last trading date of any month in a given calendar year. This schedule is required pursuant to Rule 13f-1 of the 34 Act and must be filed with the SEC within 45 days of the end of the calendar year and 45 days after the last day of each of the first three calendar quarters of the subsequent calendar year. Schedule 13F must be filed electronically on the SEC's EDGAR Filing System.

RESPONSIBILITY

The CCO is responsible for ensuring that the appropriate Form 13F filings and amendments are made with the SEC.

3.   FORM 13H

Rule 13h-1 requires a "large trader," defined as a person whose transactions in NMS securities equal or exceed 2 million shares or $20 million during any calendar day, or 20 million shares or $200 million during any calendar month, to identify itself to the SEC and make certain disclosures to the SEC on Form 13H. Upon receipt of Form 13H, the SEC will assign to each large trader an identification number that will uniquely and uniformly identify the trader, which the large trader must then provide to its registered broker-dealers. After the initial Form 13H filing, all large traders must submit an Annual Filing within 45 days after the end of each full calendar year. Additionally, if any of the information contained in a Form 13H filing becomes inaccurate for any reason, a large trader must file an Amended Filing no later than the end of the calendar quarter in which the information became stale. Form 13H must be filed electronically on the SEC's EDGAR Filing System.

RESPONSIBILITY

The CCO is responsible for ensuring that the appropriate Form 13H filings and amendments are made with the SEC. The Operations Manager is responsible for providing ClariVest's LTID to the broker-dealers through whom ClariVest trades.

4.   SCHEDULE 13D

Section 13(d) of the 34 Act generally requires a beneficial owner of more than 5 percent of a class of equity securities registered under the 34 Act (i.e., equity securities of publicly traded companies) to file a Schedule 13D with the issuer, the SEC, and those national securities exchanges where the securities trade within ten days of the transaction resulting in beneficial ownership exceeding 5 percent. "Beneficial ownership" is defined broadly, and an investment adviser may be deemed to be the beneficial owner of shares held in client accounts (and shares held in proprietary client accounts) if it has or shares either of the following:

     o Voting power, which includes the power to vote or direct the voting of the shares; or

     o Investment power, which includes the power to dispose or direct the disposition of such security.

An amended Schedule 13D must be filed promptly (i.e., within 1-2 business days) if there are any material changes to the disclosures set forth in the Schedule 13D, including, without limitation, any acquisition or disposition of securities in an amount equal to one percent or more of the class of outstanding securities. Any acquisitions of securities that may require a
Schedule 13D filing should be brought to the attention of the CCO immediately.

RESPONSIBILITY

The CCO is responsible for ensuring that the appropriate Schedule 13D filings and amendments are made with the SEC.

5.   SCHEDULE 13G

In general, a registered investment adviser may file a Schedule 13G instead of a Schedule 13D when its beneficial ownership exceeds 5 percent of a class of outstanding registered equity securities and it holds the securities passively (i.e., without the purpose of changing or influencing control of the issuer).
Schedule 13G generally must be filed with the SEC within forty-five (45) days after the end of the calendar year in which the registered investment adviser's beneficial ownership exceeded the 5 percent threshold. In addition, a registered investment adviser choosing to file Schedule 13G must notify any person (e.g., a client) on whose behalf it holds, on a discretionary basis, over 5 percent of a class of outstanding equity securities of any transaction or acquisition that the other person may have to report.

Amendments to Schedule 13G generally are required within forty-five days after the end of the calendar year to report any changes (whether or not material) to the disclosures set forth in the Schedule 13G. However, a registered investment adviser filing on Schedule 13G also must file an amended Schedule 13G within ten days after the end of any month in which its direct or indirect beneficial ownership of a class of registered equity securities exceeds 10 percent of the outstanding securities in that class. After such a filing is submitted, a subsequent filing is required within 10 days after the end of any month in which an adviser's aggregate beneficial ownership increases or decreases by 5 percent or more of the outstanding securities in the class.

If a registered investment adviser no longer holds the securities passively (i.e., the registered investment adviser holds the securities with the purpose of changing or influencing control of the issuer), the registered investment adviser must file a Schedule 13D within 10 calendar days of the change in investment purpose.

For administrative ease, the Firm typically will make a joint filing of a
Schedule 13G with the Investment Funds ClariVest manages and control persons. When making such joint filings, however, ClariVest will not be able to take advantage of the relaxed Schedule 13G filing requirements described above if (1) any Investment Fund it manages has Beneficial Ownership of more than 5% of a security and ClariVest and the Investment Fund or other clients are a "group," because an Investment Fund is not one of the types of persons entitled to those relaxed filing requirements, or (2) a control person of ClariVest holds more than 1% of the class of securities. To determine a control person's interest, that person's direct ownership of the securities must be aggregated with that person's indirect ownership interests.

RESPONSIBILITY

The CCO is responsible for ensuring that the appropriate Schedule 13G filings and amendments are made with the SEC. The CCO must consult with investment personnel to determine the appropriateness of filing either Schedule 13G or
Schedule 13D. Factors considered in making the determination generally focus on ClariVest's level of interaction/influence on the company's management, specific to whether or not ClariVest is attempting to change or influence the company's management. Factors considered by the CCO and investment personnel may include the level of communication between the company and ClariVest and the existence of regular and/or sporadic formal written correspondence between the company and ClariVest, and the contents of such correspondence.

6.   FORM PF

ClariVest must file a Form PF electronically via the IARD system if it has at least $150,000,000 of regulatory assets under management ("AUM") attributable to "private funds" and is registered (or required to be registered) either with the SEC as an investment adviser or with the CFTC as a commodity pool operator or commodity trading adviser. A "private fund" is a fund (such as the Investment Funds) that would be an investment company under the IC Act, but for the exemptions under IC Act sections 3(c)(1) or 3(c)(7).

To determine the minimum reporting threshold, ClariVest must aggregate the net asset value of (a) parallel funds it advises, (b) parallel managed accounts it advises, excluding accounts that individually or in the aggregate exceed the size of its private funds, (c) parallel funds and managed accounts managed by the adviser's related persons, and (d) private funds that are part of the same master-feeder structure (without double counting).

The timing requirements for filing and the information required on Form PF depend on ClariVest's classification. If ClariVest has at least $1,500,000,000 in regulatory AUM attributable to hedge funds as of the last day of any month in the fiscal quarter preceding its most recently completed fiscal quarter (excluding any regulatory AUM that is "separately operated"), it is treated as a "Large Hedge Fund Adviser" and has more frequent and more detailed filing obligations. If ClariVest is required to file a Form PF, the filing deadlines are as follows (the chart below assumes that the Firm has a December 31 fiscal year end):

-------------------------------------------------------------------------------------------------------
General Requirement                     Initial: April 30, 2013
                                        Update:  Within 120 days after each subsequent year end.
-------------------------------------------------------------------------------------------------------
Large Hedge Fund Advisers with          Initial: March 1, 2013
$1,500,000,000 to $5,000,000,000 of     Update:  Within 60 days after each subsequent calendar quarter.
regulatory AUM
-------------------------------------------------------------------------------------------------------
Large Hedge Fund Advisers with          Initial: August 29, 2012
over $5,000,000,000 of regulatory       Update:  Within 60 days after each subsequent calendar quarter.
AUM
-------------------------------------------------------------------------------------------------------

7.   FORM SLT

The U.S. Department of the Treasury's Form SLT (Aggregate Holdings of Long-Term Securities by U.S. and Foreign Residents), is designed to gather monthly information about holdings of certain securities ("Reportable Securities"). ClariVest will discuss Form SLT filing requirements with its accountants if (a) it is the investment adviser to a non-U.S. Investment Fund or (b) a U.S.-based Investment Fund holds securities that are issued by non-U.S. issuers and are not held by a U.S. custodian (for example, an Investment Fund holds an investment in a Brazilian security that is not held by a U.S. custodian). If ClariVest has less than $1 billion in assets under management it generally will not be required to file Form SLT.

7.   REPORTS OF DIRECTORS, OFFICERS, AND PRINCIPAL SHAREHOLDERS (SECTION 16)

Persons who are directors, officers or directly or indirectly the beneficial owner of more than 10% of any class of equity Securities registered under
Section 12 of the 34 Act are generally required to file reports with the SEC under Section 16 of the 34 Act ("Section 16"). The CCO will maintain a current list of Employees subject to the filing requirements of Section 16 ("Reporting Persons").

Prior to an Employee, or an immediate family member living in the same household as the Employee, becoming a Reporting Person, the Employee must report his/her status (or the status of the immediate family member) with the CCO and file a Form 3 with the SEC within 10 days after the event by which the individual became a Reporting Person. The CCO may assist the Reporting Person in the preparation and filing of all Form 3's for ClariVest's Reporting Persons, unless the Reporting Person informs the CCO that he/she will undertake to complete the filing (and the CCO permits such person to perform the filing).

If a Reporting Person makes any purchases or sales of Securities of an issuer for which the Reporting Person is subject to Section 16, or there is otherwise an event required to be reported on Form 4, the Reporting Person shall report the transaction on Form 4 and file it with the SEC within two business days following the date of the transaction.

The Reporting Person is also responsible for the filing of any Form 5, which is used to report Section 16 exempt transactions and other transactions not previously reported on a Form 3 or Form 4. A Form 5 must be filed within 45 days after the end of the fiscal year in which such transaction took place.

For Employees, upon providing pre-clearance to purchase or sell Securities, the CCO will check the status of the person as a Reporting Person with respect to the Securities at issue and notify such person if the transaction is subject to
Section 16 reporting requirements. The CCO will inform the Reporting Person if a Section 16 filing must be made, and the CCO will not grant pre-clearance approval until the appropriate filing has been completed.

RESPONSIBILITY

Employees are responsible for monitoring the requirements of Section 16 of the 34 Act and ensuring that the appropriate Forms 3, 4 and 5 filings and amendments are made with the SEC, as may be required. Employees must immediately notify the CCO following their designation as Reporting Persons.

8.   STATE LICENSING, NOTIFICATION AND REGISTRATION

STATE REQUIREMENTS

ClariVest may be required to provide one or more state securities authorities with copies of its SEC filings ("notice filings"). ClariVest's notice filings will be sent electronically to the states that are checked on Item 2.B. of Part 1A of Form ADV. Generally speaking, if ClariVest either maintains a place of business in, or has more than five (5) Clients in a particular state, then it must notice file in that particular state.(3)

ClariVest may not solicit or render investment advice for any client domiciled in a state where ClariVest is not properly registered or conditionally exempt or excluded from registration. ClariVest will file with the SEC, and notice file in numerous states due to the location of additional places of business and residence of its Clients. ClariVest will review its state notice filing requirements as part of its account opening process.

REGISTRATION OF INVESTMENT ADVISER REPRESENTATIVES

Under Section 203A, states are permitted to impose individual licensing requirements for any person that is LOCATED IN THE STATE and provides investment advice on behalf of a SEC registered investment adviser and who is also subject to the supervision and control of the investment adviser ("Supervised Person"). However, a Supervised Person is exempt from any state licensing requirements so as long as most of the clients are either institutional clients or Natural Person clients with a net worth in excess of $2 million or who have placed $1 million under the adviser's management.

State licensing may be required if the Supervised Person manages accounts for Natural Persons that have less than $1 million or such Natural Person's net worth is less than $2 million ("Retail Client"). Section 203A permits a Supervised Person to manage a limited number of Retail Clients without having to register in a state. A Supervised Person can manage the greater of:

     o    5 Retail Clients; or

     o    Up to 10% of its total clients are Retail Clients.

For example, if a Supervised Person has four total clients then the Supervised Person can manage up to five Retail Clients without being subject to state licensing requirements. To use another example, assume the Supervised Person had a total of 70 clients. The Supervised Person can accept up to seven Retail Clients without being subject to state licensing requirements.

RESPONSIBILITY

ClariVest will monitor its Clients and determine when a Supervised Person should be registered. ClariVest will complete the necessary filing when registration is required. In addition, depending on the state, the Supervised Person may have to satisfy certain examination requirements as a requisite to registration. The following examinations, or exam waivers, are recognized by states as satisfying the examination requirements; (i) Series 65 examination, (ii) Series 7 examination plus the Series 66 examination (requires an active broker-dealer agent registration), or the following professional designations are widely recognized as acceptable substitutes for the examinations, CFP, CFA, ChFC, PFS or CIC. In a few instances, some states may recognize other examinations, such as the Series 2, Series 6, Series 63, in combination with the exams noted above, or other professional designations, such as an active CPA license, may be acceptable.

----------
(3) The following states require SEC-registered advisers to submit notice filing before taking on the first client who is a resident of that state:
     Texas, Nebraska, New Hampshire and Louisiana.

9.   FILINGS WITH THE FEDERAL RESERVE

LARGE POSITION REPORTING

A report of positions in specific Treasury security issues that exceed the large position threshold specified by the U.S. Treasury Department (minimum $2 billion) must be filed with the Federal Reserve Bank of New York. Reports are also filed in response to notices issued by the U.S. Department of the Treasury if such threshold is met. ClariVest monitors positions in specific Treasury security issues held by ClariVest that might trigger Large Position Reporting requirements and ClariVest is responsible for deciding when such reports must be filed on ClariVest's behalf.

TREASURY AUCTION FILING

Treasury security reports need only be filed with the Federal Reserve Bank in connection with the purchase of government securities in a Treasury Auction. Confirmations must be filed by any customer who is awarded a par amount of $500 million or more in U.S. government securities in a Treasury auction. The confirmation must include the reportable net long position, if any. ClariVest monitors U.S. government securities purchased by ClariVest in a Treasury auction that might trigger Treasury Auction filings and ClariVest is responsible for deciding when such reports must be filed on ClariVest's behalf.

RESPONSIBILITY

The CCO is responsible for ensuring that Treasury security reports are filed with the Federal Reserve Bank as necessary.

--------------------------------------------------------------------------------
                               DUTY TO SUPERVISE
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

Section 203(e) of the Advisers Act states, in part, that the SEC may prohibit investment advisers from engaging in investment advisory activities for a period not exceeding twelve months, or in egregious cases, revoke the registration of the investment adviser for a failure to properly supervise its Employees. The severity of the sanction is determined on a case-by-case basis; however, past SEC enforcement actions have observed the reasonableness of compliance procedures as an affirmative defense against a claim of failure to supervise.

ClariVest's management recognizes its duty to supervise the actions of its Employees. This Manual assists management in carrying out this task by providing guidance in completing advisory activities and setting forth the ethical issues to be considered by the Company. ClariVest shall carefully review the following activities (note that this list is not all-exhaustive):

     o    Setup of new accounts

     o    Securities pricing and valuation

     o    Preparation of investment advisory agreements

     o    Maintenance of client files

     o    Portfolio management

     o    Client trading, including best execution and trade allocations

     o    Client correspondence

     o    Personal trading activities of Employees

     o    Client complaint inquiries

     o    Form ADV amendments

     o    Regulatory registration issues

     o    Marketing and advertising

     o    Adherence to the Code of Conduct

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered the material risks associated with its supervisory structure. This analysis includes risks such as:

     o Employees engaging in activities that violate the securities laws and/or ClariVest's internal policies.

     o Employees knowingly or unknowingly engaging in activities that violate this Compliance Manual or could adversely affect the reputation of ClariVest.

     o The actions of an Employee causing the SEC to prohibit ClariVest from engaging in investment advisory activities for a specified time period or permanently if ClariVest failed to properly supervise its Employees.

ClariVest has established the following guidelines to effectuate and monitor ClariVest's policy to effectively supervise its Employees.

POLICY

The following Employees with supervisory responsibilities will reasonably supervise the activities of their subordinate Employees:

PORTFOLIO MANAGEMENT AND RESEARCH -- The Portfolio Managers retain the overall responsibility for the supervision of ClariVest's investment team.

TRADING -- Each Portfolio Manager is responsible for the successful completion of the trading function for his/her products.

ADMINISTRATION -- The COO/CFO is responsible for ClariVest's administration and back-office functions, including daily operations and accounting.

COMPLIANCE -- The CCO is responsible for the supervision of ClariVest's compliance functions.

In order to minimize the risk that employees unknowingly engage in activities that violate this Compliance Manual, ClariVest conducts periodic training of Employees on the topics covered by this Manual. Employees are included in training sessions when the topic(s) covered are relevant to the performance of their job duties at ClariVest.

PROCEDURES

As noted above, supervision over certain responsibilities is generally delegated to various Employees within ClariVest. Such delegation of responsibilities must occur to ensure that ClariVest provides Clients with a high level of service.

ClariVest expects that its Employees will report to their supervisors any issues arising in which they may be unfamiliar or may otherwise require the assistance and judgment of supervisory personnel. Employees must also report any activities that run contrary to the Code of Conduct and that may adversely affect the reputation of ClariVest. All activities reported by Employees may be done anonymously in order to protect the reputations of the Employees involved. ClariVest shall fully review the matter and implement any necessary corrective or disciplinary action. ClariVest requires the full commitment of its Employees to the tenets set forth in the Code of Conduct; Employees that elect to ignore and/or violate the tenets shall be disciplined, including the possible termination of their association with ClariVest.

RESPONSIBILITY

Employees with supervisory responsibilities are required to supervise the activities of their subordinates and report any material issues to their direct supervisor and/or CEO.

--------------------------------------------------------------------------------
                    REVIEW OF THIRD-PARTY SERVICE PROVIDERS
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

ClariVest utilizes unaffiliated third-parties to assist it in providing investment advisory services to Clients. In entering into agreements with such parties, ClariVest will ensure that the parties are completing the contracted services. Failure by the third-party service providers to meet their obligations could not only subject ClariVest to a precarious situation, but could subject Clients to unnecessary risks associated with the inadequate or failed completion of the contracted services.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered the material risks associated with its reliance on services provided by third-parties. This analysis includes risks such as:

     o Third-party service providers failing to adequately meet their contractual obligation and therefore exposing Clients to unnecessary risk.

     o    Service agreements being outdated and inaccurate.

     o ClariVest failing to obtain a service agreement containing confidentiality language where the third party service provider will have access to confidential information.

ClariVest has established the following guidelines to effectuate and monitor ClariVest's policy to evaluate its relationships with, and the services provided by, third-party service providers.

POLICY

ClariVest must conduct appropriate initial due diligence of service providers, depending on the nature of the services provided (i.e., whether they are critical to the investment management function, whether they are easily replaceable) and the information to which the service provider will have access (whether they have access to confidential client information, ClariVest information, etc.). ClariVest must also supervise any service providers retained by the firm to assist in the furnishing of advisory services to Clients.

PROCEDURES

Employees responsible for the evaluation of outside service providers must:

     1. Determine the exact services to be provided by the service provider and ensure that descriptions of the services to be provided are included in ClariVest's agreement with the service provider.

     2. Obtain an executed written agreement with the service provider that includes the services being provided to ClariVest under the terms of the agreement. The written agreement shall contain appropriate confidentiality language in circumstances where the service provider will have access to confidential client information.

     3. Employees that utilize the service are kept apprised of the required components of the service and ClariVest's expectations of the service. In addition, the overall quality of the service shall be discussed with Employees that utilize the service.

     4. As necessary, the Employee responsible for managing the relationship with the service provider shall follow-up on any issues associated with the service provider. If an Employee has any reason to believe that the service provider is failing to meet the terms of its agreement with ClariVest, the Employee must report the issue to the CCO or COO.

     5. ClariVest informally reviews its agreements with service providers upon contract renewal. Any recommended contract terminations with service providers must be discussed with the appropriate personnel utilizing the service.

RESPONSIBILITY

Employees consuming the services of outside service providers are responsible for ensuring that a reasonable quality of services is being provided to ClariVest. The CCO and COO are responsible for informally reviewing the arrangements upon contract renewal, and conducting follow-up inquiries as necessary.

--------------------------------------------------------------------------------
                     ACCOUNT OPENING AND CLOSING PROCEDURES
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

Mistakes in the account opening and closing processes could result in the inefficient management of Client accounts. To ensure that accounts for ClariVest's Clients are opened and closed in an efficient manner, the Company has adopted these policies and procedures.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered the material risks associated with its account opening and closing processes for its separately managed accounts. These risks include:

     o Client investment objectives and restrictions are not adequately documented and implemented.

     o A Client who terminates his or her account may not receive a pro rata fee refund if fees have been pre-paid.

     o Client or Investor background information, correspondence, or other relevant documentation is not maintained in accordance with the books and records rule.

     o Employee functions in the account opening and closing processes are not clear.

     o New Clients do not receive proper disclosures, such as the privacy policy, solicitor relationship, etc.

ClariVest has established the following guidelines to monitor ClariVest's policy with respect to its account opening and closing procedures, and to help mitigate these risks.

POLICY

Client accounts shall be opened and closed in accordance with the procedures noted below. These procedures have been developed in an attempt to minimize the operational and compliance risks associated with the account opening and closing processes, thereby minimizing any potential negative impact on the Company's Clients.

SUMMARY PROCEDURES FOR OPENING A NEW CLIENT ACCOUNT

     1. Accounts will not be managed unless the investment advisory agreement authorizes ClariVest to have discretion over the account and the COO or Operations Manager has confirmed the account opening.

     2. If applicable, ClariVest and new Clients must complete forms to authorize the transfer of Client assets to a new custody account. ClariVest will discuss with the Client the merit of selling a portion or all of the assets prior to the transfer, and transferring cash to the new account. Such factors as ClariVest's knowledge of the new Client's investments are taken into account. If some or all assets are to be sold prior to the transfer, the new Client must instruct the custodian or transition manager to make the appropriate sales.

     3. ClariVest and new Clients must complete new account forms as required by the custodian chosen by the new Client. ClariVest must have the authorization to trade on behalf of the Client and may also have the ability to directly debit advisory fees from the Client's custodial account.

     4. When possible, ClariVest seeks to obtain a completed "New Account Form" from new Clients with information helpful to ClariVest in completing the account opening process.

     5. Refer to the ANTI-MONEY LAUNDERING section of this Manual for additional steps that may be taken in order to verify the identity of a person or entity seeking to establish an advisory account ("account owner"), and to prevent the potential for money laundering.

     6. ClariVest shall obtain and document information for the purpose of determining investment suitability and investment objectives from each account owner.

     7. ClariVest shall document any prohibitions or investment restrictions for new advisory accounts. If a trade restriction exists, it is coded in ClariVest's order management system. The actual trade restrictions are setup in the order management system and cannot be overridden except by the CCO or COO (except in emergency situations, where the Operations Manager may also have such authority).

     8. ClariVest must be careful to document any prohibitions/restrictions on foreign investments for new advisory Clients. This may be particularly relevant in the case of institutional accounts, including pension and profit sharing plans that may be subject to ERISA.

     9. In the event that the owner of a new account is referred to ClariVest by an outside solicitor, ClariVest will obtain the account owner's signed and dated acknowledgement of his or her receipt of the solicitor's separate written disclosure document and Part II of ClariVest's Form ADV.

     10. ClariVest will ensure that the owner of a new advisory account has received Part 1A and Part 2A of Form ADV and ClariVest's Privacy Notice no later than when the person executes the advisory agreement. ClariVest will also provide its Form ADV Part 2A to each prospective investor, by including the Form ADV Part 2A as an appendix to each Investment Fund's offering documents. ClariVest will ensure that Part 2B is delivered for a supervised person no later than when that supervised person begins to provide advisory services to the client (when required by Rule 204-3).

     11. ClariVest will communicate client information (percentage of advisory fee, name, account number, holdings, reports, etc.) to Mellon to input into its system.

     12. ClariVest will develop a file for the Client that includes, among other things: the advisory agreement and correspondence.

     13. ClariVest will note the state of residence of the new advisory account to determine any additional state notice filing requirements.

SUMMARY PROCEDURES FOR CLOSING A TERMINATED CLIENT ACCOUNT

     1. ClariVest may be informed of a client termination through a variety of sources, including: i) receiving a letter directly from the Client with termination instructions (particularly on any position liquidations); or ii) verbal instructions from the Client. If the Client communicates this information verbally to ClariVest, ClariVest will confirm this information in writing, either through receipt of written notice from the Client or by providing the Client with written confirmation. The last day of advisory service for billing purposes shall be agreed upon between ClariVest and the Client.

     2. The Investment Team shall be informed of the termination, all active management of the account shall cease as of the effective date of termination in accordance with Client's request. In some cases, the account owner may instruct ClariVest to liquidate certain positions in the account prior to closing. ClariVest will complete the trades to the best of its ability, taking into account the effects on the price at which the securities will be liquidated.

     3. If a Client terminates in the middle of a billing cycle, a pro rata fee shall be calculated for the relevant period based upon the termination date.

          o If the terminating client pays fees in advance, any difference between the pro rata fee and the fee paid by the terminating client is promptly returned to the client.

          o If the terminating client pays fees in arrears, the pro rata fee is promptly billed to the terminating client.

     4. Documentation showing the specific manner in which the pro rata fee was calculated, how the amount due from/payable to was identified, and a copy of the check/wire instructions is maintained in the Client file (or electronically on ClariVest's systems).

     5. All information relating to the management of a terminated account must be maintained in accordance with the Advisers Act (I.E., five years from the end of the fiscal year in which the account is terminated) and ClariVest's Privacy policy and procedures.

     6. ClariVest will cooperate with any account transfer instructions received from the account owner of the terminated account, and act to complete an account transfer efficiently and expeditiously.

RESPONSIBILITY

Several individuals will be responsible for various aspects of opening and closing a Client account; however, the Operations Manager will oversee the entire process.

--------------------------------------------------------------------------------
                               CLIENT COMPLAINTS
--------------------------------------------------------------------------------

                       Implementation Date: December 2012

--------------------------------------------------------------------------------

ISSUE

From time to time, and despite its greatest efforts, ClariVest may receive complaints from Clients regarding services or related matters. ClariVest needs to respond to Client complaints and correct or improve its business dealings in an effort to prevent future complaints.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered the material risks associated with handling Client complaints. This analysis includes risks such as:

     o Client complaints not being handled in a timely manner or are ignored.

     o    The resolution of Client complaints not adequately documented.

     o Employees being allowed to handle Client complaints without supervision.

ClariVest has established the following guidelines to handle Client complaints.

POLICY

ClariVest shall investigate all Client complaints and respond to all Client complaints in a timely manner.

--------------------------------------------------------------------------------
 WHEN POSSIBLE, EMPLOYEES SHOULD REFER CLIENT COMPLAINTS TO THE CCO RATHER THAN
   ADDRESS THEM. IF NOT POSSIBLE, EMPLOYEES SHOULD INFORM THE CCO AS SOON AS
                POSSIBLE AFTER RECEIPT OF THE CLIENT COMPLAINT.
--------------------------------------------------------------------------------

PROCEDURES

     1. ClariVest shall maintain all written complaints in the designated Client Complaint Log included as Attachment A.

     2. Any statement by a Client alleging any specific failure on the part of ClariVest to perform its obligations to that Client constitutes a complaint. A Client complaint must be initiated by the Client and must involve a grievance expressed by the Client. It may be difficult to judge whether or not a communication from a client constitutes a "complaint". A mere statement of dissatisfaction from a Client about an investment or about investment performance in most cases does not constitute a complaint. All questions regarding whether a complaint has been made should be brought to the attention of the CCO.

     3. The Complaint Log shall include the written complaint submitted by the advisory Client and all correspondence to and from the Client in response to the complaint.

     4. Special procedures must be followed anytime a complaint is received from a Client, whether it is received orally or in writing. These procedures are outlined below:

          o Immediately notify the CCO, who at his/her discretion may notify outside counsel;

          o If the complaint was delivered orally, write a short memorandum describing the complaint based on facts obtained from knowledgeable employees;

          o Respond to a written complaint in writing with the Client and/or the Client's counsel;

          o Make every effort to address the complaint. Any offers of settlement or actual settlements must be made only with the knowledge, participation, and written approval of the CCO; and

          o Create a written record of the complaint, including all correspondence and memoranda and file this record in the complaint file.

     5. The Oral Complaint Memorandum included as Attachment B for all oral complaints shall include the date the complaint was received, the Client's name, a description of the complaint, individuals identified in the complaint, how ClariVest intends on resolving the complaint and any additional remarks. Any written response to the oral complaint shall be maintained in the Complaint Log.

RESPONSIBILITY

The CCO shall be responsible for overseeing the resolution of all issues derived from client complaints.

ATTACHMENT A

                              CLIENT COMPLAINT LOG

---------------------------------------------------------------------------------------------------
                                                                                     CLARIVEST
            DATE COMPLAINT    EMPLOYEE              ORAL OR WRITTEN    NATURE OF     EMPLOYEE(S)
CLIENT      WAS RECEIVED      COMPLETING LOG        COMPLAINT?         COMPLAINT     INVOLVED
---------------------------------------------------------------------------------------------------
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


--------------------------------------------------------------------------------
POTENTIAL      ENTITIES CONTACTED       CLARIVEST'S COURSE OF ACTION
$ EXPOSURE     BY CLIENT (IF KNOWN)     FOR FOLLOW-UP/RESOLUTION
--------------------------------------------------------------------------------
               Attorney Regulator
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                                    Page 62

ATTACHMENT B

                           ORAL COMPLAINT MEMORANDUM

To:    Chief Compliance Officer

From:  Employee

Date:  Date

Re:    Oral Receipt of Client Complaint

--------------------------------------------------------------------------------

In accordance with ClariVest Adviser's Client Complaint Policy, I am reporting my oral receipt of a client complaint.

1.   CLIENT MAKING COMPLAINT

--------------------------------------------------------------------------------

2.   DATE THE COMPLAINT WAS RECEIVED

--------------------------------------------------------------------------------

3.   DESCRIPTION AND NATURE OF COMPLAINT

--------------------------------------------------------------------------------

4.   CLARIVEST EMPLOYEES NOTED BY CLIENT THAT WERE INVOLVED IN THE COMPLAINT

--------------------------------------------------------------------------------

5.   ACTION THAT I TOOK UPON RECEIPT OF THE COMPLAINT

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Employee: _______________________________________________ (Print Name)

Signature: ______________________________________________

Date: ___________________________________________________

--------------------------------------------------------------------------------
                           ADVERTISING AND MARKETING
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
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ISSUE

Rule 206(4)-1(a) under the Advisers Act governs investment adviser advertising. The rule forbids an advertisement that:

     o Refers to any testimonial of any kind concerning ClariVest or any advice, analysis, report or other service rendered by ClariVest (refer to the discussion of testimonials below);

     o Refers to past specific recommendations of ClariVest that were or would have been profitable to any person (refer to the discussion of past specific recommendations below);

     o Represents that any graph, chart, formula or other device offered by ClariVest can in and of itself be used to determine which securities to buy or sell, or when to buy or sell them;

     o Contains any statement to the effect that any report, analysis, or other service will be furnished free or without charge, unless the report, analysis or other service actually is or will be furnished entirely free and without any condition or obligation; and

     o Contains any untrue statement of a material fact, or which is otherwise false or misleading.

Additionally, the SEC has issued no-action relief to investment advisers regarding their use of advertisements. ClariVest intends to follow the requirements and guidelines outlined in these no-action letters, when applicable.

The term "Advertisement" includes any written correspondence or communication addressed to more than one person, or any notice or other announcement in any publication or broadcast by radio or television, which offers (1) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (2) any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (3) any other investment advisory service with regard to securities.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered the material risks associated with the marketing of its advisory products/services/Mutual Funds. This analysis includes risks such as:

     o Advertisements failing to comply with Rule 206(4)-1(a) under the Advisers Act. Specifically, they include testimonials, past specific recommendations, or any untrue statement of a material fact.

     o    Employees are not fully aware of what constitutes an "Advertisement."

     o Marketing materials containing performance numbers are not presented fairly and do not comply with the relevant SEC no-action letters.

     o Marketing materials containing false claims of Global Investment Performance Standards (GIPS) compliance.

     o Hypothetical and/or back-tested performance data not containing the required disclosures.

     o Advertisements using performance data for which the required back-up is not available.

     o Marketing pieces including the names of Clients without the prior written consent of the Client.

     o    Marketing materials containing superlative statements.

     o    Marketing and advertising pieces not being approved by the CCO.

     o    Marketing pieces not being maintained subsequent to use.

     o Employees not pre-clearing prior to conducting a formal speaking engagement.

     o Marketing materials used to solicit Investors in an Investment Fund do not comply with requirements to rely on the "private offering" exemption from the registration requirements of the federal securities laws.

ClariVest has established the following guidelines to effectuate and monitor ClariVest's policy to market its advisory services.

POLICY

All marketing materials produced by ClariVest shall be reviewed for conformity to applicable rules and regulations promulgated under state and federal securities laws. The rules, interpretations, and no-action positions governing marketing materials and communications are complex and are not covered in their entirety by this marketing policy. ClariVest has established this policy to help promote compliance with applicable rules and regulations.

ClariVest is prohibited from publishing, circulating, or distributing any advertisement that contains any untrue statement of a material fact or that is otherwise false or misleading. Marketing materials that are deceptive and misleading in their overall effect (although it could be argued that no single statement of a material fact is incorrect) are nevertheless prohibited. In considering whether marketing materials are misleading, the following factors should be considered:

     o The presence or absence of any explanations and disclosures necessary to make the materials not misleading;

     o The general economic or financial conditions affecting any assumptions in the materials;

     o    Any representations of future gains, income or expenses;

     o Any portrayals of past performance that imply that past results may be repeated in the future, or that can not be justified under the circumstances;

     o Any discussion of benefits of the investment without giving equal prominence to the risks or limitations associated therewith; and

     o    Any exaggerated or unsubstantiated claims.

Other factors that should be considered include the overall context in which the advertisement is made; the audience to which the advertisement is directed; the overall clarity of the advertisement; and the use of footnotes in the advertisement.

Any material that is solely for distribution internally to ClariVest and its affiliates should contain the legend "Internal Use Only" and may not be provided to persons who are not Employees or third party service providers of ClariVest.

ClariVest's investment strategy and decision making processes are described in its Form ADV Part 2A and offering circulars for the Investment Funds. Any other description of ClariVest's investment strategy or decision-making process or of the construction or characteristics of the portfolios of Client accounts or Investment Funds, including any descriptions in marketing brochures or presentations, must be consistent with the descriptions included in the Form ADV Part 2A and offering circulars.

Marketing material used to solicit Investors in an Investment Fund are subject to the restrictions on advertising described below. Even marketing material that refers generically to "funds" or "hedge funds" may be considered an advertisement for an Investment Fund that must comply with these requirements. Any marketing material that is to be delivered to potential separate account Clients and not to potential Investors in an Investment Fund should discuss the applicable investment strategy employed by ClariVest and exclude any reference to any Investment Fund or to "funds" or "hedge funds" generally.

PERFORMANCE ADVERTISING

The Advisers Act does not specifically address performance advertising. In a no-action letter to ALLIED INVESTMENTS CO. (pub. avail. May 24, 1979), the SEC permitted, but did not require, advisers to disclose performance as long as it was presented fairly.

Over the years, the SEC has issued no-action relief to investment advisers seeking to market their performance information in advertisements. Performance no-action letters that may be applicable to ClariVest, when developing its advertising materials, are briefly outlined below (this list in not meant to be inclusive of all relevant no-action letters):

     o CLOVER CAPITAL MANAGEMENT (pub. avail. October 28, 1986) discusses disclosure and the use of model and actual performance results. Although dated, this SEC no-action letter continues to be the primary standard regarding adviser advertising and provides the most relevant and detailed guidance.

     o INVESTMENT COMPANY INSTITUTE (#1) (pub. avail. July 24, 1987) permits an adviser to present performance figures on a "gross of fees" basis without reflecting custodian fees paid to a bank or other organization for safekeeping client assets.

     o INVESTMENT COMPANY INSTITUTE (#2) (September 23, 1988) permits the use of "gross" performance on certain one-on-one presentations provided certain disclosures are made (see "One-on-One" Presentations section below).

     o J.P. MORGAN INVESTMENT MANAGEMENT, INC. (pub. avail. May 7, 1996) permits an adviser to present performance that reflects the deduction of the highest advisory fee charged to any account employing that strategy during the performance period.

     o ASSOCIATION FOR INVESTMENT MANAGEMENT AND RESEARCH (pub. avail. December 18, 1996) permits an adviser to present performance that is calculated on a gross-of-fees basis provided that it is presented with performance that is calculated on a net-of-fees basis.

ClariVest intends to follow the criteria outlined in the above no-action letters, where applicable, when it includes performance information in its marketing materials.

GLOBAL INVESTMENT PERFORMANCE STANDARDS

Please see ClariVest's separate GIPS(R) Policies and Procedures document.

In order to ensure compliance with these Policies and Procedures, ClariVest obtains verification quarterly from an independent third party. In addition to this verification, all marketing materials claiming GIPS(R) compliance are reviewed for GIPS(R) compliance by the CCO.

CURRENT PERFORMANCE DATA REQUIREMENT

All performance information included in any advertising material must be as current as practicable. For purposes of this Policy, the term "current" shall mean, at a minimum, quarterly. Thus, for example, ClariVest shall be prohibited from distributing an advertisement with performance data that does not include results for the most recent calendar quarter.

NO HYPOTHETICAL/BACKTESTED PERFORMANCE

No hypothetical/backtested performance information may be used unless specific procedures are followed and disclosures exist. The CCO must be consulted prior to any planned use of hypothetical/backtested performance results.

PAST PERFORMANCE INFORMATION (CLOVER CAPITAL MANAGEMENT)

For Model/Simulated or Actual results, the presentation of performance in marketing material is prohibited if the marketing piece:

     o Fails to disclose the effect of material market or economic conditions on the results portrayed (e.g., an advertisement stating that the accounts of the adviser's Clients appreciated 25% in value without disclosing that the market generally appreciated 40% during the same period);

     o Includes model/simulated or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. With certain exceptions as it relates to advertisements provided on a one-on-one basis, all performance must be presented net of fees, or both net and gross of fees with equal prominence;

     o Fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

     o Suggests or makes claims about the potential for profit without also disclosing the possibility of loss;

     o Compares model/simulated or actual results to an index without disclosing all material facts relevant to the comparison (e.g. an advertisement that compares model results to an index without disclosing that the volatility of the index is materially different from that of the model portfolio); and

     o Fails to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed (e.g., the model portfolio contains equity stocks that are managed with a view towards capital appreciation).

MODEL/SIMULATED RESULTS

     o Fails to disclose prominently the limitations inherent in model/simulated results, particularly the fact that such results do not represent actual trading and that they may not reflect the impact that material economic and market factors might have had on the adviser's decision-making if the adviser were actually managing Clients' money;

     o Fails to disclose, if applicable, that the conditions, objectives, or investment strategies of the model/simulated portfolio changed materially during the time period portrayed in the advertisement and, if so, the effect of any such change on the results portrayed;

     o Fails to disclose, if applicable, that any of the securities contained in, or the investment strategies followed with respect to, the model/simulated portfolio do not relate, or only partially relate, to the type of advisory services currently offered by the adviser (e.g., the model includes some types of securities that the adviser no longer recommends for its Clients); and

     o Fails to disclose, if applicable, that the adviser's Clients had investment results materially different from the results portrayed in the model/simulation.

ACTUAL RESULTS ONLY

     o Fails to disclose prominently, if applicable, that the results portrayed relate only to a select group of the adviser's Clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.

ONE-ON-ONE PRESENTATIONS (INVESTMENT COMPANY INSTITUTE)

Advertisements using GROSS performance numbers may be used in one-on-one presentations of a private nature if accompanied by written disclosure of:

     o The fact that the performance figures do not reflect the deduction of investment advisory fees;

     o The fact that the Client's return will be reduced by the advisory fees and any other expenses it may incur in the management of its investment advisory account;

     o The fact that the investment advisory fees are described in Part II of the adviser's Form ADV; and

     o A representative example showing the effect an advisory fee, compounded over a period of years, could have on the total value of a client's portfolio.

ClariVest intends to include the disclosures described above if it utilizes only gross performance numbers in one-on-one presentation materials. In addition, ClariVest will include all of the other disclosures noted in the Clover no-action letter as discussed in the preceding section.

BACK-UP OF PERFORMANCE REQUIRED

Past performance reporting not only must be accurate, it also must be substantiated. ClariVest will only use prior ClariVest performance for which the back-up is available and maintained. With respect to performance generated at another firm, ClariVest will only use performance numbers which were publicly disclosed by such prior firm and which were accumulated contemporaneously with the management of the account by the relevant Portfolio Manager (and in accordance with the requirements described below).

USE OF PERFORMANCE RETURNS GENERATED WHILE AT ANOTHER FIRM

ClariVest may use the performance returns generated by an Employee while he/she managed assets at another firm under limited circumstances. Specifically, in order to use such returns in its advertisements, ClariVest will make certain that:

     o no other person played a significant role in generating the performance;

     o the accounts currently managed by the Employee are similar to the accounts managed at the prior firm;

     o the performance of the predecessor firm's accounts that were not transferred to ClariVest did not differ materially from the performance of the transferred accounts;

     o ClariVest maintains the backup necessary to demonstrate the calculation of the performance results achieved by the Employee while at his/her prior firm, or relies on disclosures made by the prior firm regarding such performance results based on data accumulated contemporaneously with the management of the account (SALOMON BROTHERS, pub. avail. July 23, 1999); and

     o the marketing materials include all relevant disclosures, including that the performance results were from accounts managed at another entity.

PAST SPECIFIC RECOMMENDATIONS

As noted above, ClariVest is prohibited from including past specific recommendations in advertisements that refer directly or indirectly to past specific recommendations made by ClariVest that were or would have been profitable to any person unless generally the advertisement sets out a list of all recommendations (with specific information included) made by the adviser within at least the prior one-year period.

However, the SEC staff has clarified its position on this issue through the following no-action letters:

     o INVESTMENT COUNSEL ASSOCIATION OF AMERICA, INC. ("ICAA", pub. avail. March 1, 2004) permits an adviser to furnish specific information about its past specific recommendations to consultants provided the information was requested from the adviser on an unsolicited basis. The adviser may furnish the same information to existing Clients provided that the Clients have recently held the securities in their portfolios and the purpose of the communication was not to offer advisory services. When providing past specific recommendations to consultants/Clients as set forth above, the adviser must do so in a balanced non-misleading way.

     o FRANKLIN MANAGEMENT, INC. (pub. avail. December 10, 1998) permits advisers to include a partial list of its securities recommendations in advertisements provided that the list is selected based on objective, non-performance based criteria (such as a top-ten holding list); the same selection criteria is used each time an advertised list is used; the list will not discuss, directly or indirectly, the amount of the profits or losses, realized or unrealized, of any of the specific securities; and, the adviser maintains, and makes available to the Commission staff for inspection, records that evidence the complete list of all recommendations made by the adviser.

     o THE TCW GROUP, INC. (pub. avail. November 7, 2008) permits an advisor to include a partial list of its securities recommendations in advertisements subject to certain requirements, including that the presentation of information and number of holdings will be consistent from time period to time period; the advertisement will show no fewer than ten holdings, including an equal number of positive and negative holdings; advertisement will disclose how to obtain the method of calculation and a list showing every holding's contribution to performance during the time period; and the advisor maintains certain records. For the full requirements, refer to the no-action letter itself.

TESTIMONIALS

As noted above, ClariVest is prohibited from using testimonials, which are generally understood to include any statement by a former or present advisory client that endorses ClariVest or refers to the Client's favorable investment experience with the Company. The SEC believes that testimonials may create a deceptive or mistaken inference that the reader of the testimonial may mistakenly believe that he/she is likely to experience the same favorable results as those of the person providing the testimonial.(4)

CLIENT LISTS

In its most recent no-action letter dealing with this issue to CAMBIAR INVESTORS, INC. ("Cambiar", pub. avail. August 28, 1997) the SEC indicated that advisers may distribute a partial list of Clients to prospective clients and consultants, provided that the list is not presented in a false or misleading manner and the advertisement containing the list includes no untrue statement of material fact and is not otherwise false or misleading.

In addition to the position set forth in Cambiar, the conditions of the ICAA letter described above also apply to ClariVest's furnishing of a testimonial to a client, prospective client or consultant in response to an unsolicited request.

--------------------------------------------------------------------------------
                      CLARIVEST WILL NOT USE THE NAME OF A
                  CLIENT IN PROMOTIONAL MATERIALS WITHOUT THE
                            CLIENT'S PRIOR CONSENT.
--------------------------------------------------------------------------------

SUPERLATIVE STATEMENTS

ClariVest may not include superlative words or statements in its marketing materials (such as "superior", "top-notch", etc.) that may cause an investor to believe that he/she could not obtain comparable advisory services elsewhere.
In addition, ClariVest's marketing materials must not contain exaggerated or unsubstantiated claims, and shall adopt a balanced approach to marketing its advisory services.

USE OF "RIA" OR "INVESTMENT COUNSEL"

ClariVest may not in any way, represent or imply that it has been sponsored, recommended or approved, or that its abilities or qualifications have in any respect been passed upon by the SEC, or any regulatory authority/organization. In addition, ClariVest forbids the use of "RIA" or "Investment Counsel" on business cards or marketing materials describing Employees' qualifications.

RESPONDING TO QUESTIONNAIRES, SURVEYS, AND OTHER COMMUNICATIONS

Questionnaires, surveys, and other communications furnished to third parties that publish reports about advisers are considered advertisements by the SEC. ClariVest is responsible for coordinating and responding to all RFPs and questionnaires received from third parties. Prior to dissemination, the CCO will review the RFP or questionnaire for accuracy.

----------
(4)  However, in KURTZ CAPITAL MANAGEMENT (pub. avail. January 18, 1988) the
     SEC staff took the position that bona-fide unbiased third-party reports may contain testimonials. Refer to the "Press Releases and Article Reprints" policy and procedures for additional information.

ClariVest will maintain a copy of any written communication provided to such third parties and should a third party publish inaccurate information regarding ClariVest, the CCO will contact the publisher to inform them of the error.

ClariVest also updates online databases with information regarding the Firm and its products. As such information is updated, the updated information will be printed out (if possible) for review by the CCO. The CCO will review such updated information for accuracy.

PROCEDURES

1. All marketing materials utilized by ClariVest's offices and third-party service providers must be submitted to the CCO for approval prior to dissemination.

2. All marketing materials must be forwarded to the CCO. Final approval will be in writing (preferably email), and sent to the individual seeking approval for the use of the marketing material. Marketing materials that do not change from month to month, other than performance figures, shall not be required to be reviewed on an ongoing basis after the initial required review.

3.   ClariVest will retain copies of the approvals received from the CCO.

4. ClariVest will retain copies of all marketing pieces utilized by individuals marketing ClariVest's services.

5. The CCO will review print-outs of information updated to online databases for accuracy. ClariVest will retain copies of such print-outs to document the CCO's review and approval.

6. Any proposed presentation to, or interview with, the media by an Employee must be approved in advance by the CCO or the CEO. (See Media Communications Policy and Procedures)

7. Proposed articles authored by ClariVest Employees in magazines and other publications must be approved in advance by the CCO. (See Use of Press Releases and Media Reports Policy and Procedures)

8. In the event that ClariVest becomes aware of an article, story, etc. written by a third-party that contains erroneous information about ClariVest, the CCO shall notify the third-party in writing of the error and maintain documentation of the written notification. Neither ClariVest nor any individual or entity acting on its behalf shall reprint and distribute the erroneous information as part of ClariVest's marketing efforts.

9. An Employee who proposes to participate in a seminar or a speak in front of a group regarding ClariVest's services must pre-clear such activity with the CCO or the CEO (Refer to Attachment A). Any written materials, slides, and other presentation materials to be supplied at the seminar or speech must be pre-approved by the CCO or the CEO.

PROCEDURES TO MAINTAIN PERFORMANCE COMPOSITES

ClariVest constructs performance composites and markets the returns of such composites in various marketing materials. ClariVest adheres to the following procedures to ensure that it is properly constructing and maintaining performance composites:

1. The maintenance of ClariVest's performance composites is based on account inclusion/exclusion parameters that are periodically reviewed to ensure that the criteria accurately represent the performance returns of ClariVest's Clients.

2. ClariVest's operations team is responsible for updating performance composite returns on a monthly basis subject to oversight from CCO. The process can be summarized by the following:

     - Terminated accounts are removed from performance composites as of the end of the last full month before termination or loss of investment discretion.

     - New accounts enter the appropriate performance composite as of the first day of the full month that ClariVest has investment discretion (unless the account is the first in the composite, in which case it will be added to the composite as of the first day of management that ClariVest has investment discretion).

     - COO shall provide guidance in determining the appropriate performance composite for each new account.

3. ClariVest strives to calculate its performance free from material errors. In the event that an Employee discovers or is informed of a performance calculation error, the Employee must promptly notify the CCO. The CCO will promptly determine whether the error could be deemed to be material. If deemed material, the CCO will coordinate prompt and appropriate action, which may include disseminating correct performance to all individuals/entities that received the incorrect performance returns.

BOOKS AND RECORDS

In its books and records, ClariVest will maintain copies of all marketing materials. These materials may include (this list is not intended to be exhaustive):

     o    Brochures

     o    Newsletters

     o    Web Site

     o    Article Reprints

     o    Press Related Marketing Materials

     o    Marketing Letters to Current or Prospective Clients

     o    Responses to RFPs

     o    Quarterly and Annual Data Provided to Consultants

     o    Consultant Questionnaires

     o    Presentations developed for Seminars or Client meetings

     o    Transcripts of Newspaper Interviews

     o    Transcripts or Tapes of Television Appearances

     o    E-mails

EXEMPTION FROM FEDERAL SECURITIES REGISTRATION.

     1. GENERAL. The Investment Funds offer and sell limited partner interests and shares, respectively (collectively herein called "Interests"), in the U.S. In doing so, the Investment Funds rely on the so-called "private offering" exemption from the registration requirements of the federal securities laws. This exemption is described in part in Securities Act section 4(2) and in Rule 506 of Regulation D under the Securities Act. Securities Act section 4(2) provides that the registration provisions of Securities Act section 5 do not apply to transactions by an issuer, such as an Investment Fund, not involving any public offering. To clarify when a transaction does not involve a public offering, the SEC adopted Regulation D. Rule 506 of Regulation D allows an issuer, such as an Investment Fund, to offer and sell Interests to an unlimited number of "accredited investors." The various categories of accredited investors are described in the offering questionnaires used by the Investment Funds, under the heading "Accredited Investor." Because Regulation D imposes additional restrictions on sales to persons that are not accredited investors, Interests may not be sold to non-accredited investors without the approval of the CCO.

          The representations in the Investment Funds' subscription agreements and the information requested in the Investment Funds' offering questionnaires are designed to provide documentary evidence of the qualifications of offerees who invest in the Investment Funds for purposes of compliance with section 4(2), Regulation D and Rule 205-3 under the Advisers Act (which is discussed in Part IX.F below). When subscribers to the U.S. Investment Funds return these documents, the CCO examines them carefully to ascertain that each subscriber meets all of the net worth and sophistication requirements of section 4(2) and Regulation D and the net worth or minimum investment requirements of Rule 205-3, if applicable. The Firm generally will not accept the subscription of any subscriber who does not meet all of these requirements.

          Subscription documents for the non-U.S. Investment Funds are reviewed by such Investment Funds' offshore administrator for compliance with the foregoing requirements.

     2. NO GENERAL SOLICITATION. No form of general solicitation or advertising may be used in offering or selling Interests. This prohibition precludes any mass mailing, any advertisement, article or notice published in any magazine, newspaper or newsletter, and any seminar or meeting where the attendees have been invited by any mass mailing, general solicitation or advertising. No Employee should mention or refer to any Investment Fund in any public medium, including any newspaper, on radio or television, on any website, or otherwise.

          Only authorized personnel of ClariVest or its affiliates may offer Interests to potential Investors, send offering circulars for U.S. Investment Funds to potential Investors or provide contact information regarding a potential Investor to the administrator of a non-U.S. Investment Fund. Only the administrator of a non-U.S. Investment Fund is authorized to provide such Investment Fund's private offering memorandum to potential Investors in connection with the offering of securities (ClariVest may provide a copy of an Investment Fund's private offering memorandum to an existing Investor in that Investment Fund in response to that Investor's request for purposes of due diligence and not in connection with the offering of securities). Offers may be made only to persons with whom ClariVest, its affiliates or an Employee has a prior relationship or to whom ClariVest has received a private introduction.

     3. GUIDELINES FOR OFFERING INTERESTS. The following guidelines must be followed when making an offer of Interests in a U.S. Investment Fund:

          a. ClariVest or its affiliates may only offer to sell such Interests by delivering a copy of the Investment Fund's offering circular to prospective Investors. The Firm should write on the cover page of the offering circular the number of each offering circular and the name of the prospective Investor to whom such offering circular is being delivered. ClariVest should record this information in a log ClariVest maintains for this purpose.

          b. Before ClariVest mentions or sends any material related to the Investment Fund, including the offering circular, to any potential Investor, ClariVest must reasonably believe that the Investment Fund would be a suitable investment for the potential Investor and ClariVest must comply with the state securities laws where the potential Investor resides. Only after ClariVest reasonably believes that the investment is suitable and the potential Investor or his or her personal representative is sophisticated in financial and business matters may ClariVest make such an offer and provide the offering circular. ClariVest must maintain written records of all information obtained regarding the suitability of each prospective offeree.

     4. HEDGE FUND WEBSITES AND OTHER DATABASES. A number of commercial websites and other databases seek information regarding private investment funds for distribution through a website, newsletter or other database. Submitting information regarding an Investment Fund to such persons raises a number of issues regarding the prohibition on general solicitation discussed above. Therefore, no Employee should give any information to any such website operator or database provider without the CCO's prior approval. The CCO reviews ClariVest's agreement with the website operator or database provider to determine if it sufficiently requires the website operator or database provider to comply with procedures that reduce such risks.

STATE SECURITIES LAWS APPLICABLE TO THE OFFERING ("BLUE SKY LAWS").

The offer and sale of Interests in the U.S. also must comply with the securities laws of each state where an Investor or offeree resides or is domiciled. Such laws typically require filings to be made to rely on the "private offering" exemptions. Some state laws (such as New York law) require that filings be made or other actions be taken before offers may be made.

The CCO should be advised as soon as possible of the state of residence or domicile of each prospective offeree, the amount that such offeree may invest, whether such offeree is an individual, corporation, trust, limited liability company or partnership, the nature of the prospective offeree's business and the accreditation status of the offeree. The CCO may contact ClariVest's counsel to review applicable state laws and provide advice concerning the requirements for compliance.

RESPONSIBILITY

The CCO will generally be responsible for reviewing the marketing process, and the CEO will oversee Marketing to ensure that only approved materials are distributed to prospective clients.

ATTACHMENT A

                APPROVAL TO CONDUCT FORMAL SPEAKING ENGAGEMENTS

Pursuant to ClariVest's Advertising and Marketing policy and procedures as set forth in its Code of Conduct and Regulatory Compliance Manual, the undersigned seeks to obtain approval to participate in a speaking engagement.

Date of speaking engagement:      ______________________________________________

Location of speaking engagement:  ______________________________________________

Sponsor of event:                 ______________________________________________

Topic discussed by ClariVest employee(s) at speaking engagement:

________________________________________________________________________________

Please indicate the supplemental materials (i.e. PowerPoint presentation, handouts, etc.) that you plan to utilize at the speaking engagement:

________________________________________________________________________________

Date on which the supplemental materials were approved for use:

________________________________________________________________________________

Are any costs associated with the undersigned's attendance at speaking engagement (other than a meal or incidentals) paid by an entity other than ClariVest? If so, please list the costs:

________________________________________________________________________________

List the individual(s) requesting the speaking engagement:

_____________________________________

________________________________________________________________________________




--------------------------------------------------------------------------------
COMPLIANCE USE ONLY

_____ Approved_____ Not Approved Person Approving ____________

Reasons Supporting Decision to Approve/Not Approve: ____________________________

________________________________________________________________________________

________________________________________________________________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              MEDIA COMMUNICATIONS
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

From time to time, Employees may have the opportunity to communicate with the media regarding ClariVest and its business and services. All communications by investment advisers are subject to the anti-fraud provisions of the Advisers Act. Specifically, section 206(1) and (2) of the Advisers Act states that, "It shall be unlawful for any investment adviser, by use of the mails or any means or instrumentality of interstate commerce, directly or indirectly:

          (1) to employ any device, scheme, or artifice to defraud any client or prospective client; and

          (2) to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client."

Thus, investment advisers have an obligation to ensure that all of their communications with Clients, prospective clients and others are truthful, accurate, balanced and not misleading.

An area where investment advisers must exercise specific caution is in their communication with the media. Personnel of investment advisers are often called on to be interviewed by members of the press, either with respect to activities of the investment adviser or to provide commentary on the securities markets.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered the material risks associated with communicating with the media. This analysis includes risks such as:

     o    Statements to the media being inaccurate or misleading.

     o Employees inadvertently communicating Non-Public, confidential information to the media.

     o Transcripts and/or video or audio tapes (if produced) of interviews not being maintained.

     o    Interviews with the media not being pre-cleared by the CCO or CEO.

     o Statements to the media including past specific recommendations or testimonials.

ClariVest has established the following guidelines to effectuate and monitor ClariVest's policy to communicate with the media.

POLICY

ClariVest, as a matter of policy, requires its Employees to adhere to the following policies when communicating with the media:

BE ACCURATE

     o    Do not make untrue statements or leave out a significant fact.

     o In any presentation, interview, etc. where you are expressing your opinion, state that fact. Your opinion may not reflect the views of ClariVest as a whole.

     o    Do not make statements that are defamatory or libelous.

DO NOT MAKE PROJECTIONS

     o    Do not make statements that imply performance is guaranteed.

     o Do not make promises of specific results, or exaggerated or unwarranted claims. Projections or forecasts should only refer to general market trends. You should not make projections about performance. This would not preclude statements about how market trends will generally affect performance of ClariVest Clients.

DO NOT PROVIDE MATERIAL, NON-PUBLIC OR SIMILAR INFORMATION

     o Do not disclose Material Information about an issuer that is not publicly available, Non-Public Personal Information about a firm Client, or confidential information about ClariVest or its activities.

Any questions with respect to these policies and procedures should be directed to the CCO.

PROCEDURES

     1. All Employees who receive a request for an interview from members of the press must obtain the pre-approval of the CCO or CEO.

     2. When being interviewed, the Employee must adhere to the following standards (in addition to those outlined in the POLICY section above):

          o Do not, directly or indirectly, make false or misleading statements;

          o Communications must exhibit truthfulness and good taste. Any flamboyant, misleading, exaggerated, or inflammatory, inappropriate or unduly controversial material is forbidden;

          o Statements containing promises of specific results, exaggerated or unwarranted claims, or opinions or forecasts for which no reasonable basis exists are forbidden;

          o Discussions of potential returns of any investment must be balanced with discussions of the risks and drawbacks of that investment, including the possibility of loss of principal, whenever applicable;

          o Comparisons must clearly indicate the purpose of the comparison, and they must provide a fair and balanced presentation, including any material differences;

          o False or misleading statements to induce the purchase or sale of securities are prohibited;

          o Do not make unrealistic claims for performance, service, quality or "value-added" service;

          o Do not reference past specific recommendations or testimonials from current or former clients;

          o Never use superlatives (including, but not limited to, such words as best, worst, most, least, highest, lowest, always, never, etc.); and

          o Always bear in mind the level of financial sophistication of the ultimate recipient of the communication.

     4. In addition, and with respect to any issuer specifically mentioned during the interview, the Employee must disclose to the interviewer, during or upon completion of the interview, the following:

          o If ClariVest, its affiliates or the Employee has a financial interest in the securities of the issuer, and if so, the nature of the financial interest (including, without limitation, whether it consists of any option, right, warrant, future, long or short position);

          o If, as of the end of the month immediately preceding the date of the interview (or the end of the second most recent month if the interview date is less than 10 calendar days after the end of the most recent month), ClariVest or its affiliates or the Employee beneficially own 1% or more of any class of common equity securities of the issuer. (Computation of beneficial ownership of securities must be based upon the same standards used to com-pute ownership for purposes of the reporting requirements under
               Section 13(d) of the Securities Exchange Act of 1934);

          o Any other actual, material conflict of interest of ClariVest or its affiliates or the Employee with respect to the issuer, which the Employee knows or has reason to know at the time of the interview;

          o If one exists for the issuer, the Employee must disclose the valuation methods used to determine a price target. Price targets must have a reasonable basis and must be accompanied by a disclosure concerning the risks that may impede achievement of the price target;

          o If an Employee or a member of any Employees' household serves as an officer, director or advisory board member of the issuer; and

          o If known to the Employee at the time of the interview, whether the issuer, or an affiliate of the issuer, is a Client of ClariVest or its affiliates.

     5. Taking cost into consideration, the Employee should request that the interviewer arrange for a copy of any media dissemination to be provided to ClariVest. This includes printed materials, transcripts, and/or video tape of television broadcasts.

     6. The CCO will review all documentation of the media dissemination of the interview. Violations of these policies and procedures appearing in the documentation will be noted. If such violations appear to have been caused by statements of the Employee being interviewed, the CCO will conduct an investigation. If necessary, appropriate disciplinary action will be taken by the CCO.

RESPONSIBILITY

Any questions regarding the compliance with this policy should be directed to the CCO.

--------------------------------------------------------------------------------
                      PRESS RELEASES AND ARTICLE REPRINTS
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------


ISSUE

Rule 206(4)-1(b) under the Advisers Act defines "advertisement" for purposes of the rule as including:

     [A]NY NOTICE, CIRCULAR, LETTER OR OTHER WRITTEN COMMUNICATION ADDRESSED TO MORE THAN ONE PERSON, OR ANY NOTICE OR OTHER ANNOUNCEMENT IN ANY PUBLICATION OR BY RADIO OR TELEVISION, WHICH OFFERS (1) ANY ANALYSIS, REPORT, OR PUBLICATION CONCERNING SECURITIES, OR (2) ANY GRAPH, CHART, FORMULA OR OTHER DEVICE TO BE USED IN MAKING ANY DETERMINATION AS TO WHEN TO BUY OR SELL ANY SECURITY, OR WHICH US SECURITY TO BUY OR SELL, OR (3) ANY OTHER INVESTMENT ADVISORY SERVICE WITH REGARD TO SECURITIES.

For purposes of this policy, press releases authored by ClariVest are deemed advertisements at the time that they are transmitted to the media. Media reports, and specifically article reprints, are deemed advertisements only when they are distributed by ClariVest.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered the material risks associated with utilizing press releases and article reprints. This analysis includes risks such as:

     o Statements included in press releases or article reprints being inaccurate or misleading.

     o Press releases or article reprints include information violating Rule 206(4)-1 or that contradict SEC positions.

     o Copies of press releases or article reprints not being appropriately maintained.

     o Press releases and article reprints not being approved by the CCO prior to distribution.

     o Articles published by third-parties containing false and misleading information about ClariVest.

ClariVest has established the following guidelines to effectuate and monitor ClariVest's policy when utilizing press releases or article reprints.

POLICY

ClariVest is prohibited from publishing, circulating, or distributing any advertisement that contains any untrue statement of a material fact or that is otherwise false or misleading. Marketing materials that are deceptive and misleading in their overall effect when it could be argued that no single statement of a material fact is incorrect are also prohibited. In considering whether marketing materials are misleading, the following factors should be considered:

     o The presence or absence of any explanations and disclosures necessary to make the materials not misleading;

     o The general economic or financial conditions affecting any assumptions in the materials;

     o    Any representations of future gains, income or expenses;

     o Any portrayals of past performance that imply that past results may be repeated in the future, or that can not be justified under the circumstances;

     o Any discussion of benefits of the investment without giving equal prominence to the risks or limitations associated therewith; and

     o    Any exaggerated or unsubstantiated claims.

Other factors that should be considered include the overall context in which the advertisement is made; the audience to which the advertisement is directed; the overall clarity of the advertisement; and the use of footnotes in the advertisement.

PRESS RELEASES

For purposes of these policies and procedures, a "press release" is defined as a public-relations statement about ClariVest prepared and issued by ClariVest with the goal that portions of the statement will be reprinted by bona-fide media outlets. Because press releases are generated by ClariVest, the advertising rules under the Advisers Act are fully applicable.

ARTICLE REPRINTS

An "article reprint" is defined as any story or discussion about ClariVest or its affiliates that appears in a bona fide media source that is subsequently copied and distributed by ClariVest. For such a media outlet to be deemed bona-fide, the publisher of the article to be reprinted may not be an affiliate of ClariVest. ClariVest always must receive permission from publishers of the original article to reprint or change it. Because article reprints are distributed by ClariVest, the advertising rules under the Advisers Act are generally applicable.

Noteworthy, however, is the no action relief granted to KURTZ CAPITAL MANAGEMENT (pub. avail. January 18, 1988) ("Kurtz"). In Kurtz, the SEC staff took the position that bona-fide unbiased third-party reports generally are not covered by Rule 206(4)-1(a)(1), which prohibits the use of testimonials by an investment adviser. Similarly, the staff took the position that the subsequent distribution of a bona-fide news article written by an unbiased third-party is not subject to the requirements of Rule 206(4)-1(a)(2) when past specific recommendations happen to be referred to within the article. Use of reprints, however, remains subject to Rule 206(4)-1(a)(5), which makes it a violation for an investment adviser to publish an advertisement that contains any untrue statement of a material fact or is otherwise false or misleading.

PROCEDURES

PRESS RELEASES

1.   All press releases must be approved by the CCO prior to distribution.

2. In addition to full compliance with the rules under the Advisers Act with respect to advertising, special care must be taken if the press release contains historical performance of ClariVest. In such cases, performance must be shown either net of all fees and expenses of ClariVest, or alternatively, gross and net performance may be shown with equal prominence. Relevant disclosure, as described primarily in the no-action letter to Clover (as discussed in the Marketing Policy), should be included.


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

3. ClariVest, and specifically the Employee who authored the press release, will make reasonable efforts to obtain copies of all newspaper articles, etc. created by bona-fide media outlets as a result of the ClariVest press releases. Copies will be maintained in ClariVest's permanent file for five years from the end of the fiscal year in which the press release was issued.

4. The CCO will review all copies of articles created as a result of the ClariVest press releases.

ARTICLE REPRINTS

1.   All article reprints must be approved by the CCO prior to distribution.

2. Before ClariVest may distribute an article reprint, it must determine if the information in the reprint is accurate at the time of distribution. If necessary, disclosure must be added to the reprint that clarifies or amends the misleading language of the original article.

3. Excerpts of articles may be distributed, provided that the excerpted language is not misleading when removed from the context of the entire article. If necessary, disclosure must be added to the excerpt that clarifies or amends the misleading language.

4.   The original date of the article must appear on the article reprint.

5. Care must be used when distributing article reprints containing ClariVest performance results, as it is highly unlikely that the performance results contained in the article would remain accurate at the time of distribution. Thus, all article reprints must include disclosure updating the perfor-mance identified in the article reprint to the most recent calendar quarter end. Relevant disclosure, as described primarily in Clover, should be included.

     In addition, if performance results or an investment strategy appearing in an article reprint are not currently applicable to ClariVest, disclosure to that effect must be included in with the article reprint. For example, if an article reprint discusses performance achieved using IPO shares that are no longer available, the article reprint must contain disclosure that a percentage of the returns shown was attributable to ClariVest's investments in IPOs and that because IPO shares are not available in the quantities previously available, it is questionable whether ClariVest could continue to achieve substantially similar performance as it had previously achieved.

6. Article reprints referencing a mutual fund advised by ClariVest will be approved before their use by the fund's distributor. Guidelines for use and approval of these article reprints may be found in the distributor's policies and procedures.

7. Copies of all article reprints (or excerpts of article reprints), with the disclosures that were distributed with the article reprints, will be maintained in ClariVest's permanent file for five years from the end of the fiscal year in which the press release was issued. A copy of the original article will be maintained along with each article reprint.

RESPONSIBILITY

Any questions regarding the compliance with this policy should be directed to the CCO.

--------------------------------------------------------------------------------
                            SOLICITORS AND LOBBYISTS
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

Rule 206(4)-3 under the Advisers Act allows registered investment advisers to pay a cash fee to a solicitor (both internal and unaffiliated) for referring Clients only if pursuant to a written agreement.(5) The Rule requires, among other things, that the investment adviser make a bona fide effort to determine whether the solicitor has complied with the agreement, and have a reasonable basis for believing the solicitor has complied with the Rule.

Effective January 1, 2011, in California individuals who solicit or market to California public retirement systems such as CalPERS or CalSTRS must register as lobbyists and file disclosure reports, subject to certain exceptions. (AB 1743, Chapter 668, Stats. 2010).

Rule 206(4)-5 under the Advisers Act, when effective, prohibits registered investment advisers from providing or agreeing to provide, directly or indirectly, payment to any third party solicitor to solicit government clients for investment advisory services on its behalf, unless such person is a "regulated person" as defined in the rule.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered the material risks associated with utilizing solicitors to refer business to ClariVest. This analysis includes risks such as:

     o ClariVest paying a solicitor a cash fee, although ClariVest and the solicitor have not executed a written solicitation agreement.

     o ClariVest making indirect payments to third parties for client referrals.

     o The solicitor failing to provide Clients with the disclosure documents required by Rule 206(4)-3, the Solicitor's Rule.

     o The solicitor being subject to disciplinary actions that prohibit it from engaging in solicitation activities.

     o    Solicitor documents not being adequately maintained.

     o ClariVest failing to make a bona fide effort to confirm that the solicitor is complying with the terms of the solicitation agreement.

     o ClariVest making payments, directly or indirectly, to a third party solicitor who is not a regulated person to solicit government clients for ClariVest after the effective date of Rule 206(4)-5.

----------
(5) Under the SEC's No-Action letter to Mayer Brown LLP, publicly available since July 28, 2008, Rule 206(4)-3 does not apply to compensation paid for soliciting investors to an investment pool that is an Investment Company as defined by Section 3(a)(1) of the IC Act, or an investment pool that would be an Investment Company but for an exclusion from the definition provided by Section 3(c) of the IC Act.

ClariVest also considered the materials risks associated with employees being deemed "placement agents" (as described below) under California law, including employees acting as placement agents without being properly registered as lobbyists.

ClariVest has established the following guidelines to effectuate and monitor ClariVest's policy to utilize solicitors and ClariVest's policy to register lobbyists.

SOLICITOR POLICY

The requirements for solicitors that are affiliated with ClariVest (i.e., officers, directors, employees) are less stringent than the requirements for unaffiliated solicitors. Below are details of the requirements for both internal and unaffiliated solicitors. ClariVest may only make a payment to a third party for a client referral if such person is a solicitor and the procedures below have been complied with.

SOLICITOR PROCEDURES - GENERAL

INTERNAL AND UNAFFILIATED SOLICITORS

Rule 206(4)-3 under the Advisers Act prohibits solicitation payments to any solicitor unless the following conditions are met:

     1. The investment adviser (i.e. ClariVest) is registered under the Advisers Act;

     2. The solicitor is not a person (A) subject to a Commission order issued under section 203(f) of the Act, or (B) convicted within the previous ten years of any felony or misdemeanor involving conduct described in section 203(e)(2)(A)-(D) of the Act, or (C) who has been found by the Commission to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or
          (6) of section 203(e) of the Act, or (D) is subject to an order, judgment or decree described in section 203(e)(4) of the Advisers Act;

     3. Such cash fee is paid pursuant to a written agreement to which the adviser is a party; and

     4. The status of such solicitor as a partner, officer, director or employee of such investment adviser or other person, and any affiliation between the investment adviser and such other person, is disclosed to the client at the time of the solicitation or referral.

UNAFFILIATED SOLICITORS

Rule 206(4)-3(a)(2)(iii)(A) prohibits a registered investment adviser from paying fees to an unaffiliated solicitor(6) for client referrals unless the following requirements are met:

     1. ClariVest will only pay a cash fee, directly or indirectly, to a solicitor pursuant to a written agreement. ClariVest is strictly prohibited from making any indirect payments to marketing intermediaries such as pension consultants for the referral of Clients to ClariVest.

     2. The written agreement between ClariVest and the solicitor shall require the following conditions:

          o Description of the solicitation activities to be engaged in by the solicitor on behalf of ClariVest and the compensation to be received;

----------
(6) This requirement does not apply to solicitors who are (A) a partner, officer, director or employee of the investment adviser or (B) a partner, officer, director or employee of a person which controls, is controlled by, or is under common control with such investment adviser.

          o An undertaking by the solicitor to perform his or her duties under the agreement in a manner consistent with ClariVest's instructions and the provisions of the Advisers Act and the Rules thereunder;

          o An undertaking that the solicitor is not a person subject to the disciplinary actions stated in Rule 206(4)-3(A)(1)(ii); and

          o An undertaking by the solicitor to, at the time of any solicitation activities, provide the client with a current copy of ClariVest's Part 2a of Form ADV and a separate written disclosure document.

     3. The unaffiliated solicitor's separate written disclosure document must be provided to the prospective client at the time of solicitation. The disclosure document must contain the following information:

          o    The name of the solicitor;

          o    The name of ClariVest;

          o The nature of the relationship, including any affiliation, between the solicitor and ClariVest;

          o The terms of such compensation arrangement, including a description of the compensation paid or to be paid to the solicitor;

          o The amount, if any, the client will be charged in addition to the advisory fee; and

          o The Client's signature, as an acknowledgment of receipt by the prospective clients.

          The SEC staff has, by no-action letter, permitted investment advisers (in lieu of their solicitors) to deliver copies of the investment advisers' Form ADV and the solicitors' separate written disclosure statements to prospective clients and, in the case of mass mailings and advertisements, to make such deliveries only when such prospective clients express interest in the investment advisers' services (as opposed to at the time of solicitation). See, e.g., AMA Investment Advisers, Inc. (available October 28, 1993); Moneta Group Investment Advisors, Inc. (available October 12, 1993) (cash solicitation arrangement with professional associations and credit unions); E. F. Hutton & Company, Inc. (available September 27, 1987). The SEC has also permitted the investment advisers' Form ADV to be delivered within one business day of the referral when, in the interest of administrative efficiency copies of the Form ADVs were maintained at a central office (as opposed to a branch office). See Charles Schwab & Co., Inc. (available April 29, 1998). The SEC has said that the solicitor's separate written disclosure statements can be delivered (and the required signed and dated client acknowledgment of receipt obtained) electronically consistent with the guidelines presented in the SEC's May 1996 release on the use of electronic media. See Securities Act Release No. 7288 (May 9, 1996).

     4. ClariVest must obtain a signed and dated acknowledgement from the Client that they received the solicitor's separate written disclosure document and ClariVest's Part 2A of Form ADV. ClariVest must receive the acknowledgment prior to, or at the time of, entering into the advisory agreement with the client. In order to ensure compliance with this procedure, ClariVest may require Clients to sign and date the solicitor's separate written disclosure document which will evidence the client's receipt of the solicitor's separate written disclosure document as well as Part II of ClariVest's Form ADV.

     5. Any solicitor acting on behalf of ClariVest shall not be a person subject to the disciplinary actions stated in Rule 206(4)-3(A)(1)(ii) under the Advisers Act.

     6. ClariVest shall maintain originals and/or copies of all solicitor documents in the respective Client files.


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

     7. ClariVest shall require its unaffiliated solicitors to complete the Solicitors Verification Letter included as Attachment A on an annual basis.

SOLICITOR PROCEDURES - GOVERNMENT ENTITIES

In addition to complying with the Solicitor Procedures outlined above, after the effective date of Rule 206(4)-5, ClariVest will be subject to special procedures relating to the solicitation of government clients. ClariVest will comply with the following procedures after Rule 206(4)-5's provisions regarding third-party solicitation become effective.

Rule 206(4)-5 makes it unlawful for ClariVest or its covered associates to pay, directly or indirectly, any person who is not a regulated person to solicit government clients for investment advisory services on ClariVest's behalf. Before making any payment, direct or indirect, for solicitation activities related to a government client, ClariVest will confirm with the third party solicitor that such entity is a regulated person as defined by Rule 206(4)-5. ClariVest will also ask the third party solicitor to confirm annually in the Solicitors Verification Letter included as Attachment A that, if they receive payment for soliciting government clients on ClariVest's behalf, they are a regulated person under Rule 206(4)-5, and that they are in compliance with any pay to play rules imposed on them in connection therewith.

SOLICITOR RESPONSIBILITY

The CEO will oversee ClariVest's solicitation arrangements, including the establishment of new relationships. The CEO shall determine the eligibility of the solicitors, and he will ensure that each solicitor complies with the terms of the written agreement with ClariVest. The CCO will ensure that all of the appropriate solicitation documentation exists to ensure compliance with the cash solicitation rule.

LOBBYIST POLICY

California law prohibits a person from acting as a placement agent in connection with any potential system investment made by a California public pension or retirement systems unless that person is registered as a lobbyist.

"Placement agent" means any person hired, engaged, or retained by, or serving for the benefit of or on behalf of, an external manager, or on behalf of another placement agent, who acts or has acted for compensation as a finder, solicitor, marketer, consultant, broker, or other intermediary in connection with the offer or sale of the securities, assets, or services of an external manager to a board or an investment vehicle, either directly or indirectly. However, the definition of placement agent excludes an individual who is an employee, officer, director, equityholder, partner, member, or trustee of an external manager and who spends one-third or more of his or her time, during a calendar year, managing the securities or assets owned, controlled, invested, or held by the external manager.(7)

With respect to state-level plans only, employees are also exempt (the "Entity Exemption") from registration as a lobbyist so long as ClariVest is:

     1) Registered with the SEC as an "investment adviser" or "broker-dealer" or if exempt from SEC registration, with an appropriate state securities regulator; and

     2) Was selected through competitive bidding and is providing services pursuant to a contract executed as a result of that competitive bidding procedures; and

----------
(7) Note that the phrase "managing the securities or assets" is currently not defined by California law.

     3) Has agreed to a "fiduciary standard of care" as defined by the standards of conduct applicable to the retirement board of a public pension or retirement system when managing a portfolio of the pension or retirement system's assets.

The law also requires a person acting as a placement agent in connection with a local public retirement system to file any applicable reports with a local government agency that requires lobbyists to register and file reports and to comply with any applicable requirements imposed by a local government agency. It is important to note that the Entity Exemption from registration set forth above only applies to state plans (such as CALSTRS and CALPERS), and does not apply to local public retirement systems.

Finally, a placement agent selling or attempting to sell securities, assets, or services of an "external manager" to a California public pension fund cannot be compensated under a "contingency" arrangement.

LOBBYIST PROCEDURES

To ensure that ClariVest employees are exempt from registration as a lobbyist with respect to state-level plans, ClariVest will ensure that it complies with the requirements of the Entity Exemption set forth above.

With respect to local plans, certain ClariVest personnel will be exempt from registration because they spend more than one-third of their time managing the securities invested by ClariVest. For personnel that do not spend more than one-third of their time managing securities for ClariVest, such employees will not have contact with a local plan until the CCO has an opportunity to determine if such contact would result in the employee being required to register as a lobbyist.

Finally, ClariVest will not compensate any placement agent under a contingency arrangement with respect to any California public pension fund business.

LOBBYIST RESPONSIBILITY

The CCO will ensure that ClariVest complies with the Entity Exemption set forth above. ClariVest employees are required to notify the CCO before they have any contact with a local plan, and the CCO will work with the employee to determine if such contact would result in registration as a lobbyist. The CFO will ensure that ClariVest does not compensate any placement agent under a contingency arrangement.

ATTACHMENT A

                         SOLICITORS VERIFICATION LETTER

[DATE]

NAME OF SOLICITOR ("Solicitor")
ADDRESS
CITY, STATE ZIP

Dear <Solicitor>:

In accordance with our obligation to comply with the provisions of Rule 206(4)-3 under the Investment Advisers Act of 1940 ("Advisers Act"), more commonly referred to as the "cash solicitation rule," ClariVest Asset Management LLC ("ClariVest") must ensure that its unaffiliated solicitors provide the requisite disclosure documents to prospective clients of ClariVest. Specifically, subparagraph (a)(2)(iii)(C) of the rule requires an adviser to make a bona fide effort to ascertain whether the solicitor has complied with the written agreement that governs the arrangement and have a reasonable basis for believing that the solicitor has so complied.

Since ClariVest and Solicitor have executed an agreement to compensate Solicitor for the referral of advisory Clients to ClariVest, ClariVest respectfully requests confirmation from Solicitor that it has provided and continues to provide all prospective clients of ClariVest, AT THE TIME OF ANY SOLICITATION ACTIVITIES: 1) a current copy of Part II of ClariVest's Form ADV, and 2) the separate written disclosure document required by subparagraph (b) under Rule 206(4)-3. By signing below, you acknowledge and certify that, to the best of your knowledge, you have complied with the disclosure requirements noted above.

Additionally, by signing below, Solicitor certifies that it continues to comply with the following representations which were made in the original solicitation agreement with ClariVest:

     1. Solicitor is not a person, as defined by Section 202(a)(16) of the Advisers Act, (a) subject to a Commission order issued under Section 203(f) of the Advisers Act, or (b) convicted within the previous ten years of any felony or misdemeanor involving conduct described in
          Section 203(e)(2)(A)-(D) of the Advisers Act, or (c) who has been found by the Commission to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or
          (6) of Section 203(e) of the Advisers Act, or (d) who is subject to an order, judgment or decree described in Section 203(e)(4) of the Advisers Act (collectively referred to as "Rule 206(4)-3 Disqualifying Orders");


     2. If Solicitor has been sanctioned by the Commission and is subject to a one or more Rule 206(4)-3 Disqualifying Orders, ClariVest may still be permitted to compensate Solicitor in compliance with Rule 206(4)-3. In the Division of Investment Management's no-action letter to DOUGHERTY & COMPANY LLC (March 21, 2003), the staff indicated that an adviser may pay a solicitor cash solicitation fees when the Commission has sanctioned the solicitor but has not barred or suspended the solicitor from acting in any capacity under the Federal Securities Laws. Thus, in order to comply with the provisions outlined in DOUGHERTY, by signing below, Solicitor acknowledges and confirms that if he is subject to a Rule 206(4)-3 Disqualifying Order, to the best of his/her knowledge: (1) the cash solicitation arrangement continues to be conducted in compliance with the terms of Rule 206(4)-3 except for ClariVest's payment of cash solicitation fees to Solicitor who is subject to a Rule 206(4)-3 Disqualifying Order; (2) no Rule 206(4)-3 Disqualifying Order bars or suspends Solicitor from acting in any capacity under the Federal Securities Laws; (3)

          Solicitor has complied with the terms of each Rule 206(4)-3 Disqualifying Order, including, but not limited to, the payment of disgorgement, pre-judgment interest, civil or administrative penalties and fines; and (4) for a period of ten years following the date of each Rule 206(4)-3 Disqualifying Order, Solicitor shall disclose the order to each person whom Solicitor solicits in the separate written disclosure document required to be delivered to such person under Rule 206(4)- 3(a)(2)(iii)(A) or, if Solicitor is a person specified in Rule 206(4)-3(a)(2)(i) or (ii), Solicitor shall disclose the order to each person whom Solicitor solicits by providing the person at the time of the solicitation with a separate written disclosure document that discusses the terms of the order;

     3. Solicitor has obtained any SEC and/or state registrations that may be appropriate or required in connection with the solicitation services provided under the solicitation agreement with ClariVest or has been advised by counsel that it is exempt or excluded from registration;

     4. Solicitor does not provide investment advisory services on behalf of ClariVest in any manner to solicited Clients;

     5. With respect to any prospective or solicited client that is a retirement plan subject to ERISA or a tax qualified retirement plan or IRA under the Internal Revenue Code, Solicitor, and any of its of-ficers, directors, Employees, agents or affiliates, are not a fiduciary, trustee or administrator for any such plan; and

     6. With respect to any prospective or solicited client that is a state, municipality, or other political entity, agency or subdivision, Solicitor, and any of its officers, directors, Employees, agents or affiliates, are not associated in any way with such entity or have been elected official, Employee or person providing professional services to such entity within the last two years.

     7. From and after the effective date of Rule 206(4)-5's provisions regarding third party solicitation, if Solicitor receives or intends to receive payment, directly or indirectly, for soliciting government clients on ClariVest's behalf, Solicitor represents and warrants that it is a regulated person under Rule 206(4)-5. Solicitor further represents and warrants that it is in compliance with any pay to play regulations or other rules imposed on it in connection therewith (including any regulations of registered municipal advisors by the SEC or MSRB).

Please complete the enclosed acknowledgement and return it to the above noted address at your earliest convenience. If you have any questions with respect to this request, please call me at 858-480-2422. Thank you for your attention to this matter.

Regards,

Stacey Nutt, CEO
ClariVest Asset Management LLC

ACKNOWLEDGED AND CERTIFIED BY:

By:___________________________________ (Print Name)

Signature:____________________________

Date: ________________________________

--------------------------------------------------------------------------------
                        MAINTENANCE OF BOOKS AND RECORDS
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

Rule 204-2 under the Advisers Act requires investment advisers to maintain certain books and records.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered the material risks associated with its maintenance of an effective books and recordkeeping system. This analysis includes risks such as:

     o ClariVest's system of maintaining books and records being outdated, insufficient, and not compliant with Rule 204-2(a) under the Advisers Act.

     o Employees not being sufficiently knowledgeable about the books and records rule and what documents must be maintained.

     o Electronically stored documents not being reasonably safeguarded from loss, alteration, or destruction.

     o    Improper alteration/destruction of hard copy documents.

ClariVest has established the following policy and procedures to help monitor and ensure ClariVest properly maintains and safeguards its books and records.

POLICY

All books and records required by Rule 204-2 will be maintained for a period of not less than five years from the end of the fiscal year during which the record was last altered (with limited exceptions as described in Attachment A), the first two years in ClariVest's office.(8)

Records pertaining to investment advisory services rendered to a registered investment company must be maintained for no less than six years.

PROCEDURES

MAINTENANCE OF REQUIRED RECORDS -- ClariVest will maintain the records required by Rule 204-2 under the Advisers Act. These records include, but are not limited to the following: financial statements, bank statements, bills and invoices, contracts, partnership or limited liability company agreements for Investment Funds, agreements with Investors in each Investment Fund (such as Subscription Agreements

----------
(8) However, ClariVest must maintain all documents to substantiate the calculation of investment performance results that it includes in any notice, circular, advertisement, newspaper article, investment letter, etc. For example, ClariVest must maintain documentation to substantiate the calculation of investment performance results for periods preceding the last five years (i.e. if ClariVest is advertising its performance results from 1990 to present, it must maintain the documentation to substantiate the calculation of the investment performance results for the entire period commencing in 1990).

and Offering Questionnaires) and written communications with Clients (including offering materials for Investment Funds and materials regarding the suitability of each prospective Investor). The records will be maintained by various individuals and maintained in ClariVest's office.

RECORD RETENTION POLICY - ClariVest will maintain its books and records in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the record was last altered, the first two years in ClariVest's office.

CORPORATE RECORDS - Limited liability company agreements, certificates of formation and amendments, etc. of ClariVest and of any predecessor shall be maintained in the principal office of ClariVest and preserved until at least three years after termination of the enterprise.

MAINTAINING RECORDS ELECTRONICALLY -- ClariVest may elect to maintain and preserve certain books and records electronically, on a computer storage medium under the conditions set forth below. ClariVest will:

     1. Arrange and index the records in a way that permits easy location, access, and retrieval of any particular record;

     2. Provide promptly any of the following that the SEC (by its examiners or other representatives) may request:

          o A legible, true, and complete copy of the record in the medium and format in which it is stored;

          o    A legible, true, and complete printout of the record; and

          o    Means to access, view, and print the records.

     3. Separately store, for the time required for preservation of the original record, a duplicate copy of the record on any medium allowed by this section.

REPRODUCTION OF NON-ELECTRONIC RECORDS TO ELECTRONIC STORAGE MEDIUM -- ClariVest utilizes Adobe Acrobat and a scanner to convert certain hard copy documents into electronic documents for the purposes of storing the documents in electronic medium. The use of the technology provides ClariVest with reasonable assurance that any reproduction of a non-electronic original record on electronic storage media will be complete, true, and legible when retrieved. This also safeguards against alteration or destruction of hard copy documents.

ClariVest shall maintain certain books and records electronically and in accordance with the Advisers Act.

DESTRUCTION POLICY

The CCO has sole authority to authorize the destruction of any book or record after it has been maintained and preserved for the requisite time period. All destruction of records stored in onsite or offsite records facilities will be approved by the CCO after the record has been retained for all applicable retention periods and verification is received that there are no legal impediments on destruction.

If ClariVest or any of its Employees are under any type of regulatory or legal investigation or proceeding, or know that one is pending, all documents related to the matters under investigation or involved in the proceeding must be preserved in a manner specified by counsel. The CCO is responsible for notifying Employees of any such investigation or proceeding (the level of detail to be determined by applicable law and related circumstances) and the parameters to be followed regarding the maintenance and destruction of related documents.

Should ClariVest determine to destroy any documents, ClariVest will:

     1. Ensure that documents containing Non-Public Information are burned, pulverized, or shredded so the information cannot be read or reconstructed;

     2. Ensure the destruction or erasure of electronic media containing Non-Public Information so the information cannot be read or reconstructed; and

     3. Ensure that "disposal companies" engaged by ClariVest to dispose of Non-Public Information are performing their duties in accordance with this policy. ClariVest may perform this diligence by:

          o reviewing an independent audit of the disposal company's operations and/or its compliance with the disposal rule;

          o obtaining information about the disposal company from several references or other reliable sources;

          o requiring that the disposal company be certified by a recognized trade association or similar third party; and/or

          o taking other appropriate measures to determine the competency and integrity of the disposal company.

RESPONSIBILITY

The CCO is responsible for overseeing and implementing this policy in consultation with the CEO. All Employees must be familiar with the record-keeping requirements required by the federal securities laws, and most importantly, the Advisers Act. Such familiarity will ensure the effectiveness of ClariVest's books and record-keeping system. All questions regarding an Employee's responsibility under this policy should be directed to the CCO.

--------------------------------------------------------------------------------
                           ELECTRONIC COMMUNICATIONS
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

ClariVest has adopted this Electronic Communications Policy and Procedures (the "EPolicy") to comply with federal and state securities laws, including Rule 204-2 under the Advisers Act. The EPolicy was designed to ensure that ClariVest implements reasonable procedures to monitor Employees' use of the Internet and electronic communications including, without limitation, e-mail.

All software, files, e-mail messages, and voice mail messages on ClariVest's computers, network, and communications systems are the property of ClariVest. These resources are made available by ClariVest to facilitate your ability to do your job efficiently and productively. Employees are to use computers, software, phone systems and Internet access for the benefit of ClariVest and its Clients. In addition, all ClariVest related software, files, e-mail messages on personal computers, PDAs and similar sources must be maintained in accordance with the Advisers Act and this EPolicy. For example, all e-mail correspondence to and from Clients must be maintained in accordance with the Advisers Act and this EPolicy.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered the material risks associated with Employees' use of electronic means for communicating internally and with outside parties. This analysis includes risks such as:

     o Employees' use of email and the Internet not being properly monitored for inappropriate use.

     o Email communication with Clients not being maintained, as required by the books and records rule.

     o ClariVest's computer systems being exposed to infiltration by computer viruses due to increased use of email and the Internet.

     o Employees not being aware that their use of the Internet, email, and instant messaging is subject to the same standards as all other forms of communications and is not private.

     o Employees using public email services from their work computer for business purposes without retaining or archiving such records for purposes of the record retention requirements under the Advisers Act.

     o    Instant messages not being captured and maintained.

     o Regulatory documents being delivered electronically without the client's informed consent to receive such documents electronically.

     o Employees who are dual employees not understanding the rules regarding the use of their various business e-mail addresses.

ClariVest has established the following guidelines to effectuate and monitor ClariVest's policy to govern the manner in which Employees may communicate via electronic means.

POLICY

This EPolicy applies to all electronic communications, including e-mail. Employees are reminded that ClariVest requires Employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, Clients, prospects, their employer, and their fellow Employees. An Employee's use of ClariVest's e-mail, computer, Internet and PDA is held to the same standard as all other business communications, including compliance with our anti-discrimination and anti-harassment policies. ClariVest expects its Employees to use good judgment in their use of these systems.

As noted above, electronic communications systems, particularly the Internet and internal and external e-mail, are resources of growing importance for both regulators and our Clients. Given the vast accessibility of these technologies, it is quite easy to overlook the significant risks associated with their use. Thus, all Employees must take great care in using the Internet and in communicating with business associates just as one would when using print or any other media. The Internet is a public forum as opposed to a private or secure network. One should always assume that nothing written in an e-mail communication is private.

E-Mail has become a fundamental means for Employees to communicate with Clients, service providers, and others. Among the many purposes that it serves, e-mail is utilized to streamline and document a number of an Employee's daily functions and tasks. Thus, it has, or will, become an integral part of the daily communication ritual of most, if not all, Employees.

PROCEDURES

     A. CORRESPONDENCE. Any written electronic communications sent by an Employee to Clients, customers, service providers, another Employee, or any other party, relating to ClariVest's business, including e-mail and fax, should be treated in the same manner and with the same care as letters or other official communications on ClariVest's letterhead. In addition, such communications may be subject to the recordkeeping requirements under the Advisers Act, which generally mandates that such documentation be maintained by an adviser for a period of five years from the end of the fiscal year in which the communication was created -- the first two years in the office of the adviser. Investor or client complaints that are received by an Employee via e-mail must immediately be forwarded to the CCO. ClariVest shall maintain a copy of all hard copy written communications mailed or sent via fax.


     B. ELECTRONIC MAIL. Employees must take great care in preparing and sending both internal and external e-mails. Certain e-mails that are sent to more than one person (including Clients, prospective clients, etc.) may be considered by the SEC to be advertisements that are subject to the marketing and advertising rules under the Advisers Act. Thus, the same care should be taken in creating an e-mail as that which is taken when creating a new marketing or promotional piece.

          In order to comply with the requirement that all Employee e-mails be maintained in accordance with the recordkeeping rules under the Advisers Act, ClariVest has engaged an independent service provider to archive and retain all of the e-mails that are sent and received by all Employees.

          ClariVest shall ensure that its e-mails are maintained in accordance with the recordkeeping requirements under the Advisers Act, and is aware of the fact that such e-mails may be subject to inspection by the SEC or other regulatory authorities, including any third parties that ClariVest may contract to monitor Employees' e-mail.

          All ClariVest business should be conducted by Employees through ClariVest's e-mail system. All Eagle business should be conducted by dual employees through Eagle's e-mail system. Eagle is responsible for capturing, maintaining and reviewing any emails sent through Eagle's e-mail system. ClariVest does not have supervisory responsibility for Employees when they are acting as dual employees for Eagle.

          Employees are prohibited from using public e-mail services from their ClariVest computer (desktop or laptop) for business use. Employees are permitted to make reasonable personal use of their ClariVest e-mail account to send or receive personal e-mails. However, such use should not interfere with ClariVest's business activities or involve a meaningful amount of Employee's time or ClariVest's resources. As always, all e-mail, whether business or personal, must be appropriate in both tone and content. Employees acknowledge that ClariVest and its authorized agents have the right to access and obtain all e-mails, including personal e-mails that Employees send or receive through ClariVest computers. Employees acknowledge that all of their e-mails may be subject to, at any time and without notice to Employee, monitoring and review by ClariVest and/or its authorized agents as permitted or required by law. Employees expressly consent to such monitoring and review by ClariVest and/or its authorized agents of all e-mails.

     C. PDAS. Employees utilizing PDAs (Blackberry, etc.) for business use are required to password protect their PDAs. Any employee found without a password on their PDA will no longer be permitted to use a PDA for work purposes. Employees utilizing PDAs (Blackberry, etc.) for business use are prohibited from sending messages directly to the PIN number(s) of other PDA users. Conversely, Employees are prohibited from furnishing PIN number(s) to other PDA users with the expectation of receiving messages for business use that are sent directly to the Employee's PIN number. When sending/receiving messages in the manner described above, the messages do not get copied to ClariVest's email server, and thus certain messages may not be maintained in accordance with ClariVest's EPolicy.

     D. PRIVILEGED EMAILS. When corresponding via e-mail with its legal counsel, ClariVest will consider that such e-mails may be subject to SEC review. As such, ClariVest will consider the maintenance of a "Vaughn index" to log e-mails in which it will seek the attorney-client(9) privilege. E-mails in which ClariVest seeks to exert the attorney-client privilege should be marked by including the phrase, "Privileged and Confidential" in the subject line of the e-mail. Notwithstanding the foregoing, legal privilege is not applicable on a wholesale basis or simply because the Company wants it to be. Including the words "Privileged and Confidential" does not automatically confer privileged status, nor does the lack of such language mean that the e-mail is not privileged. Recent legal decisions have tended to confine the ambit of privilege considerably more narrowly than was previously generally understood.

     E. INSTANT MESSAGING AND CHAT ROOMS. Instant messaging is an increasingly popular form of electronic communication that allows one user to communicate with another one in real time. A "chat room" differs from instant messaging as several users have the ability to communicate with one another in real time.

----------
(9)  The term "Vaughn index" is derived from Vaughn v. Rosen, 484 F.2d 820
     (D.C. Cir. 1973). A Vaughn index is an itemization of the documents claimed to be privileged together with an assertion of the privilege or privileges claimed for each document. The "privilege log" should include, at a minimum: the date of the e-mail, the author, the recipient, and the basis or assertion for the claim of privilege.

          Employees are prohibited from using an instant message platform that has not been approved in writing by ClariVest. In addition, Employees are strictly prohibited from utilizing instant messaging for business purposes without the written consent of ClariVest.

          It is difficult and burdensome for ClariVest to monitor and supervise its Employees' chat room communications. In addition, it is typically cost prohibitive for an adviser to develop or acquire the sophisticated systems that are required to capture, archive, and retrieve chat room communications. Accordingly, ClariVest prohibits the use of chat rooms by its Employees at work for business use.

     F. PROHIBITED COMMUNICATIONS. ClariVest prohibits Employees from using ClariVest's electronic facilities to do any of the following:

          o Download or transmit unlawful or inappropriate images or materials;

          o Transmit externally any documents marked "For Internal Distribution Only" or forward any e-mail automatically to an outside e-mail account;

          o "Hack" or attempt to gain unauthorized access to computers or databases, tamper or interfere with electronic security mechanisms, misrepresent a user's identity (e.g. , spoofing) or disseminate intentionally any viruses or other destructive programs;

          o Transmit chain letters, unapproved mass solicitations or any other form of unsolicited e-mail/SPAM for non-ClariVest approved purposes;

          o Establish a personal business or use ClariVest facilities for personal profit; or

          o Download, install or execute software, including patches and upgrades, without prior approval of the Chief Technology Officer.

     G. ELECTRONIC DELIVERY OF REGULATORY DOCUMENTS. The expansion of the Internet and electronic communications now allows advisers to deliver investment adviser regulatory documents electronically. The delivery of such communications, including, among other things, an adviser's Form ADV and privacy policy, must be made in accordance with the three elements of Notice, Access, and Evidence of Delivery as discussed more fully below.

          NOTICE - Information provided electronically (i.e., on ClariVest's website or in an e-mail sent by an Employee to a Client) provides notice to ClariVest's Client that they have received something important.

          ACCESS - Those who are provided with electronic documents should have access comparable to that of a paper document. The use of a particular medium (i.e., Internet website or e-mail) should not be so burdensome that intended recipients cannot effectively access the information provided. Persons to whom information is sent electronically must have an opportunity to retain the information through the selected medium (i.e., recipient should be able to either download or print information delivered electronically such that they can maintain a permanent record).

          EVIDENCE OF DELIVERY - When providing documents electronically, one must have reasonable assurance that such documents have been actually delivered. In order to evidence satisfaction of delivery obligations advisers may: 1) obtain the Client's informed consent, 2) obtain evidence the Client has actually received the document (i.e., return receipt), or 3) disseminating information via fax.

     H. SECURITY. The Internet is not a secure environment. Files and e-mail can be intercepted and read by technically savvy Internet users, including ClariVest's competitors. All Employees should attempt to limit the amount of confidential, classified, or proprietary information that is transmitted electronically to only that which is absolutely necessary and required to conduct one's job.

     I. REPORTING PROBLEMS. If sensitive ClariVest information is lost, disclosed to unauthorized parties or suspected of being lost or disclosed, Employees shall immediately notify the CCO. In addition, the CCO should be notified if any unauthorized use of ClariVest's information systems has taken place, or is suspected of taking place. Similarly, when passwords or other system access control mechanisms are lost, stolen, or disclosed, or suspected of being lost, stolen, or disclosed, the CCO should be notified immediately. All unusual system behavior, such as missing files, frequent systems crashes, misrouted messages and the like should be reported immediately to ClariVest's Chief Technology Officer as one of these issues may indicate a computer virus infection or similar security problem.

     J. MONITORING AND SURVEILLANCE PROGRAM. In order to ensure compliance with this EPolicy, ClariVest reserves the right, subject to applicable law, to monitor (which includes, without limitation, the right to access, disclose, record or review) for any purpose, all communications delivered via ClariVest's electronic communications resources and all communications, information or materials created or stored on ClariVest's network computer systems or on an Employee's personal computer. Thus, Employees should be mindful that their e-mails may be reviewed by ClariVest or its authorized agents on a random basis or based upon certain key-word searches. ClariVest has retained the services of a third-party archiving system (the Global Relay system) to document the review of Employee e-mails, Instant Messages and Bloomberg messages by the Chief Compliance Officer. At any time, ClariVest may require an Employee to provide ClariVest with any of their electronic access codes or passwords.

          ClariVest may monitor the electronic communications of Employees for any purposes, including without limitation: regulatory requirements, investigating possible Employee theft or espionage, monitoring work flow, retrieving missing business data in an Employee's absence, reviewing and evaluating Employee performance, ensuring that ClariVest's systems are used for legitimate purposes and not for the transmittal of discriminatory or offensive messages, finding illegal software installed on an Employee's computer, ensuring that Employees are either not using ClariVest's equipment and resources for personal purposes, or complying with any state, federal or international laws or legal process, including without limitation, responding to subpoenas, court orders for surveillance or similar requests.

EMPLOYEE CONSENT AND NON-COMPLIANCE WITH THE EPOLICY

Your consent and compliance with this EPolicy is a term and condition of your employment. Failure to abide by this EPolicy or to consent to any interception, monitoring, copying, reviewing or downloading of any communications or files is grounds for discipline, up to and including suspension or dismissal, at the discretion of management. In any situation where you are unsure about the application of this EPolicy, please discuss the situation confidentially with the CCO.


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

CONFIDENTIALITY

All reports and any other information filed with ClariVest pursuant to this EPolicy shall be treated as confidential, except that the same may be disclosed to ClariVest's management, any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

RESPONSIBILITY

The CCO and designees are responsible for overseeing and implementing this policy.

































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--------------------------------------------------------------------------------
                                    TRADING
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

The SEC has indicated that among the specific obligations that flow from an adviser's fiduciary duty is the requirement to seek to obtain the best price and execution of client securities transactions where the adviser is in a position to direct brokerage transactions (See In the Matter of Kidder Peabody & Co., Advisers Act Release No. 232 (pub. avail. October 16, 1968) and In the Matter of Delaware Management Company, Inc., Exchange Act Release No. 8128 (pub. avail. July 19, 1967)). This policy discusses ClariVest's philosophy relating to trading securities.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered the material risks associated with its trading processes. This analysis includes risks such as:

     o Client trades not being placed in such a way as to ensure that ClariVest is seeking to obtain best execution on the transactions.

     o The allocation of investment opportunities among Client accounts is not being done in a fair manner.

     o Clients participating in a bunched order, when appropriate, do not receive average price.

     o Allocation of bunched trades are not done prior to close of business on trade date.

     o Allocations of trades are consistently done after, rather than prior to, execution.

     o ClariVest participates in IPOs or secondary offerings in violation of client guidelines or restrictions, especially those of Investment Companies related to affiliated underwriters.

     o    ClariVest conducts trading that violates Federal Securities Laws.

     o Order tickets do not contain all required information, as set forth in Rule 204-2(a)(3).

     o    Trade breaks are not identified and corrected in a timely manner.

     o ClariVest does not periodically and systematically evaluate the quality and cost of services provided by broker-dealers .

     o ClariVest fails to disclose all material conflicts of interest relating to its brokerage arrangements.

     o    ClariVest does not seek to negotiate favorable trading arrangements.

     o ClariVest lacks written policies and procedures governing the use of soft dollars.

     o ClariVest uses soft dollars in a manner that is inconsistent with disclosures to Clients.

     o    ClariVest uses services outside of the Section 28(e) safe harbor.

     o ClariVest cannot document a good faith allocation in connection with products or services that are partially paid for using soft dollars, if applicable.

     o ClariVest fails to conduct appropriate due diligence of broker-dealers added to the approved broker-dealer list, or fails to conduct appropriate on-going diligence.

     o ClariVest trades with too few broker-dealers such that future execution is put at risk if there are personnel or other management changes at such broker-dealers.

ClariVest has established the following guidelines to effectuate and monitor ClariVest's policy to govern the manner in which trades will be placed in Client accounts.

POLICY

ClariVest's principal objective in selecting broker-dealers and entering Client trades is to seek to obtain best execution for Clients' transactions. As such, ClariVest will follow procedures to ensure that it is seeking to receive the best execution available on Client trades as there may be conflicts of interests that on occasion arise in the trading function.

ClariVest's allocation procedures seek to allocate investment opportunities among Clients in the fairest possible way taking into account Clients' best interests. ClariVest will follow procedures to ensure that allocations do not involve a practice of favoring or discriminating against any Client or group of Clients.

ClariVest recognizes that the analysis of execution quality involves a number of factors, both qualitative and quantitative. To consider all of these factors, ClariVest will follow a process in an attempt to ensure that its Portfolio Managers are seeking to obtain the most favorable execution under the prevailing circumstances when placing Client orders.

When necessary, ClariVest shall address potential conflicts of interests in its trading practices by disclosure to Clients in its Form ADV or other appropriate medium.

Only the Portfolio Managers (including Assistant Portfolio Managers), or other Employees of ClariVest with prior approval from a Portfolio Manager, are authorized to place trade orders on behalf of Clients. In the event that the lead Portfolio Manager is unreachable, back-up Portfolio Manager(s) are authorized to trade Client positions.

TRADING PROCEDURES - ALLOCATION OF BROKERAGE

     1. The communication of the detailed trades to executing broker-dealers is through the Charles River Investment Management system.

     2. Portfolio Managers are empowered with the discretion to decide upon the appropriate means of executing each specific trade, and may utilize any number of trading venues to execute transactions with a broker-dealer from the approved broker-dealer list. In selecting broker-dealers to execute client portfolio securities transactions, Portfolio Managers consider the full range and quality of the services offered by the broker-dealer to seek the most favorable transactions costs under the circumstances. These factors may include execution capability, the commission rate charged, the broker-dealer's financial responsibility, and their responsiveness to ClariVest, among other things. Other possibly relevant factors may include, but are not limited to, the following: the size and type of the securities transaction; the speed and certainty of trade executions, including willingness to commit capital; the nature and characteristics of the markets for the security to be purchased or sold, including the degree of specialization of the broker-dealer in such markets or securities; the availability of liquidity in the security, including the liquidity and depth afforded by a market center or market-maker; the reliability of a market center or broker-dealer; responsiveness to traders, including the trader's assessment of whether and how closely the broker-dealer likely will follow the trader's instructions to the broker-dealer; the degree of anonymity that a particular broker-dealer or market can provide; the potential for avoiding or lessening market impact; the execution services rendered on a continuing basis; and the execution efficiency, settlement capability, and financial condition of the firm. Based on the factors considered, ClariVest may choose to execute an order using electronic communications networks (ECNs), including algorithmic trading, crossing networks, direct market access and program trading, or by actively working an order. The negotiated commissions paid to broker-dealers may not represent the lowest obtainable commission rates. However, as described below under "Best Execution", ClariVest has policies and procedures in place (including scoring broker-dealers on qualitative and quantitative metrics, ranking of broker-dealers based on those scores, etc.) to help ensure that (1) ClariVest is seeking the most favorable transaction costs under the circumstances and (2) ClariVest has made a good faith determination that the commissions paid are reasonable in relation to the value of the services provided by broker-dealers.

     3. Portfolio Managers seek to allocate trades across a variety of broker-dealers to mitigate the potential negative consequences to ClariVest's ability to obtain best execution where there are personnel or other management changes at ClariVest's broker-dealers.

     4. ClariVest maintains an approved broker-dealer list. Before a broker-dealer is added to the approved list, ClariVest engages in legal, operational and financial reviews of the brokerage relationship. The CCO is involved in reviewing the legal documentation required by the broker-dealer to establish the relationship. The Operations Manager works with the broker-dealer's operational team to ensure that the broker-dealer is connected through the FIX network and trades are communicated accurately. The Chief Financial Officer reviews the broker-dealer's financial statements (if available) to ensure that the broker-dealer meets its net capital requirements. The addition of new broker-dealers to the approved list will be presented at the quarterly Best Execution Committee as necessary. Given that ClariVest trades publicly traded equities DvP with broker-dealers, we believe this is an appropriate level of broker-dealer due diligence.

     5. On an annual basis, the Operations Manager will oversee the preparation of a diligence report containing each broker-dealer's net capital requirement and ratio (current and previous 3 years). The Operations Manager, COO and CCO will then review this information for any issues, including a trend analysis. An overview of the information will be discussed as part of the Best Execution Committee meeting, as necessary.

     6. Trades are communicated with executing broker-dealers through the Charles River Investment Management System, via the FIX network, or via broker-neutral execution management systems such as "Newport". Additionally, Portfolio Managers may elect to execute transactions through an electronic communications network.

     7. ClariVest does not consider client referrals from broker-dealers in determining the manner in which it will allocate its brokerage.


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

TRADING PROCEDURES -- ORDER AGGREGATION

     1. The individual managing the trade will allocate the securities across the accounts, considering account size, diversification, cash availability, and other factors, including, where appropriate, the value of having a round lot in the portfolio.

     2.   Orders for the same security entered on behalf of more than one
          Client will generally be aggregated (i.e., blocked or bunched) subject to the aggregation being in the best interests of all participating Clients. Subsequent orders for the same security entered during the same trading day may be aggregated with any previously unfilled orders; filled orders shall be allocated separately from subsequent orders. One exception is that subsequent orders may be aggregated with filled orders if the decision to trade the security was made in close proximity. For example, it may be optimal to get a broker-dealer working on a security for the known approved quantities while approval is being obtained for other accounts. All Clients participating in each aggregated order shall receive the average price and subject to minimum ticket charges, pay a pro-rata portion of commissions. The CCO and/or COO review daily reports of any aggregated orders which are allocated a price other than the average price, and will retain documentation of the justification for any such allocation.

     3. Orders for the same security may be traded at the same time with different broker-dealers (and possibly obtain different execution) if the security is being traded differently. For example, an order may be part of a basket of trades for a given client(s). In such an instance, the decision of how to trade the security is a function of how trading is unfolding for other securities in the same basket or program and it may be suboptimal to split off the trade. If the aggregate amounts of the security in question are such that the two orders represent a high amount of average daily volume when combined, then usually the orders will be combined to form a single order. The idea is to avoid having two competing orders that may cause "trading against ourselves".

     4. When a trade is to be executed for an individual account and the trade is not in the best interests of other accounts, then the trade will only be performed for that account. This is true even if the Portfolio Managers believe that a larger size block trade would lead to best overall price for the security being transacted.

     5. Instances in which Client orders will not be aggregated include, but are not limited to, the following:

          o Portfolio Managers determining that the aggregation is not appropriate because of market conditions;

          o Portfolio Managers must effect the transactions at different prices, making aggregation unfeasible;

          o The order instructions are different between Portfolio Managers (e.g., limit orders vs. non-limit orders, passive "dark pool" trading vs. active trading instructions); and

          o The order is in a different mandate or strategy and is for a de minimis amount, in which case the de minimis amount may get executed separately from another order currently being traded.

     6. The Chief Compliance Officer typically reviews two trading reports on a daily basis to confirm (a) that all accounts in a single aggregated trade received the same average price, and (b) that trades are aggregated when appropriate. The CCO documents this review through (1) printouts of such trading reports when issues were present and (2) a log of the days on which there were no issues.

TRADING PROCEDURES -- ALLOCATION OF TRADES

     1. Prior to execution, ClariVest shall formulate allocations except in cases when the Portfolio Managers unexpectedly learn about investment opportunities and completing such written allocations proves unreasonable. If the entire order is filled, Clients shall receive their portion of the allocation specified on the initial allocation.

     2. All allocations shall be made prior to the close of business on trade date.

     3. In the event that an error is made in an allocation, the allocation shall be corrected in the Charles River system which creates an audit trail.

     4. In the event an order is "partially filled", the allocation shall be made in the best interests of all the Clients in the order, taking into account all relevant factors, including, but not limited to, the size of each Client's allocation, odd lots, price movement effects on cash requirements, Clients' liquidity needs and previous allocations. Normally, ClariVest seeks to ensure that accounts will get a pro-rata allocation based on the initial allocation.

     5. When ClariVest transacts in IPOs or secondary public offerings for advisory accounts, ClariVest takes into account cash availability and need, eligibility, suitability, investment objectives and guidelines and other factors deemed appropriate in making investment allocation decisions. The Portfolio Managers are required to obtain pre-approval from the CCO before participating in an IPO or secondary public offering on behalf of client accounts. The CCO will review the proposed transaction to ensure that it complies with client investment guidelines and restrictions, especially Investment Company restrictions.

     6. When the market price of a security moves substantially, the allocation of an order shall be made on a pro-rata basis in the same proportion as the original aggregated order. Whenever reasonable business judgment is used and a non-pro rata allocation is made, the reasons for the non-pro rata allocation shall be reported to the CCO. Whenever a pro-rata allocation may not be reasonable (such as Clients receiving odd lots or de minimis amounts) the individual placing the order may reallocate the order on a modified random basis without reporting the reallocation to the CCO.

     7. In the event that an unexpected investment opportunity makes completing a written allocation impractical, the written allocations shall be completed after execution of the trade. The size of the order shall be based on a rough estimate of what Portfolio Managers expect to be appropriate for the Clients. Every effort will then be made to allocate the securities as soon as possible. Written allocations shall be completed no later than the close of business on the trade date.

     8. The Chief Compliance Officer typically reviews a trading report on a daily basis to confirm that accounts receive their pro-rata allocation based on the initial allocation. The CCO documents this review through
          (1) printouts of such trading report when issues were present and (2) a log of the days on which there were no issues.

TRADING PROCEDURES - CROSS TRADES

ClariVest does not utilize cross transactions when managing Client accounts. All trades are placed in the open market.

SECURITY SHORT SALES

Rule 105 of Regulation M prohibits covering short sales with stock that is purchased in a follow-on public offering ("offering stock"). The prohibition covers any short sales that are made from five days before the pricing of the offering stock until the time of pricing. Rule 105 was implemented to prohibit short sellers from artificially depressing the offering price of offering stock and from engaging in transactions in which they do not assume any real market risk.

Rule 105 prohibits the following:

     1. Covering a short position that is taken within five days of the pricing of an offering stock with such offering stock;

     2. Covering the short position with the offering stock at a later date by instructing the prime broker to collapse a "box" in which any part of the short position is taken within five days of pricing and any part of the long position is acquired in the follow-on offering; and

     3. Subsequently covering the short position with the offering stock by "crossing" an order to sell the offering stock with an order to cover the short position through the same broker-dealer.

Rule 105 does not prohibit creating a box with a short position that is created within five days of pricing and a long position that is acquired in the offering. However, the position must be unwound in the open market and market risk must be taken when the position is unwound.

With respect to short sales:

     1. ClariVest may execute a short position in Client accounts within five days of the pricing of the offering stock. However, in order to avoid the appearance of interfering with the pricing of the offering stock, ClariVest may not take a short position within two hours of market close on the day that the offering stock is priced.

     2. All instructions to collapse a box must be pre-approved by the CCO to ensure that such instruction does not violate Rule 105.

     3. ClariVest requires that the order to unwind one side of a box (E.G., the order to sell the long position or the order to cover the short position) must be completely worked before the order to unwind the other side of the box can be placed. This ensures that true market risk is taken and that ClariVest is not on both sides of the trade.

     4. ClariVest cannot partake in any type of "sham transaction" that is designed to evade the requirements of Rule 105. Examples of sham transactions include: 1. effecting short sales during the pre-pricing restricted period and covering the shorts using offering securities obtained through an arrangement with a third party who acquires the securities in the primary offering; and 2. effecting pre-pricing short sales during the Rule 105 restricted period, receiving offering shares, selling the offering shares into the open market, and then contemporaneously or nearly contemporaneously purchasing an equivalent number of the same class of shares as the offering shares to cover the short sales.


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

MISCELLANEOUS TRADE RESTRICTION ISSUES

ClariVest is aware that certain federal and state laws may limit its ability to acquire controlling interests in companies in highly regulated industries. Generally speaking, ClariVest is limited to investing in no more than five (5) percent of the following issuers' outstanding voting securities:

     o    Public utility companies or public utility holding companies:

     o    Bank holding companies;

     o Owners of broadcast licenses, airlines, railroads, water carriers and trucking concerns;

     o    Casinos and gaming businesses;

     o    Insurance companies; and

     o Public service companies (such as those providing gas, electric or telephone services).

ClariVest's CCO has imposed a rule through the Charles River Investment Management System compliance engine that prohibits the group of ClariVest's accounts from investing in more than five (5) percent of any issuer.

MANIPULATIVE TRADING PRACTICES

Section 9(a)(2) of the 34 Act makes it unlawful for any person, acting alone or with others, to effect a series of transactions in any security registered on a national securities exchange creating actual or apparent active trading in such security or raising or depressing the price of the security, for the purpose of inducing the purchase or sale of such security by others. Rule 10b-5 under the 34 Act has been interpreted to proscribe the same type of trading practices in OTC securities.

These prohibitions against manipulative trading practices mean that no Employee may engage in trading or apparent trading activity in a security for the purpose of: (a) inducing the purchase or sale of such security by others; or
(b) causing the price of a security to move up or down, and then taking advantage of such price movement by buying or selling the security at the "artificial" price.

Price changes resulting from supply and demand are not prohibited. Therefore, buy or sell programs may cause security prices to rise or fall without violating securities laws. Section 9(a)(2) prohibits activity that has the purpose of affecting the price of a security artificially through trading or apparent trading, not otherwise lawful activity that has the incidental result of changing the supply or demand or the intrinsic value of a security.

ORDER DOCUMENTATION PROCEDURES

A.   Order Memoranda

Portfolio Managers must transmit orders by placing them through the Charles River Investment Management System, via the FIX network, or via broker-neutral execution management systems such as "Newport", unless otherwise approved by the CCO or COO. Order tickets created and maintained in CRD contain the following information (See Rule 204-2(a)(3) under the Advisers Act):

     o the terms and conditions of the order, instruction, modification, or cancellation;

     o the person connected with the adviser who recommended the transaction to the Client;

     o    the person connected with the adviser who placed the order;


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

     o    the Client account for which the transaction was entered;

     o    the date for which the transaction was entered;

     o the bank, broker or dealer by or through whom the transaction was executed; and

     o    how the trade is to be allocated among Clients.

Orders entered by ClariVest's Portfolio Managers are typically done so pursuant to ClariVest's exercise of discretionary power, so the order memoranda do not include a specific statement to that effect. However, when ClariVest enters trades for a non-discretionary account, a phrase such as "non-discretionary" is added to the account name to identify the account as non-discretionary on the order tickets.

All order tickets must be stored, either in hard copy or electronic form, in accordance with the record-keeping requirements of the Advisers Act. ClariVest currently utilizes the functionality of Charles River Investment Management System to ensure that all "order histories" contain the information above. If ClariVest allows a trade to be placed outside the Charles River system, it will be placed directly with the broker-dealer via email or phone and documentation will be prepared that will have all of the information required by Rule 204-2(a)(3).

B.   Allocation Statements

ClariVest shall maintain copies of order histories (in hard copy or electronic form) that reflect order allocations, which are created by the Portfolio Managers in the CRD system.

C. Trade Confirmations

In certain cases broker-dealers are required to disclose specified information in writing to customers at or before completion of a transaction in a security, including listed and OTC options. ClariVest will strive to ensure that each domestic transaction entered into on behalf of an advisory Client is confirmed in writing between ClariVest (or its designee) and the executing broker-dealer by means of a trade confirmation or through other electronic means which include all details of the trade. These confirmations or other electronic communications include, among other things: (a) the security, price, quantity, trade date and settlement date, commission, tax or other settlement charges; and (b) specify whether the Client account "bought" or "sold".

With respect to international transactions, trade details are confirmed between ClariVest (or its designee), the Client's custodian/sub-custodian and/or the executed broker-dealer (as appropriate).

TRADING PROCEDURES -- BACK OFFICE

     1. Once a trade has been executed it is confirmed in Charles River and added to our inventory.

     2. Portfolios are distributed daily to ensure that the portfolio is up to date and correct.

     3. At the end of the day, trades are communicated to Mellon, and Mellon confirms with the broker-dealer as appropriate for symbol/security identifier, quantity, price and commissions on our behalf.

     4. Any deviation ("breaks") from trade to settlement information are identified in exception reports. Any "breaks" must be corrected as soon as practicable. The trade breaks must be corrected and posted back into the system with the proper amounts and quantities. Operations personnel review trading information for missing trades and test for reasonableness and complete the trade file.

     5. As an additional control measure, we compare Mellon and CRD holdings to test the integrity of the numbers to identify potential trade errors.

     6. The Portfolio Management Team periodically completes a top-level review of current inventory and trading activity and is the ultimate decision-maker with respect to trade issues.

RECONCILIATION PROCEDURES

Mellon reconciles Client accounts with Client custodians on a monthly basis. When the Client's custodian has SWIFT communication capabilities, cash and securities are electronically reconciled on a daily basis.

SOFT DOLLAR COMMITMENTS/ARRANGEMENTS

ClariVest will not enter into any formal "soft dollar commitments/arrangements", written or verbal, explicit or implied, with any broker-dealers . A soft dollar commitment/arrangement is viewed by ClariVest as a commitment, understanding or agreement to pay increased commissions, or direct trades to a broker-dealer, in exchange for the receipt of research. ClariVest may, however, effect transactions for clients with broker-dealers who provide ClariVest with research or brokerage products and services, providing lawful and appropriate assistance to the Firm in the performance of its investment decision-making responsibilities. Research and brokerage products and services received from broker-dealers are supplemental to ClariVest's own research efforts. ClariVest does not separately compensate broker-dealers with soft dollars for such products and services. As noted above, Portfolio Managers consider the full range and quality of a broker-dealer's services when placing brokerage to ensure that transactions are the most favorable under the circumstances. As discussed below under "Best Execution Committee", ClariVest has a process in place to ensure that we are seeking to obtain best execution for our clients.

Additionally, except as set forth in the gifts and entertainment policy, ClariVest will not accept from a broker-dealer at no cost (or reduced cost) any item which would be ineligible under Section 28(e) ("Non-28(e) Items"), unless such item is paid for out of pocket (known as "hard dollars"). As described below, ClariVest maintains a process to ensure that all items received from a broker-dealer that are not paid for with hard dollars are Section 28(e) eligible. With respect to items paid for with hard dollars, the CCO in cooperation with the Best Execution Committee will seek to ensure that hard dollars paid are not reduced or otherwise affected by the trading relationship with such broker-dealer, and will maintain documentation of this assessment, which may include minutes of meetings reflecting oversight, confirmation from the broker-dealer or a comparison of similar services offered by others.

SECTION 28(E) ELIGIBILITY REVIEW

The CCO, with input from the other members of the Best Execution Committee, maintains a Soft Dollar Review matrix listing broker-dealers through which ClariVest trades (the "Matrix"). The Matrix summarizes the research and brokerage services received from each broker-dealer and reflects ClariVest's assessments as to whether (1) the research or brokerage is Section 28(e) eligible, (2) the research or brokerage actually provides lawful assistance in investment decision-making, and (3) ClariVest has made a good faith determination that the amount of commissions paid is reasonable in relation to the value of the services provided. Research and brokerage products and services will be broken into four general categories (1) generic research (i.e., non-ClariVest specific research produced by broker-dealers) regarding securities, issuers, industries, economic factors and trends, portfolio strategy or the performance of accounts, (2) brokerage services, (3) ClariVest sourced requests for research and (4) any other item not covered in 1 through 3. The CCO will review and approve (or reject) the receipt of any item in categories (3) or
(4) above in order to confirm Section 28(e) eligibility. On an ongoing basis, the CCO will update the Soft Dollar Review matrix to reflect any changes needed after the discussions held as part of the Best Execution Committee meetings.

If ClariVest will obtain products or services that are not used exclusively in ClariVest's investment decision-making process ("mixed-use items"), prior to receiving any such mixed-use item the CCO will work with the appropriate members of the portfolio management team to document ClariVest's reasonable allocation of the mixed use item, and will pay hard dollars for the Non-28(e) Items.

CERTIFICATIONS

In order to ensure compliance with these policies, each Portfolio Manager and Investment Analyst will attest quarterly that (1) he/she has not entered into any written or verbal, explicit or implied, arrangement with any broker-dealer to pay increased commissions, or direct trades, to a broker-dealer in exchange for the receipt of research and (2) he/she is not receiving any research or brokerage product or service from any broker-dealer that has not been approved by the CCO (where approval is required) as set forth above.

Additionally, the Best Execution Committee will review the receipt of these goods and services as described below under "Best Execution Committee."

DISCLOSURE

ClariVest will disclose its soft dollar policies and procedures in Part 2 of Form ADV.

BEST EXECUTION

As an investment adviser, ClariVest has a fiduciary relationship to its Clients. One of the specific duties that flows from this relationship is a duty to seek the best price and execution of client securities transactions when the adviser is in a position to direct brokerage transactions.(10) While not defined by statute or regulation, "best execution" generally means the execution of Client trades at a cost that is the most favorable under the circumstances. The determining factor is whether a transaction represents the best overall execution for the Client and not whether the lowest possible commission cost is obtained. As described above, ClariVest considers the full range and quality of the broker-dealer's service in selecting broker-dealers to meet best execution obligations, and may not pay the lowest commission rate available.

It is ClariVest's policy to always seek best execution for Client securities transactions. ClariVest maintains a process for ensuring that (1) it is seeking to execute client transactions under the most favorable terms given the circumstances and (2) ClariVest has made a good faith determination that the commissions paid are reasonable in relation to the value of the services provided. ClariVest shall evaluate its efforts to seek to obtain best execution on Client trades through:

     o    initial review of individual broker-dealers;

     o    contemporaneous reviews of trading by ClariVest's Portfolio Managers;
          and

     o quarterly Best Execution Committee meetings. The Best Execution Committee meetings shall include the Chief Investments Officer, CCO and representatives from the Portfolio Management and Operations teams.

These policies and procedures, along with those set forth above under "Soft Dollar Arrangements/Commitments," generally will be tested on an annual basis by a third party (for example, as part of a mock SEC audit).

----------
(10) Advisers Act Release No. 232 (October 16, 1968); SEE ALSO Release No. 34-8128 (July 19, 1967).

CONTEMPORANEOUS REVIEWS

The Portfolio Managers review trades completed by ClariVest for purposes of ensuring best execution is being sought considering all factors affecting the trade. Unexpected deviations in price, commission rate, market impact, execution speed, or other aspects of execution quality will be discussed at the Best Execution Committee meetings.

BEST EXECUTION COMMITTEE

In order to assist the firm in seeking best execution, the Best Execution Committee has completed a rating scheme for each broker-dealer that evaluates qualitative and quantitative factors, including (1) commission costs, (2) availability of liquidity in certain asset classes, (3) the degree of specialization of the broker-dealer in certain markets or securities; (4) operational skill (such as the execution efficiency, settlement capability, and financial condition of the firm), (5) responsiveness to traders, including the trader's assessment of whether and how closely the broker-dealer likely will follow the trader's instructions, (6) short term performance (7) long term performance, and (8) availability and quality of electronic communications networks (ECNs), including algorithmic trading, crossing networks, direct market access and program trading, for traders who prefer those methods. Based on these ratings, broker-dealers have been broken down into tiers (the "Execution Tiers"), provided that a broker-dealer's Execution Tier may be revised based on a qualitative overlay. Annually, the Best Execution Committee will review this assessment and update it as necessary (in addition to performing quarterly reviews as set forth in Attachment A).

In order to ensure compliance with the policy regarding Soft Dollar Arrangements/Commitments as set forth above, the Portfolio Managers and Analysts have ranked the broker-dealers into tiers based on the research received from them (the "Research Tiers") considering research provided and quality of the investment ideas. Annually, the Best Execution Committee will review this assessment and update it as necessary (in addition to performing quarterly reviews as set forth in Attachment A).

These Execution Tiers and Research Tiers will be used to assist the Best Execution Committee's analysis of ClariVest's brokerage practices for possible anomalies, potential conflicts or trends.

Quarterly, the Best Execution Committee will review trading and shall follow the guidance provided in Attachment A as an agenda to its meetings. A Portfolio Manager or the CCO will prepare minutes from the Best Execution Committee meeting to document the firm's review and assessment.

BROKERAGE ALLOCATION REPORT FOR REGISTERED INVESTMENT COMPANIES

Rule 31a-1(b)(9) under the IC Act requires that each fund maintain a record for each FISCAL QUARTER, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named broker-dealers or dealers and the division of brokerage commissions or other compensation on such orders among named persons were made during such quarter. The record shall indicate the consideration given to:

     (i)  sales of shares of the investment company by brokers or dealers,

     (ii) the supplying of services or benefits by brokers or dealers to the investment company, its investment adviser or principal underwriter, or any persons affiliated therewith, and

    (iii) any other considerations other than the technical qualifications of the brokers and dealers as such.

The record is also required to show the nature of the services or benefits made available, and describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

The record shall also include the identities of the persons responsible for the determination of such allocation and the division of brokerage commissions or other compensation, such as to the fund's portfolio manager and/or traders.

Upon request, ClariVest will produce and forward a brokerage allocation report to the Board of Trustees or other representatives of any fund which is a Client.

REPORTING TO THE BOARD OF TRUSTEES/DIRECTORS OF A U.S. REGISTERED INVESTMENT COMPANY

Investment company trustees have a responsibility, under both Section 15(c) and
Section 36 of the IC Act, to request and review information regarding brokerage allocation practices. Accordingly, upon request ClariVest will provide any Client that is a U.S. registered investment company with the following information to assist the Board in evaluating the impact of brokerage allocation practices on the U.S. registered investment company:

     o    portfolio turnover rates;

     o a list of broker-dealers used and total commission dollars paid to each broker-dealer;

     o aggregate average commission per share and average commission rate per share by broker-dealer; and

     o written attestation from ClariVest that all trades of a U.S. registered investment company received best execution and that soft dollar arrangements or commitments were not used.

ClariVest will also provide any other information that may be reasonably requested by the Board of Trustees in connection with its brokerage allocation practices.

U.S. REGISTERED INVESTMENT COMPANY TRADING ISSUES

When sub-advising a U.S. registered investment company, ClariVest will be mindful of certain regulations pertaining to executing transactions on behalf of the investment company. Below is a summary of each relevant regulation of the IC Act:

     1. SECTION 17(a)(7) prohibits a registered investment company from buying securities from, or selling securities to, an affiliate of the registered investment company, or an affiliate of an affiliate, absent compliance with Rule 17a-7. Rule 17a-7 governs purchase and sale transactions between a registered investment company and any persons who may be deemed to be affiliated with the registered investment company including another registered investment company or other accounts managed by the adviser of the registered investment company. ClariVest will abide by the registered investment company's 17a-7 policy and procedures.

     2. SECTION 17(E) AND RULE 17e-1 govern the payment of brokerage commissions to affiliated persons of a registered investment company. Together, these provisions require that the brokerage commission or other fee paid by a registered investment company to an affiliated broker-dealer be reasonable and fair compared to the commission or other fee that other broker-dealers would charge in comparable transactions involving similar securities purchased at the same time. ClariVest will abide by the registered investment company's 17e-1 policy and procedures.

     3. SECTION 10(f) prohibits a registered investment company from acquiring a security during a public offering (either a primary or a secondary offering) if an affiliate of the registered investment company is a member of the underwriting syndicate. RULE 10f-3 provides an exemption from this prohibition and establishes the conditions under which a registered investment company may purchase securities from an underwriting syndicate in which a broker-dealer affiliated with an investment adviser or sub-adviser of the registered investment company, or any affiliate thereof, participates as a manager or co-manager of the underwriting or as a member of the underwriting syndicate (i.e., principal underwriter). ClariVest will abide by the registered investment company's 10f policy and procedures.

     4. SECTION 12(d)(3) prohibits a registered investment company from purchasing or otherwise acquiring any security issued by, or other interest in, broker-dealers , underwriters, and investment advisers. The SEC interprets this section broadly to prohibit the acquisition of interests in these entities either directly or indirectly through ownership of controlled or affiliated companies. RULE 12d3-1 provides an exemption from Section 12(d)(3) provided certain conditions are satisfied. ClariVest will abide by the registered investment company's 12d3 policy and procedures.

     5. SECTION 12(d)(1)(A) prohibits a registered investment company (and companies or funds it controls) from:

          o Acquiring more than three percent of another registered investment company's voting securities;

          o Investing more than five percent of its total assets in any one acquired registered investment company; or

          o Investing more than ten percent of its total assets in all acquired registered investment companies.

Section 12(d)(1)(B) prohibits a registered open-end investment company from selling securities to any fund (including unregistered funds) if, after the sale, the acquiring fund would:

          o Together with companies and funds it controls, own more than three percent of the acquired fund's voting securities; or

          o Together with other funds (and companies they control) own more than ten percent of the acquired fund's voting securities.

          ClariVest will abide by the registered investment company's 12(d)(1) policy and procedures.

RESPONSIBILITY

The Portfolio Managers, Operations Team and CCO are responsible for administering the foregoing policies and procedures, as set forth above.

Attachment A

                        Best Execution Committee Agenda

The Best Execution Committee shall meet quarterly to review trading, including transaction costs, flows to broker-dealers, and conflicts of interest, and may consider the items outlined below, as applicable:

     1. Analyze transaction cost reports to evaluate how well broker-dealers are trading for us, and to be aware of overall firm level execution costs.

     2.   Discuss any trade errors by broker-dealers.

     3. Review average commission rates paid to broker-dealers and note any outliers and reasons for being "outside the norm".

     4. Discuss any new broker-dealers added to the approved broker-dealer list.

     5. Discuss any significant developments requiring interim changes to be made to the ratings/Execution Tiers assigned to broker-dealers. This will include adding in ranks/tiers for new broker-dealers as appropriate.

     6. Discuss any significant developments requiring interim changes to be made to the Research Tiers. This will include adding in tiers for new broker-dealers as appropriate.

     7. Review the Execution Tiers, Research Tiers and order flow to determine if there any anomalies requiring additional follow up.

     8. Review the reasonableness of the Soft Dollar Review matrix, relative to the benefits associated with the products and services obtained.

     9. Discuss any mixed use items to confirm the reasonableness of the allocation for the Non-28(e) Items.

     10. Discuss any reportable gifts received from broker-dealers (or any known exceptions to gift policies) and assess potential conflicts of interest in connection with the broker-dealer selection process.

     11. Discuss any services that ClariVest pays hard dollars for and any potential affects the receipt of such services may have had on the broker-dealer selection process.

     12. Discuss any other conflicts of interest and effects on ClariVest's selection of broker-dealers.

     13. Based on a consideration of all of the foregoing factors, discuss whether the commissions paid to broker-dealers are reasonable in light of the services received.

     14. Based on a consideration of all of the foregoing factors, discuss whether costs paid appear to be the most favorable under the circumstances, or if any broker-dealers should be removed from the approved broker-dealer list due to failure to provide best execution.

     15.  Additional items may be discussed, as necessary.

The CCO will maintain copies of the materials used by the Best Execution Committee to form the basis of its conclusions.

--------------------------------------------------------------------------------
                            INVESTING/TRADING ERRORS
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

The Advisers Act does not specifically address trade error corrections, and the SEC staff has provided only limited guidance regarding correction of trade errors.

     1. In a letter to Charles Lerner (pub. avail. October 25, 1988), the SEC staff stated that an investment adviser:

          o Should bear any loss associated with correcting a trade error in a client account; and

          o Should not consider a broker-dealer's error correction functions as providing "lawful and appropriate assistance" to the investment manager in the carrying out of his/her responsibilities to advised accounts. Nor can an "error correction" trade be considered "incidental" to the initial trade for the client; it is an entirely separate transaction effected to correct the manager's error, not to benefit the advised account. Thus, error correction functions would not constitute research or brokerage services for purposes of Section 28(e).

          The SEC stated in the Lerner Letter, the absorption of trade error losses by a broker-dealer relieves the adviser of the responsibility and cost of the error it would otherwise have to bear. The Department of Labor has taken the position that the receipt by an investment manager of such consideration from a party (i.e., the broker) dealing with an Employee benefit plan client is a violation of Section 406(b)(3) of ERISA.(11) Under the Advisers Act (which covers relationships with all Clients), the receipt by the adviser of a benefit not protected by Section 28(e) could be deemed a violation of the antifraud provisions of Section 206, as well as the adviser's fiduciary duty.

     2. In Advisers Act Release No. 1318 (pub. avail. June 30, 1992), the SEC stated that the investment adviser willfully aided and abetted the violation of Section 206(1) and (2) of the Advisers Act by using one client's account to correct an error made in another client's account.

     3. In Adviser Act Release No. 2374 (pub. avail. April 6, 2005), the SEC alleged that traders at an investment adviser sold the same position twice, creating an inadvertent short position. According to the SEC, rather than have the investment adviser absorb the loss created by the error, the CEO and Chairman of the Board improperly took steps that led to the allocation of the loss to several client hedge fund accounts. Specifically, the SEC alleged that the CEO instructed personnel to prepare backdated trade tickets for the erroneous trade to give the impression that the Portfolio Managers had instructed the trading desk to sell the stock short.

          The firm allegedly did not have any error correction procedures. The SEC's complaint did not indicate whether the hedge funds' offering documents disclosed whether or not the funds would indemnify the investment adviser for trading errors. The SEC went on to state that by making its clients pay for its trade error, the adviser willfully violated Sections 206(1) and 206(2) of the Advisers Act.

----------
(11) Letter from Charles M. Lerner, Director of Enforcement, Pension and Welfare Benefits Administration, to Thomas B. Kelley, CEO, Associated Capital Investors, dated August 17, 1989.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered numerous risks associated with committing trade errors in Client accounts. This analysis includes risks such as:

     o    Trade errors not being identified and corrected in a timely manner.

     o    Trade errors not being reported to management, including the CCO.

     o Management not carefully reviewing each error to determine if procedures may be implemented to prevent future similar errors.

     o    Clients bearing the loss of trade errors.

     o    The number of trade errors being excessive.

     o Documentation of trade errors and their resolution not being adequately maintained.

ClariVest has established the following guidelines to effectuate and monitor trade errors.

POLICY

It is the policy of ClariVest that the utmost care be taken in making and implementing investment decisions of behalf of Client accounts. To the extent that any errors occur, they are to be (a) corrected as soon as practicable and in such a manner that the Client incurs no loss, (b) reported to the CCO, and
(c) scrutinized carefully with a view toward implementing procedures to prevent or reduce future errors, if necessary.

Errors may occur either in the (a) investment decision-making process (e.g., a decision may be to purchase a security or an amount of a security that is inconsistent with a Client's investment restrictions) or (b) trading process (e.g., a buy order may be executed as a sell, or vice versa, or a security other than that which the Portfolio Manager ordered may be purchased or sold). For purposes of this policy, errors in both investment decision-making and trading are referred to as trade errors. A list of common trade errors is included in Attachment A.

Because ClariVest manages accounts on a primarily discretionary basis, most trade errors will be caused by ClariVest or an executing broker-dealer. As mentioned above, in all cases of trade errors, it is ClariVest's policy that a Client account be "made whole." Thus, trades are adjusted as needed in order to put the Client in such a position as if the error had never occurred. Unrelated trade errors generally will not be netted, although this will be evaluated on a case by case basis in conjunction with the affected client.

Trade errors must be corrected at no cost to the Client. Moreover, ClariVest will not use "soft dollars" to correct trade errors. ClariVest also will not use future brokerage to compensate a broker-dealer either directly or indirectly for absorbing the cost of correcting an error in an earlier transaction.

ClariVest attempts to minimize trade errors by promptly reconciling confirmations with order tickets and intended orders, and by reviewing past trade errors to understand the internal control breakdown that caused the errors.

TRADE ERROR PROCEDURES

1.   IDENTIFICATION OF TRADE ERROR

     a) Portfolio Managers and the Operations Manager will review each transaction to detect possible trade errors. Upon detection of a possible error, the Portfolio Manager/Operation Manager will research the error, cause and the party(ies) responsible for the error and immediately notify the CCO and/or CEO.

     b) Trade errors must be corrected as soon after discovery as reasonably practical, consistent with the orderly disposition (and/or acquisition, as applicable) of the securities in question. If it is determined that more than two days are needed to correct an error, the approval of the CCO to delay resolution of the error must be obtained.

2.   CORRECTING A TRADE ERROR

     a) A trade error in one Client's account may be corrected through a reallocation of securities to various other accounts participating in the transaction prior to settlement, or alternatively, may be corrected by other transfer involving a post-settlement adjustment involving a purchase or sale between the account in which the error occurred and another Client(s) account(s). Such reallocation or other transfer must represent a legitimate investment decision on behalf of each account involved, and then is permissible only if the reallocation or other transfer is done without loss to the transferee account.(12) Final allocations must be documented to ensure that the allocations represent legitimate investment decisions for each of the accounts involved. In the case of registered investment companies, a reallocation may be effected to correct an error only if it would not change any net asset value of the fund calculated between the commission of the error and the reallocation. Regulatory restrictions may limit post-settlement adjustments through purchases and sales among certain types of accounts. In no event may such a post-settlement adjustment involve any account subject to ERISA

     b) In the case of a trade error caused by ClariVest that is discovered prior to the close of trading on the day after the trade date but prior to settlement, the Portfolio Manager/trader may seek cancellation of the trade by the broker-dealer if it is documented (e.g., by a printout from a trade screen or such other evidence as the CCO may require) that the price at which the trade was originally placed is not outside the spread quoted for the security at the time of cancellation. In the case of registered investment companies, trade cancellations may be effected to correct an error only if it would not change any net asset value of the fund calculated between the commission of the error and the cancellation. Any such error shall be reported as a trade error notwithstanding cancellation of the trade.

     c) ClariVest will maintain all documentation to form an "audit trail" of a trading error to substantiate the course of action and kept in a trading error file. Such documentation may include account statements, trade confirmations, internal memoranda and reimbursement checks.

----------
(12) A legitimate investment decision means a trade that is deemed to be made in the best interest of the Client. It must be an investment that the Portfolio Manager would have made regardless of whether the error had occurred. The execution of the trade shall constitute evidence that the final allocation represents a legitimate investment.

     d) ClariVest's Portfolio Manager/Operations Manager must complete the Trade Error Reporting and Resolution Form in Attachment C. Errors requiring payment by ClariVest of $2,000 or less require review by the CCO; while errors requiring payment by ClariVest in excess of $2,000 require review by the CEO or COO.

     3) In the event that the trade error results in a gain to the client account, the client account will be permitted to retain the gain. However, if the client refuses to accept the gain (if, for example, the trade error was a violation of a social restriction and the client refuses the gain), then any amounts sent to ClariVest will be donated to the American Red Cross or another appropriate charitable organization.

3.   PAYMENT FOR TRADE ERROR

     a) Broker-dealers may not be permitted to assume responsibility for trade error losses caused by ClariVest, but they may be permitted to assume responsibility for trade error losses caused by them. Nor may there be any reciprocal arrangements with respect to the trade in question or any other trade to encourage the broker-dealer to assume responsibility for such losses.

     b) If ClariVest is wholly at fault, the broker-dealer may retain any profit when the trade is reversed. If the trade is at a loss, ClariVest will reimburse the broker-dealer for that loss, and ClariVest will book the charges against its own operating expenses. The Portfolio Manager/Operation Manager should immediately cover the trades that caused the error and confirm the covering of the trades that day with the broker-dealer.

     c) In the case of a dispute between ClariVest and the broker-dealer in which the Operations Manager/Portfolio Manager believes in good faith that he or she was not responsible for the error and which can be adequately documented to demonstrate that a dispute in fact exists, ClariVest may consent in the broker-dealer's assuming responsibility for part or all of the error. Any disputed error that is resolved in this manner shall be documented.

     d) In the event that ClariVest elects to reimburse a Client for a trade which the Client believes is an error (despite the fact that ClariVest is disputing whether the trade was an error and whether ClariVest is financially responsible for the trade), prior to disbursing funds ClariVest shall obtain the Client's written approval to resolve the trade in the proposed manner. A sample approval letter which may be used is included as Attachment B.

4.   BROKER-DEALERS' TREATMENT OF TRADE ERRORS

Notwithstanding this Trading Error policy, the broker-dealers/custodians through which ClariVest places Client trades maintain certain policies with respect to trade errors committed by investment advisers through which they do business. Accordingly, the policies may affect the corrective action taken by ClariVest for trade/investment errors. However, as noted above, in no case will ClariVest's advisory Clients pay for trade errors and in no case will ClariVest allocate brokerage based on a broker-dealer's previous absorption of losses on trade errors.

TRADE BREAK PROCEDURES

The majority of instances in which ClariVest will correct/amend certain trades result from reconciliation errors between ClariVest's broker-dealers and custodians. ClariVest monitors such "trade breaks" in the manner discussed below:

1. Daily trades are sent to Mellon to update its books and records, and reconcile any trade breaks.

2. Trade break reports are sent daily to ClariVest. A "null" report is sent if there are no trade issues.

3.   ClariVest's operations team reviews all trade breaks.

4. After review, ClariVest's operations team contacts Mellon to provide guidance as to how to remedy the trade breaks. Mellon will then contact the executing broker-dealer(s) and, if necessary, will recommend ClariVest contact the executing broker-dealer.

5. If a trade break continues unresolved for several days, ClariVest operations will contact the executing broker-dealer in order to resolve.

6. Any trade breaks that are a result of incorrect information provided by ClariVest to Mellon must be corrected in writing.

RESPONSIBILITY

The CCO will review error trades when they occur in conjunction with the Portfolio Manager that directed and placed the trade.

The Operations Manager is responsible for discovering an unsettled trade during preparation of the daily or monthly reconciliations, and the back-office will notify the Client's custodian to assist in completing the settlement. Problems involving trade fails are brought to the attention of the Portfolio Manager responsible for the trade by the Operations Manager, if necessary, to resolve fails.

ATTACHMENT A

                                             POSSIBLE TRADE ERRORS

------------------------------------------------------------------------------------------------------------------
     TYPES OF ERRORS TO WHICH ERROR                                          EXAMPLE
      CORRECTION PROCEDURES APPLY
------------------------------------------------------------------------------------------------------------------
Purchase/sale of securities not legally             Buy foreign securities for a municipal account statutorily
authorized for an account                           barred from owning such securities
------------------------------------------------------------------------------------------------------------------
Purchase/sale of securities not authorized by       Buy start-up, private placement securities for an account
the account's investment objectives                 whose investment objectives preclude such investments
------------------------------------------------------------------------------------------------------------------
Purchase/sale of securities not authorized by       Buy tobacco company securities when management
the management contract                             contract precludes such purchases
------------------------------------------------------------------------------------------------------------------
Purchase/sale of wrong or unintended number         Buy 2,000 shares when intended to buy 20,000 shares
of securities
------------------------------------------------------------------------------------------------------------------
Purchase/sale of wrong or unintended                Buy Transcontinental Realty Investors, Inc., whose stock
securities                                          symbol was TCI, while intending to buy Tele-
                                                    Communications, Inc., whose stock symbol was TCOMA
------------------------------------------------------------------------------------------------------------------
Purchase/sale of securities for wrong or            Buy shares for account X when the plan had been to buy the
unintended account                                  same shares for account Y
------------------------------------------------------------------------------------------------------------------
Allocation of wrong or unintended number of         Buy 20,000 shares and allocate 5,000 to each of five
securities                                          accounts
------------------------------------------------------------------------------------------------------------------
Allocation of securities to wrong or                Buy 20,000 shares and allocate 5,000 to X account, which
unintended account                                  has insufficient funds to cover the purchase
------------------------------------------------------------------------------------------------------------------
Failure to purchase/sell securities as intended     Hold, rather than sell, securities in a Client account
------------------------------------------------------------------------------------------------------------------
Failure to follow specific Client directives to     Client directs that a particular investment be liquidated on
purchase/sell/hold/wait to purchase securities      Dec. 31, but adviser fails to execute this liquidation until
                                                    January 3
------------------------------------------------------------------------------------------------------------------

ATTACHMENT B

                            TRADE ERROR RELEASE FORM

Date

VIA CERTIFIED MAIL

Client Name
Address 1
Address 2
City, State Zip Code

Dear client:

In response to the Security trade in your account taking place on Date, we will pay you the sum of $X,XXX. Payment of the foregoing sum does not constitute an admission or acknowledgment of any wrongdoing. Enclosed herewith, please find a release form. Please execute the release, have it notarized and return it to us. Upon receipt of the release, we will forward a check to you. As set forth in the release, it will not be effective until you have received our check. If you have any questions regarding this matter, please feel free to contact me at
(858) 480-2440.

Sincerely,


Tiffany Ayres
Chief Compliance Officer
ClariVest Asset Management LLC

TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT

___________________ as RELEASOR in consideration of the sum of $___________ to be received from ClariVest Asset Management LLC ("RELEASEE") hereby releases and discharges the RELEASEE, RELEASEE'S directors, officers, Employees, successors and assigns from all actions, causes of citation, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, against such parties which, the RELEASOR, RELEASOR'S heirs, executors, administrators, successors and assigns ever had, have or hereafter can, shall or may, have for, upon or by reason of any matter, cause or thing whatsoever relating to the trade error described in the letter from RELEASEE dated as of [ ________ ]

Whenever the text hereof requires, the use of singular number shall include the appropriate plural number as the text of the within instrument may require.

This RELEASE may not be changed orally.

This RELEASE shall only be effective upon receipt of a check by RELEASOR from RELEASEE in the amount of $___________.

IN WITNESS WHEREOF, the RELEASOR has hereunto set RELEASOR'S hand and seal on this ____ day of ________ in the year 20XX.

In presence of

State of:

County of:

On this _____ day of __________, in the year 20XX, before me personally appeared _________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument.


Notary Public






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

ATTACHMENT C

                   TRADE ERROR REPORTING AND RESOLUTION FORM

CLIENT(S) INVOLVED:

CLIENT             CUSTODIAN           ACCOUNT NUMBER






TRANSACTION DATE:

SECURITIES INVOLVED:


CLARIVEST PERSONNEL INVOLVED:

CAUSE FOR ERROR:
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

RESOLUTION:
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

TOTAL AMOUNT OF GAIN/LOSS: $

REIMBURSED BY CLARIVEST: $

REIMBURSED BY OTHERS: $

MANAGEMENT ACKNOWLEDGEMENT:_________________________________________________

BACKUP DOCUMENTATION MAINTAINED:______________________________________________

DATE:_____________________________

--------------------------------------------------------------------------------
                        PORTFOLIO MANAGEMENT AND REVIEWS
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

ClariVest investment personnel are responsible for evaluating securities for investment, reviewing Clients' portfolios for which they are primary or back-up managers, making security selection decisions and ensuring that transactions are properly executed. The intent of this policy is to ensure that all portfolios are reviewed and being managed according to Clients' investment objectives and pursuant to ClariVest's stated investment strategies and styles.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered numerous risks associated with the management of Client accounts. This analysis includes risks such as:

     o Client portfolios being managed in ways that deviate from Client mandates, potentially exposing Client assets to a higher risk of loss.

     o ClariVest conducts trading that violates its clients' investment limitations and/or restrictions.

     o Portfolio Managers making higher risk investments in an attempt to make up earlier losses incurred in managing Clients' accounts.

     o The CCO not being knowledgeable about the management of Client accounts.

     o Portfolio management staff failing to maintain documentation to substantiate their investment recommendations.

     o ClariVest failing to review risks on multiple levels (portfolio and firm-wide) to understand the level of risk exposure presented by its Clients' portfolios.

     o ClariVest not maintaining adequate documentation to substantiate its Clients' investment objectives and restrictions, both initially and on an ongoing basis.

     o    Performance-based fees are charged to non-qualified clients.

     o ClariVest fails to ensure that corporate actions with respect to securities in Clients' portfolios are identified and recorded timely and accurately.

ClariVest has established the following guidelines to effectuate and monitor the investment activities in client accounts.

POLICY

The portfolio management function is a dynamic activity which considers objective and subjective factors in making investment decisions. Securities holdings and trades are reviewed on a daily basis by ClariVest's Portfolio Managers.

PROCEDURES

1. Investment personnel will monitor economic and financial news and events on a daily basis to determine the effect on securities held in Client portfolios.

2. With the assistance of the investment personnel, the Portfolio Managers compile a "universe" of companies that meet ClariVest's criteria for investment for specific investment strategies. ClariVest expects that the majority of its Client accounts following a specific strategy or benchmark will include securities from its respective universe.

3. ClariVest utilizes Charles River Development's compliance engine, which is fully integrated with our Charles River trading system. The CCO enters client guidelines/restrictions into the Charles River


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

     compliance engine (when possible). The COO will periodically review a selection of the client account guidelines in the compliance engine to ensure that all guidelines/restrictions are appropriately addressed. The compliance engine performs both pre and post-trade compliance checks. The Charles River system requires that all trades must pass the pre-trade compliance check before such trades can be executed. If a trade triggers a violation of a client guideline in the compliance engine, only the CCO or COO can override the violation to permit the trade to go through (or, in situations where neither the CCO nor COO is able to override the violation, the Operations Manager may be granted temporary authority to conduct such overrides). In addition, ClariVest typically runs daily portfolio compliance checks to track the effects of market movements on a portfolio's compliance with client guidelines.

4. ClariVest utilizes third party as well as proprietary research to analyze and assess companies comprising its universe of potential investments. To the extent practical and possible ClariVest will maintain all research used in this process.

5. ClariVest's investment personnel hold both formal and informal meetings to discuss investment ideas, economic developments, current events, investment strategies, issues related to portfolio holdings, etc. In addition, ClariVest's personnel have developed software to assist the firm in developing optimal portfolio allocations.

6. The financial and allocation models are maintained by the Portfolio Management staff.

7. ClariVest's models seek to monitor exposures on multiple levels and the application of ClariVest's investment strategy generally results in allocations based on objective criteria suggested by the model and subjective input from the Portfolio Manager in charge of the account. ClariVest's Portfolio Managers review the managed accounts' exposure levels and other criteria on a daily basis to ensure that it is operating within allowable risk parameters.

8. ClariVest does not borrow or use leverage in its long only strategies. ClariVest may borrow and use leverage (in the form of short sales) in its long-short products, including its Market Neutral product. ClariVest reserves the right to launch future strategies that use hedging techniques including the use of debt, short sales, options swaps and other derivative transactions.

9. Each advisory Client is assigned one Portfolio Manager who is primarily responsible for the management of the account and maintenance of the relationship, and one or more backup Portfolio Manager that would perform the same functions in the absence of, or as assistance to, the primary Portfolio Manager.

10. Investment personnel and the CCO regularly review ClariVest's portfolios, specifically looking for irregularities and for unusual patterns. Performance attribution analyses will be conducted to ensure that all accounts with similar investment objectives are performing within a reasonable band of returns. Any issues will be resolved by the investment personnel with the oversight of the responsible Portfolio Manager. The CCO's compliance review in CRD includes reviewing accounts for violations resulting from market movements.

11. ClariVest, through Mellon, provides Clients with monthly appraisals that include cost basis, current market values and yields of each position.

12. ClariVest shall on an annual basis inquire into the investment objectives of Clients. Any changes will be noted in the Client's file and the appropriate adjustments will be made to the Client's investment policy. All changes to a Client's investment objective that are received via telephone by ClariVest from the Client must be confirmed as soon as practicable in writing to the Client.


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

13. (a) Subject to the exceptions set forth in (c) and (d) below, ClariVest has determined as a firm that the firm will not recommend that its Clients' portfolios hold the same security both long and short. In other words, if any Client portfolio holds a long position in a security, then no other Client portfolio can hold a short position in the same security, and vice versa. (b) As a general matter, the portfolio that is "trading into" the conflict will be prohibited from doing so, and the portfolio with the existing position will be permitted to retain the position. (c) In the event that a long only account is required to maintain an active position in a sector or industry (for example) within a certain variance from a benchmark's position in that sector or industry, an exception will be made to the policy set forth in (a) above where the long only account holds a security in order to remain in compliance with the stated variance but would otherwise sell that security. The portfolio manager will certify in writing that it is holding such security to remain in compliance with the stated variance and would otherwise sell such security. Upon receipt of such certification, the CCO will approve the concurrent long position and short position. (d) The firm can recommend that its clients hold an ETF or other similar security both long and short, so long as 1) the security is not held long and short within the same strategy, 2) the portfolio manager that is "trading into" the conflict obtains pre-approval from compliance, and 3) the security represents an index, industry, sector, or other segment of the market, rather than a single company. (d) ClariVest reserves the right to change this policy #13 at any time and from time to time, provided that ClariVest will provide written notice of such change to its Clients.

14. ClariVest may only charge "Incentive" or "Performance-based" advisory fees to a "qualified client" (i.e. a client that has either placed at least $1 million under ClariVest's management or a client whose net worth is at least $2 million).

15. During the account opening stage, the Operations team (typically the Operations Manager) provides the Client's custodian with the contact information for the person(s) at Mellon responsible for corporate actions, and the custodian is instructed to forward all corporate action notices to Mellon. Mellon is then notified by the custodians of any corporate actions (either voluntary or mandatory). Mellon then notifies ClariVest either as information-only or as a request for a decision where there is no standing instruction (ClariVest has a standing instruction with Mellon to take cash instead of dividend reinvestments where applicable). Mellon provides ClariVest with a deadline to respond, which is usually several days prior to the custodian's internal deadline to respond. Depending on the nature of the corporate action, the Operations team notifies the appropriate portfolio manager and asks for a decision. Mellon keeps a running tickler of all corporate actions that are pending, and notifies ClariVest where we have not responded by the deadline.

RESPONSIBILITY

ClariVest's Portfolio Managers are responsible for reviewing Client accounts subject to oversight from the CEO. Investment personnel are responsible for conducting periodic reviews of Client portfolios to detect trading irregularities and unusual positions. Investment personnel are responsible for running the required pre-trade compliance engine, and the CCO (or COO, in the CCO's absence) is responsible for running daily portfolio compliance to track the effect of market movements on compliance with client guidelines. Finally, investment personnel are expected to stay apprised of events that may have an effect on Clients' portfolios.


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

--------------------------------------------------------------------------------
                     CONTINGENCY AND DISASTER RECOVERY PLAN
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

This document outlines certain aspects of the immediate and long-term contingency planning and recovery process of ClariVest. The purpose of this Contingency and Disaster Recovery Plan ("CDRP") is to provide specific guidelines ClariVest will follow in the event of a failure of any critical business capability.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered numerous risks associated with its inability to continue its operations in the event of an emergency. This analysis includes risks such as:

     o ClariVest not having procedures to follow in the event of a major disaster or the failure of a critical business system.

     o    Employees not knowing what to do in the event of an emergency.

     o    Company and Client assets not being protected from loss or damage.

     o ClariVest not having an alternative work site(s) in place, or the capability to run operations remotely.

ClariVest has established the following guidelines to effectuate and monitor its disaster recovery procedures.

GOALS AND OBJECTIVES

The goal of the CDRP is to provide uninterrupted service to our Clients or to minimize the downtime should a system or vendor failure occur. The CDRP has been developed to meet the following objectives:

     o Provide for immediate, accurate and measured response to emergency situations;

     o    Minimize the impact upon the safety and well being of firm personnel;

     o    Protect against the loss or damage to organizational assets; and

     o Provide our Clients with alternative site processing with a minimum of inconvenience.

Risk assessment, disaster prevention, and disaster avoidance are critical components of ClariVest's contingency planning process. The implementation of this CDRP should help to ensure all data processing systems, data communication facilities, information, data and business functions can be restored in a secure manner. Restoration must be accomplished in a time frame consistent with legal, regulatory and business requirements while maintaining information integrity.

A complete disaster recovery plan is separately maintained and documented, and a copy is available upon request.



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

--------------------------------------------------------------------------------
                                  PROXY VOTING
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

Rule 206(4)-6 under the Advisers Act requires every investment adviser who exercises voting authority with respect to Client securities to adopt and implement written policies and procedures, reasonably designed to ensure that the adviser votes proxies in the best interest of its Clients. The procedures must address material conflicts that may arise in connection with proxy voting. The Rule further requires the adviser to provide a concise summary of the adviser's proxy voting process and offer to provide copies of the complete proxy voting policy and procedures to Clients upon request. Lastly, the Rule requires that the adviser disclose to Clients how they may obtain information on how the adviser voted their proxies.

ClariVest votes proxies for its Clients unless requested otherwise, and therefore has adopted and implemented this Proxy Voting Policy and Procedures.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered numerous risks associated with its voting of client proxies. This analysis includes risks such as:

     o ClariVest does not maintain a written proxy voting policy as required by Rule 206(4)-6.

     o    Proxies are not voted in Clients' best interests.

     o    Proxies are not identified and voted in a timely manner.

     o Conflicts between ClariVest's interests and the Client are not identified; therefore, proxies are not voted appropriately.

     o The third-party proxy voting service utilized by ClariVest is not independent.

     o Proxy voting records and Client requests to review proxy votes are not maintained.

ClariVest has established the following guidelines to effectuate and monitor its proxy voting policy and procedures.

POLICY

It is the policy of ClariVest to vote proxies in the interest of maximizing value for ClariVest's Clients. Proxies are an asset of a Client, which should be treated by ClariVest with the same care, diligence, and loyalty as any asset belonging to a Client. To that end, ClariVest will vote in a way that it believes, consistent with its fiduciary duty, will cause the value of the issue to increase the most or decline the least. Consideration will be given to both the short and long term implications of the proposal to be voted on when considering the optimal vote.


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

Any general or specific proxy voting guidelines provided by an advisory Client or its designated agent in writing will supersede this policy. Clients may wish to have their proxies voted by an independent third party or other named fiduciary or agent, at the Client's cost.

The staff of the Securities and Exchange Commission has issued interpretive guidance on investment advisers that use the recommendations of independent third parties to vote Client proxies in its letter to Egan-Jones Proxy Services (pub. Avail. May 27, 2004). The interpretive letter addresses what is meant by "independent third party." The letter states that a third party generally would be independent of an investment adviser if that person is free from influence or any incentive to recommend that the proxies should be voted in anyone's interest other than the adviser's Clients. ClariVest has retained RiskMetrics Group ("RMG"), and generally follows their recommendation when voting proxies. ClariVest determined that it is appropriate to follow the voting recommendations of RMG because ClariVest believes that RMG (a) has the capacity and competency to adequately analyze proxy issues, and (b) can make such recommendations in an impartial manner and in the best interests of ClariVest's Clients.

The interpretive letter also discusses conflicts of interest that can arise from the proxy voting firm's relationships with issuers. When the proxy voting firm has a relationship with an issuer of voting securities (e.g., to provide advice on corporate governance issues), the adviser's proxy voting procedures should require a proxy voting firm to disclose to the adviser any relevant facts concerning the firm's relationship with the issuer, such as the amount of the compensation that the firm has received or will receive. That information will enable the investment adviser to determine whether the proxy voting firm can make voting recommendations in an impartial manner and in the best interests of the Clients, or whether the adviser needs to take other steps to vote the proxies.

PROCEDURES FOR IDENTIFICATION AND VOTING OF PROXIES

These proxy voting procedures are designed to enable ClariVest to resolve material conflicts of interests with Clients before voting their proxies.

     1. ClariVest shall maintain a list of all Clients for which it votes proxies. The list will be maintained either in hard copy or electronically and updated by the Operations Manager who will obtain proxy voting information from Client agreements.

     2. ClariVest shall work with the Client to ensure that RMG is the designated party to receive proxy voting materials from companies or intermediaries. To that end, new account forms (including a letter of authorization) of broker-dealers/custodians will state that RMG should receive this documentation.

     3. ClariVest subscribes to the RMG proxy voting service. This browser-based proxy voting system automates the physical paper handling and detailed recordkeeping needs of ClariVest's proxy voting function. RMG also provides independent recommendations with respect to each proxy vote.

     4. As a default, proxies are generally voted by RMG in accordance with RMG recommendations. However, ClariVest retains ultimate decision making authority with respect to the voting of Client proxies and reserves the right to override RMG recommendations.

     5. For any Client who has provided specific voting instruction, the Operations Manager shall vote that Client's proxy in accordance with the Client's written instructions.


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

     6. The Operations Manager will provide any proxy solicitation information and materials that he may receive to the appropriate personnel of RMG for their review and consideration.

     7. As noted by the SEC in Release 2106, the fiduciary duty that ClariVest owes its Clients prohibits the adoption of a policy to enter default proxy votes in favor of management. Thus, ClariVest shall review all Client proxies in accordance with the general principles outlined above.

     8. ClariVest's investment personnel shall be responsible for making voting decisions with respect to all Client proxies, where a proxy is not voted in accordance with RMG recommendations. Such decisions shall then be provided to the Operations Manager who will then ensure that such proxy votes are submitted in a timely manner.

     9. The Operations Manager may delegate the actual voting of Client proxies to any of ClariVest's employees who are familiar with RMG's service.

     10. ClariVest is not required to vote every Client proxy and refraining from voting should not necessarily be construed as a violation of ClariVest's fiduciary obligations. ClariVest shall at no time ignore or neglect its proxy voting responsibilities. However, there may be times when refraining from voting is in the Client's best interest, such as when an adviser's analysis of a particular Client proxy reveals that the cost of voting the proxy may exceed the expected benefit to the Client (i.e., casting a vote on a foreign security may require that the adviser engage a translator or travel to a foreign country to vote in person). Such position also complies with Interpretive Bulletin 94-2 of the DOL.

     11. The Operations Manager shall be responsible for conducting the proxy voting cost-benefit analysis in those certain situations in which ClariVest believe it may be in its Clients' best interest for ClariVest not to vote a particular proxy. The Operations Manager shall maintain documentation of any cost-benefit analysis with respect to Client proxies that are not voted by ClariVest.

     12. The Operations Manager will report any attempts by any of ClariVest personnel to influence the voting of Client proxies in a manner that is inconsistent with ClariVest's Policy. Such report shall be made to the CCO, or if the CCO is the person attempting to influence the voting, then to the CEO.

     13. Proxies received after the termination date of a Client relationship will not be voted. Such proxies should be delivered to the last known address of the Client or to the intermediary who distributed the proxy with a written or oral statement indicating that the advisory relationship has been terminated and that future proxies for the named Client should not be delivered to ClariVest.

     14. The Operations Manager, with the assistance of the CCO, will reasonably try to assess any material conflicts between ClariVest's interests and those of its Clients with respect to proxy voting (where a proxy is not voted in accordance with RMG recommendations) by considering the situations identified in the CONFLICTS OF INTEREST section of this document.

CONFLICTS OF INTEREST

     1. GENERAL: As noted previously, ClariVest will vote its Clients' proxies in the best interest of its Clients and not its own. In voting Client proxies, ClariVest shall avoid material conflicts of interest between the interests of ClariVest on the one hand and the interests of its Clients on the other.


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

     2. POTENTIAL MATERIAL CONFLICTS OF INTEREST: ClariVest is aware of the following potential material conflicts that could affect ClariVest's proxy voting process in the future. It should be noted that these potential conflicts have been listed for informational purposes only and do not include all of the potential conflicts of interest that an adviser might face in voting Client proxies. ClariVest acknowledges that the existence of a relationship of the types discussed below, even in the absence of any active efforts to solicit or influence ClariVest, with respect to a proxy vote related to such relationship is sufficient for a material conflict to exist.

          o EXAMPLE CONFLICT: ClariVest retains an institutional Client, or is in the process of retaining an institutional Client that is affiliated with an issuer that is held in ClariVest's Client portfolios. For example, ClariVest may be retained to manage Company A's pension fund. Company A is a public company and ClariVest Client accounts hold shares of Company A. This type of relationship may influence ClariVest to vote with management on proxies to gain favor with management. Such favor may influence Company A's decision to continue its advisory relationship with ClariVest.

          o EXAMPLE CONFLICT: ClariVest retains a Client, or is in the process of retaining a Client that is an officer or director of an issuer that is held in ClariVest's Client portfolios. The similar conflicts of interest exist in this relationship as discussed above.

          o EXAMPLE CONFLICT: ClariVest's Employees maintain a personal and/or business relationship (not an advisory relationship) with issuers or individuals that serve as officers or directors of issuers. For example, the spouse of an Employee may be a high-level executive of an issuer that is held in ClariVest's Client portfolios. The spouse could attempt to influence ClariVest to vote in favor of management.

          o EXAMPLE CONFLICT: ClariVest or an Employee(s) personally owns a significant number of an issuer's securities that are also held in ClariVest's Client portfolios. For any number of reasons, an Employee(s) may seek to vote proxies in a different direction for his/her personal holdings than would otherwise be warranted by the proxy voting policy. The Employee(s) could oppose voting the proxies according to the policy and successfully influence ClariVest to vote proxies in contradiction to the policy.

          o CONFLICT: ClariVest or its affiliate has a financial interest in the outcome of a vote, such as when ClariVest receives distribution fees (i.e., Rule 12b-1 fees) from registered mutual funds that are maintained in Client accounts and the proxy relates to an increase in 12b-1 fees.

     3. DETERMINING THE MATERIALITY OF CONFLICTS OF INTEREST: Determinations as to whether a conflict of interest is material will be made after internal discussion among the CCO, the Portfolio Manager(s) for the affected Clients and the Operations Manager. Among the factors to be considered in determining the materiality of a conflict include whether the relevant Client relationship accounts for a significant percentage of ClariVest's annual revenues, or the percentage of ClariVest's assets that is invested with a particular issuer. Materiality determinations are fact based, and will depend on the details of a particular situation. Whether a particular conflict of interest is deemed material will be based on the likelihood that the conflict might cause a proxy to be voted in a manner that was not in the best interests of ClariVest's Clients. All materiality deliberations will be memorialized in writing by the Operations Manager.

          If the committee determines that the conflict in question is not material, ClariVest will vote the proxy in accordance with the policies stated herein. If a conflict is judged material, ClariVest will consider RMG's recommendation or, at its expense, engage the services of legal counsel who will provide an independent recommendation on the direction in which ClariVest should vote on the proposal. The proxy voting service's or consultant's determination will be binding on ClariVest.


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

PROCEDURES FOR CLARIVEST'S RECEIPT OF CLASS ACTIONS

ClariVest recognizes that as a fiduciary it has a duty to act with the highest obligation of good faith, loyalty, fair dealing and due care. When a recovery is achieved in a class action, clients who owned shares in the company subject to the action have the option to either: (1) opt out of the class action and pursue their own remedy; or (2) participate in the recovery achieved via the class action. Collecting the recovery involves the completion of a Proof of Claim form which is submitted to the Claims Administrator. After the Claims Administrator receives all Proof of Claims, it dispenses the money from the settlement fund to those persons and entities with valid claims.

Unless otherwise agreed with a Client, if "Class Action" documents are received by ClariVest for its Clients, ClariVest will gather the materials it has and forward to the Client, to enable the Client to file the "Class Action" at the Client's discretion. The decision of whether to participate in the recovery or opt-out may be a legal one that ClariVest may not be qualified to make for the Client. Therefore, unless otherwise agreed with a Client, ClariVest will not file "Class Actions" on behalf of a Client.

RECORDKEEPING

ClariVest will maintain the documentation described in the following section for a period of not less than five (5) years, the first two (2) years at its principal place of business. The Operations Manager will be responsible for the following procedures and for ensuring that the required documentation is retained.

CLIENT REQUEST TO REVIEW PROXY VOTES:

     o Any request, whether written (including e-mail) or oral, received by any Employee of ClariVest, must be promptly reported to the CCO and/or Operations Manager. All written requests must be retained in the permanent file.

     o The Operations Manager will record the identity of the Client, the date of the request, and the action taken as a result of the request, in a suitable place.

     o Furnish the information requested, free of charge, to the Client within a reasonable time period (within 10 business days). Maintain a copy of the written record provided in response to Client's written (including e-mail) or oral request. Unless maintained electronically, a copy of the written response should be attached and maintained with the Client's written request, if applicable and maintained in the permanent file.

     o Clients are permitted to request the proxy voting record for the 5 year period prior to their request.

PROXY STATEMENTS RECEIVED REGARDING CLIENT SECURITIES:

     o Upon receipt of a proxy, copy or print a sample of the proxy statement or card and maintain the copy in a central file along with a sample of the proxy solicitation instructions.


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

          NOTE: ClariVest is permitted to rely on proxy statements filed on the SEC's EDGAR system instead of keeping its own copies.

PROXY VOTING RECORDS:

     o    A record of how ClariVest voted client Proxies.

     o Documents prepared or created by ClariVest that were material to making a decision on how to vote, or that memorialized the basis for the decision.

     o Documentation or notes or any communications received from third parties, other industry analysts, third party service providers, company's management discussions, etc. that were material in the basis for the decision.

DISCLOSURE

ClariVest will ensure that Part 2A of Form ADV is updated as necessary to reflect: (i) all material changes to the Proxy Voting Policy and Procedures; and (ii) information about how Clients may obtain information on how ClariVest voted their securities.

PROXY SOLICITATION

As a matter of practice, it is ClariVest's policy to not reveal or disclose to any Client how ClariVest may have voted (or intends to vote) on a particular proxy until after such proxies have been counted at a shareholder's meeting. ClariVest will never disclose such information to unrelated third parties.

The CCO is to be promptly informed of the receipt of any solicitation from any person to vote proxies on behalf of Clients. At no time may any Employee accept any remuneration in the solicitation of proxies. The CCO shall handle all responses to such solicitations.

RESPONSIBILITY

The Operations Manager is responsible for supervising the proxy voting process and maintaining the records, in each case as described above.






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

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                             ANTI-MONEY LAUNDERING
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

Adviser hereby adopts the following anti-money laundering program (this "Program"). As used in this Program, the term "Client" refers to any entity or individual to whom Adviser renders investment advisory services.

POTENTIAL RISKS

     o Managed accounts are owned and funded by prohibited persons or entities as identified by OFAC.

     o Managed account's custodial and brokerage arrangements are in countries that are prohibited by OFAC country sanctions, or are located in countries that have none or limited AML requirements.

     o Managed account's custodial relationship is with an entity that is considered a "shell bank" entity, or is considered to be a "correspondent account" with a foreign financial institution.

POLICY

Even though Adviser does not currently meet the definition of a "financial institution" under the Bank Secrecy Act who are required to comply with the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "Patriot Act"), Adviser intends to comply with the spirit of certain US AML provisions, and has therefore adopted these policies and procedures to limit any inherent risks to the Adviser's operations and investors. In addition, as a matter of policy, the Adviser will not contractually assume responsibility for any AML or customer identification provisions on behalf of the Client's custodian (except with respect to Investment Funds).

Design of AML Compliance Program:

     o A system of internal controls to ensure ongoing compliance with certain AML requirements for the firms operations.

     o    Testing of the AML compliance program.

     o    Designating an individual responsible for managing the AML Program.

     o    Training for appropriate personnel.

I.   TYPES OF ACCOUNTS

     A.   SEPARATELY MANAGED ACCOUNTS

          As a general practice, ClariVest does not open brokerage or custodial accounts on behalf of Clients. All prospective non-related accounts are required to have established a custodial or brokerage account prior to Adviser effecting transactions in such accounts.



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

          Non-Natural Persons or Entities

          ClariVest shall request that the Client certify to the provisions stated in Attachment A to this Policy either at the time of the contract or prior to effecting transactions in the account. The certification shall be maintained in the Client file.

B.   INVESTMENT FUNDS

     1. If the Firm or any of its affiliates acts as the general partner, managing member or in any other similar capacity with respect to a U.S. Investment Fund, the Firm may require that each such Investment Fund obtain appropriate representations and warranties from prospective and existing Investors and:

          1. If the existing or prospective Investor is a natural person, the Firm may obtain either that Investor's notarized signature on his or her subscription agreement (this option is available only for prospective Investors) or a certified or notarized copy of that Investor's driver's license or passport, unless that Investor previously has provided such information to the Firm or the Firm previously has established a substantive relationship with that Investor;

          2. If the existing or prospective Investor is an entity (unless shares of that entity are traded publicly in the U.S. on a national securities exchange), the Firm may obtain a certified copy of that entity's charter documents and certificates of good standing, unless the Firm previously has established a substantive relationship with that Investor; and

          3. If the existing or prospective Investor is an investment entity, in addition to the documents required by the preceding item b, the Firm may obtain additional appropriate representations from that Investor, which representations should include, among other things, representations that the Investor (i) has an appropriate anti-money laundering program that complies with all applicable laws, rules and regulations and is designed to detect and report any activity that raises suspicion of money laundering activities, and (ii) has obtained appropriate background information regarding all of the officers, directors and beneficial owners of the investment entity.

     2. If the Firm acts as the investment adviser or in any other similar capacity with respect to a non-U.S. Investment Fund, the Firm requires representations and warranties from the administrator of each such Investment Fund, that the administrator or other person who screens and accepts the subscriptions for that Investment Fund uses appropriate anti-money laundering procedures and compares the Investment Fund's Investor list with watch lists described above.

II.  OFAC POLICY & PROCEDURES

     (I)  POLICY

          A.   OFAC LIST CHECK

          Information obtained from each prospective Client, as required by this Program, shall be reviewed by the Chief Compliance Officer in order to verify that no such individual or entity is named on the OFAC List. If so, the Chief Compliance Officer will implement the procedures noted in Section III of this Program and procedures. See Attachment B for a list of Identification Information.


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

          B.   REFUSAL TO PROVIDE IDENTIFICATION INFORMATION

          ClariVest shall not: (a) accept any payment from any Client or prospective Client or (b) enter into any agreement with any Client or prospective Client, who refuses to: (i) submit and verify all requested Identification Information; (ii) otherwise comply with any and all applicable AML regulatory requirements; or (iii) provide acknowledgements represented in Attachment A regarding OFAC and Prohibited Persons.

          C. PROHIBITED INDIVIDUALS

          ClariVest shall not: (a) accept any payment from any Client or prospective Client or (b) enter into any agreement with any Client or prospective Client who has been identified on the OFAC List or who has affirmed that they can not make the acknowledgements represented in Attachment A regarding OFAC and Prohibited Persons.

     (II) PROCEDURES

          A.   OFAC LIST DATABASE CHECKS

               (i)  Initial Review

                    ClariVest's review of the Identification Information of a Client or prospective Client shall include:
                    (a) an examination of all identification documents provided by the Client or prospective Client; and (b) a check against the OFAC List through the publicly accessible database provided by the NASDR at http://apps.nasd.com/Rules_&_Regulations/ofac/default.asp

               (ii) False-Positives or Hits

                    The CCO shall be responsible to make a final determination of whether a person or entity identified on the OFAC List is a "false-positive" by obtaining further information. For instance, the CCO shall compare the complete entry on the OFAC list with the Identification Information obtained by Adviser. An entry in the OFAC List will often have, for example, a full name, address, nationality, passport, tax ID number, place of birth, date of birth, former names and aliases.

          C.   ON-GOING REVIEWS

               o ClariVest's trading system shall include a pre-trade restrictions that prohibits the purchase of securities with issue countries that are restricted by OFAC or are traded on exchanges in countries that are restricted by OFAC.

               o On a monthly basis, ClariVest shall compare its holdings and client lists against the OFAC list to review for any matches. The CCO shall be responsible to make a final determination of whether a person or entity identified on the OFAC List is a "false-positive" by obtaining further information, as described further above.


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

          C.   REPORTING OF SUSPICIOUS INDIVIDUALS OR ACTIVITIES

               o Employees of ClariVest who identify any Client or prospective Client as: (i) named on the OFAC List; or (ii) being affiliated with any person, government, country or entity so named or appearing on the OFAC List, shall complete Attachment C and notify the CCO.

               o Employees of ClariVest who identify any Client or prospective Client as engaged in "Red Flag" activities, or any other suspicious activity or pattern of activities such as those listed in Attachment D, shall notify the CCO.

               o Any Client or prospective Client who refuses to: (i) submit and verify all requested Identification Information; or (ii) otherwise comply with any and all applicable regulatory requirements, shall be identified to the CCO.

          The CCO shall make the determination, along with consultation with senior management or outside counsel, as to whether the Adviser shall voluntarily file a Suspicious Activity Report (Form SAR-SF) with FinCEN. A copy of the SAR-SF and filing instructions can be found at www.fincen.gov or at: http://www.fincen.gov/forms/fin101_sar-sf.pdf

III. ASSET FREEZES AND BLOCKING OF ACCOUNTS PROCEDURES

          A.   SUSPENSION OF WITHDRAWAL RIGHTS

          ClariVest, by written notice to any Client shall, to the extent required by applicable law and within the power of ClariVest, suspend any withdrawal rights of such Client with respect to any interest if:

               4. Such Client is identified as: (a) a person named in the OFAC List, or (b) is known by ClariVest to being affiliated with any person, government, country or entity under the OFAC List;

               5. ClariVest is so ordered by a competent US court or regulatory authority; or

               6. ClariVest's management reasonably deems it necessary to do so in order to comply with relevant AML legislation and regulations applicable to Adviser.

          B.   NOTIFICATION TO CLIENT

          ClariVest may notify the Client that the Client's assets have been frozen or restricted. However, no written notice to the Client shall be made prior to such suspension if the US court or regulatory authority ordering such suspension specifies, in writing, that ClariVest may not inform the Client of the suspension of such withdrawal rights.

          C.   NOTIFICATION TO OFAC

          In the event that the Chief Compliance Officer makes the determination that a match is a "positive hit", the Chief Compliance Officer shall implement the due-diligence steps noted by OFAC at http://www.treas.gov/offices/enforcement/ofac/faq/one_page.shtml


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

          If the Chief Compliance Officer believes that it has a "positive hit" after completing the due-diligence steps, the Chief Compliance Officer shall contact the OFAC Hotline at 1-800-540-OFAC (6322) for further guidance.

IV.  EMPLOYEE TRAINING

Employees who participate in the review and approval of Clients, the opening or closing of Client accounts and the reconciliation of Client custodial accounts shall participate in periodic training programs addressing ClariVest's AML policies, procedures, practices and controls.

V.   TESTING OF THE PROGRAM

As part of ClariVest's annual policy and procedures review requirement of Rule 206(4)-7 under the Advisers Act, the CCO shall ensure that under such review or periodic testing that this Program is included to assure that this Program is functioning as designed.

A written report shall be required as part of the testing of this Program, which may incorporated as part of ClariVest's annual 206(4)-7 review. Any recommendations from the review should be promptly implemented or shall be submitted to the senior management of ClariVest for consideration.

VI.  RECORDKEEPING & RETENTION

CLIENT FILES: ClariVest shall maintain records of all Identification Information submitted through the account opening stages and any other relevant information provided by any Client. Additionally, documents which evidence ClariVest's check against the OFAC SDN List during the account opening process shall be maintained in Client files. The retention requirement for these records is five years from the date the account is closed.

OTHER REPORTS/DOCUMENTS: ClariVest shall also maintain records of all reports and supporting documentation made by employees to the CCO under this Program, as well as all reports and supporting documentation and communications to regulatory authorities, including divisions of the Department of the Treasury (OFAC and FinCEN). These records shall be maintained for five years from the end of the last fiscal year in which the contact or submission of the report was made.

TRAINING: The CCO shall maintain a Training File that will evidence employee training as required by this Program. Documentation should substantiate a copy of the AML training presentation (seminar agenda or materials), and the employee(s) attendance and date of training. These records shall be maintained for five years from the end of the last fiscal year in which the training was conducted.

RESPONSIBILITY

The CCO may delegate to others certain aspects of the AML Compliance Program, but the CCO is responsible for ensuring that the appropriate documentation is obtained and reviewed, and that the OFAC database is searched to confirm that its Clients are not identified in the OFAC database.

ATTACHMENT A

                       MANAGED ACCOUNT AML CERTIFICATION

NAME OF ACCOUNT: ____________________________________________________

CUSTODIAN: __________________________________________________________

    [ ] U.S. Branch    [ ] U.S. Branch    [ ] US with Foreign Branch

CUSTODIAN LOCATION:

[ ] US with Foreign Branch   [ ] Non-US     [ ] Non-US

DATE OF CONTRACT: ____________________________________________________

--------------------------------------------------------------------------------

ANTI-MONEY LAUNDERING ACKNOWLEDGEMENT PROVISION:

By signing below, Client represents that the amounts contributed by it to the managed account(s), noted above, were not and are not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.

Client hereby represents and warrants that, to the best of its knowledge, none of: (i) the Client; (ii) any person controlling or controlled by the Client;
(iii) if the Client is a privately held entity, any person having a beneficial interest in the Client; or (iv) any person for whom the Client is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, nor is a person or entity prohibited under the OFAC Programs or is a senior foreign political figure, any immediate family member or close associate of a senior foreign political figure as such terms are defined in the Bank Secrecy Act.

Client understands and agrees that, by law, Adviser may be obligated to "freeze" the Client's interests, either by prohibiting additional contributions and/or declining any withdrawal requests with respect to assets under management in compliance with governmental regulations, and the Adviser may also be required to report such action and to disclose the Client's identity to OFAC or other State or Federal agencies. Further, Client understands and agrees that the Adviser may not accept management of the account from the Client if Client cannot make ongoing representations set forth in this Agreement.

-----------------------------------------     ----------------------
Client Signature                              Date


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

ATTACHMENT B

                     IDENTIFICATION INFORMATION OF CLIENTS

     o    Full name (i.e., no initial for a first name, full middle name, etc.)

     o    Full residence address, including apartment number, if applicable.

     o Social security number (if applicable) and a photocopy of the investor's passport or driver's license (if applicable).

     o    In the case of a legal entity:

          o Its W-9, taxpayer identification number (if applicable) or business name and purpose;

          o    The jurisdiction in which it was incorporated; and

          o Copies of the entity's certificate of incorporation and any relevant organizational documents.

     o Information regarding the legal capacity in which the Client is acting (i.e., on his/her or its own behalf; or on behalf of another person or legal entity).

     o Information regarding the identity of any ultimate beneficial owners of the Client.

     o For trusts, evidence of its due formation and existence and identity of its trustee(s). Information provided must be sufficient for ClariVest to understand the structure of the trust sufficiently to determine the source of the funds, persons who controls the trust, and persons who have the power to remove the trustee.

ATTACHMENT C

               AML FORM FOR THE REPORTING OF SUSPICIOUS ACTIVITY

Name of Person Completing this Form:________________________________________

Date Form Completed:_____________________________________________________

I.   Name of client:______________________________________________

II. Reason for Submission of Report (circle one or more and provide explanation; attach additional pages if necessary; and attach copies of such Identification Information as the investor may have provided, along with information regarding interests the investor may already hold.)

     A.   Refusal to provide Identification Information. Explanation:

     B.   Refusal to provide information regarding beneficial ownership.
          Explanation:

     C. Individual or entity is named on the OFAC SDN List, EO 13224 Annex, or is affiliated with an individual or entity so named.

          Explanation:

     D.   Inconsistency in Identification Information. Explanation:

     E.   Other Explanation:

Date Received by CCO:____________________________________

Initials of CCO:___________________




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

ATTACHMENT D

               EXAMPLES OF POTENTIAL MONEY LAUNDERING ACTIVITIES

o    Unusually large transactions that have no apparent economic purpose;

o Multiple persons or accounts that share the same name, address, telephone number or other identification;

o Successive transactions by the same person(s) in a short period of time that are under the reporting threshold of $10,000 or below $3,000 if paid by money order or bank, traveler's or cashier's checks;

o Group or cluster transactions (i.e., a name, address, or other identification appears on different persons' identifying documents);

o Financial activity that does not seem to correlate with the stated investment strategy;

o Investor's use of more than one address (including suspected false addresses); or

o Investor's use of traveler's checks which are illegible, unverifiable, blank or suspiciously signed.











                                      139

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--------------------------------------------------------------------------------
                           SECURITY VALUATION POLICY
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

ISSUE

ClariVest has adopted the following Valuation & Pricing Policy and Procedures to govern the pricing (valuation) of securities held in ClariVest's Client portfolios or Investment Funds.

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered numerous risks associated with its valuation of securities held in advisory Client accounts or Investment Funds. This analysis includes risks such as:

     o Account performance and advisory fees are calculated erroneously due to inaccurate pricing of portfolio holdings.

     o Fair valuation methodologies do not reasonably reflect the amount at which an asset could be sold in a current transaction.

     o The Portfolio Manager has the ability to override prices at his or her discretion. Portfolio Managers may deliberately provide inaccurate prices to cover up unprofitable management decisions.

     o    The CCO is not notified of pricing overrides.

     o ClariVest does not maintain written fair valuations procedures. Fair valuation procedures are not consistently applied.

     o ClariVest does not periodically test or verify the prices obtained from an independent pricing service.

     o Pricing errors are not corrected immediately and reviewed for materiality.

ClariVest has established the following guidelines to effectuate and monitor its securities valuation policy and procedures.

POLICY

If a pricing issue arises that is not covered by these procedures, ClariVest's trading group shall use its best efforts and all appropriate means to obtain all relevant information in order to determine a fair value. If it is deemed necessary or prudent, ClariVest may hire an independent third party to provide an appraisal of the security.

ClariVest should continuously assess the availability and reliability of market quotations, and should regularly test the accuracy of their fair value prices by comparing them with values that are available from other sources, including actual trade prices, as well as quotations from pricing services and dealers.


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

A determination that market quotations are no longer "readily available" would not preclude ClariVest from concluding that the most recent closing market prices represent fair value. The most recent closing market prices generally should be considered, along with other appropriate factors, when determining the fair value of securities for which current market quotations are not readily available.

METHODS OF VALUING INVESTMENTS

Securities held in ClariVest's Client portfolios and Investment Funds are reported at fair value. Fair value is the amount at which the investment could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Many financial instruments are publicly traded in active markets, and therefore end-of-day market quotations are readily available. Quoted market prices in active markets are the best evidence of the fair value of a financial instrument. If quoted market prices in active markets are not available, ClariVest will initiate fair valuation techniques to price the security. ClariVest follows the following procedures to value portfolio securities:

ClariVest generally utilizes Mellon to price portfolio holdings. In the event that Mellon is unable to price securities, ClariVest shall utilize fair valuation techniques discussed below.

MARKET-TRADED SECURITIES. Valuing securities listed and traded on one or more securities exchanges, or unlisted securities traded regularly in over-the-counter (OTC) markets (for example, U.S. Treasury bonds, notes and bills or stocks traded in the National Market System [NMS] of the NASDAQ Stock Market), ordinarily is not difficult, because quotations of completed transactions are published daily, or price quotations are readily obtainable from financial reporting services or individual broker-dealers. A security traded in an active market on the valuation date is valued at the last quoted sales price except in rare situations. A security listed on more than one national securities exchange should be valued at the last quoted sales price at the time of valuation on the exchange on which the security is principally traded; securities traded both on a national exchange and in the over-the-counter market should be valued based on the price in the market where the security is principally traded. If the security was not traded in the principal market on the valuation date, the security should be valued at the last quoted sales price on the next most active market, if management determines that price to be representative of fair value. If the price is determined not to be representative of fair value, fair value should be estimated.

FAIR VALUATION. Although ClariVest does not generally trade in securities that are exposed to valuation issues, situations could plausibly arise when quoted market prices are not readily available because market quotations and transactions are infrequent and the most recent quotations and transactions occurred substantially prior to the valuation date. The market for such a security may be "thin" (that is, there are few transactions or market-makers in the security, the spread between the bid and asked prices is large, and price quotations vary substantially either over time or among individual market-makers).

Furthermore, situations may also arise in an active market where market quotations are available but the validity of the quotation is questionable as to whether it represents fair value. Those situations are rare but may occur. In such cases, ClariVest must estimate the fair value of the security based on consistent application of the Pricing Policy.

When market quotations are either not readily available or not available (such as restricted securities), the security should be valued at fair value as estimated in good faith by ClariVest's senior management. The objective of the estimating procedures is to state the securities at the amount at which they could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The term current transaction means realization in an orderly disposition over a reasonable period. All relevant factors should be considered in selecting the method of estimating the fair value of each kind of security.

In determining the fair value assigned to a particular financial instrument, ClariVest should, to the extent necessary, take into consideration all indications of fair value that are available. The following is a list of some of the factors to be CONSIDERED:

     o    Financial standing of the issuer

     o    Business and financial plan of the issuer

     o    Cost at date of purchase

     o    Size of position held and the liquidity of the market

     o    Contractual restrictions on disposition

     o    Pending public offering with respect to the financial instrument

     o Pending reorganization activity affecting the financial instrument (such as merger proposals, tender offers, debt restructurings, and conversions)

     o Reported prices and the extent of public trading in similar financial instruments of the issuer or comparable companies

     o    Ability of the issuer to obtain needed financing

     o Changes in the economic conditions affecting the issuero A recent purchase or sale of a security of the company

     o    Pricing by other dealers in similar securities

     o    Financial statements of investees

Valuation Hierarchy:

a. Investments MUST be valued using objective, observable, unadjusted quoted market prices for identical investments in active markets on the measurement date, if available. If not available, then investments SHOULD be valued using:

b. Objective, observable quoted market prices for similar investments in active markets. If not available or appropriate, then investments SHOULD be valued using;

c. Quoted prices for identical or similar investments in markets that are not active (markets in which there are few transactions for the investment, the prices are not current, or price quotations vary substantially over time and/or between market makers). If not available or appropriate, then investments SHOULD be valued based on;

d. Market-based inputs, other than quoted prices, that are observable for the investment. If not available or appropriate, then investments SHOULD be valued based on;

e. Subjective unobservable inputs for the investment where markets are not active at the measurement date. Unobservable inputs SHOULD only be used to measure FAIR VALUE to the extent that observable inputs and prices are not available or appropriate. Unobservable inputs reflect the FIRM'S own assumptions about the assumptions that market participants would use in pricing the investment and SHOULD be developed based on the best information available under the circumstances.

No single method exists for determining fair value in good faith because fair value depends on the facts and circumstances of each individual case. ClariVest should be satisfied, however, that the method used to estimate fair value is reasonable and appropriate and that the resulting valuation is fair. Methods commonly used in valuation of financial instruments include analogy to reliable quotations of similar financial instruments, pricing models, matrix pricing, or other formula-based pricing methods. These methodologies incorporate factors for which published market data may be available. For instance, the mathematical technique known as matrix pricing may be used to determine fair value based on market data available with respect to the issue and similar issues without exclusive reliance on issuer-specific quoted market prices.


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

An estimate of fair value different from market quotations should be infrequent, and continued use of the estimates should be assessed immediately upon the availability of subsequent market quotations. The rationale for the use of an estimate of fair value different from market quotations should be documented and should assist ClariVest in determining what valuation parameters are best suited to value the portfolio holdings.

REVIEW AND DOCUMENTATION

     A.   REVIEW OF PRICING EXCEPTION REPORTS

Pricing exception reports, if any, shall be forwarded to and reviewed by the CCO and/or COO for reasonableness. The Operations Manager shall maintain documentation for securities that have had prices overridden in lieu of the price provided by Mellon. Such documentation should contain the name of the security, CUSIP, name of any independent pricing source or broker-dealer utilized, ClariVest manual price, other documentation as necessary to support the use of such manual price, and an explanation as to why the price was determined not to be appropriate.

     B.   MAINTENANCE OF VALUATION RECORDS

ClariVest shall maintain any and all documentation necessary to support its monthly and quarterly valuations of securities including, but not limited to: written broker, dealer or market maker quotations, contemporaneous notes from conversations with representatives from brokers, dealers or market makers regarding the valuation of securities, or written documentation received from independent third-party pricing services.

RESPONSIBILITY

Any questions or concerns regarding this Policy should be directed to the CCO.
























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

--------------------------------------------------------------------------------
                              CUSTODY AND BILLING
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

BACKGROUND

Rule 206(4)-2 under the Advisers Act defines Custody as follows:

"Custody" means holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them. Custody includes:

     1. Possession of client funds or securities, (but not of checks drawn by Clients and made payable to third parties,) unless you receive them inadvertently and you return them to the sender promptly but in any case within three business days of receiving them (see procedures below);

     2. Any arrangement (including a general power of attorney) under which you are authorized or permitted to withdraw client funds or securities maintained with a custodian upon your instruction to the custodian; and

     3. Any capacity (such as general partner of a limited partnership, managing member of a limited liability company or a comparable position for another type of pooled investment vehicle, or trustee of a trust) that gives you or your supervised person legal ownership of or access to client funds or securities.

Examples of practices or arrangements which may result in an adviser having Custody, as defined under the Rule, may include (but are not limited to):

     -   Bearer Form Securities                     -   Omnibus Account
     -   Direct Debit Billing                       -   Affiliated Entities
     -   Trustee or Executor                        -   Receipt of Stock Certificates
     -   Adviser and GP to a Limited Partnership    -   Full Power of Attorney
     -   Receipt of Investment Checks               -   Account Signatory Power
         Payable to the Adviser

POTENTIAL RISKS

In developing these policies and procedures, ClariVest considered numerous risks associated with its maintaining custody (as defined above) of Client assets. This analysis includes risks such as:

     o ClariVest inadvertently having custody of Client assets through certain practices, including: receipt of investor checks payable to the adviser, direct debit billing, signatory authority over Client's account, or serving as general partner to a limited partnership (or similar structure).

     o ClariVest not having a reasonable basis to believe that the Client's qualified custodian sends (or provides access to) account statements at least quarterly (unless otherwise requested by the Client).

     o Custodial arrangements not being adequate to protect Clients' assets from misappropriation.

     o ClariVest charges "incentive" or "performance-based" advisory fees to a Client that is not a "qualified client" as defined below.



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

ClariVest has established the following guidelines to effectuate and monitor any of its practices that give it custody of client assets.

POLICY

ClariVest will not take or maintain physical custody of any Client assets, and will conduct all business operations in such a way that all Client cash and investments will be preserved in the safekeeping of qualified custodians INDEPENDENT from ClariVest. Clients' custodians will generally be banks, trust companies or broker-dealers unaffiliated with ClariVest.

ClariVest will not engage in activities such as direct debit billing or trustee relationships which may give ClariVest custody.

INADVERTENT RECEIPT OF SECURITIES AND INVESTMENT CHECKS

     A.   SECURITIES

Upon inadvertent receipt of securities the CCO is to be notified promptly and an entry made in a log maintained for that purpose. If the securities are delivered by the Client, in person, Employees may prepare a transmittal letter and accompany the Client to the custodian for the purpose of depositing the securities to the Client's account.

For securities received by mail the CCO is to be notified, a log entry made, and the securities returned to the Client by overnight mail. That mailing should include a transmittal letter and envelope addressed directly to the custodian. In no instance may ClariVest fail to return the securities to the Client within three (3) business days of ClariVest's receipt of the securities.

     B.   INVESTMENT CHECKS

Checks intended for a client account and made payable to ClariVest or affiliates may not be accepted. The CCO should be notified, the check logged, and returned by overnight mail to the Client/Sender along with instructions (and a pre-paid envelope) to make the replacement check payable to the Client's account at the custodian.

Notwithstanding the foregoing in Section A and B, as set forth in the SEC No-Action letter to Investment Advisers Association, publicly available since September 20, 2007, ClariVest may forward inadvertently received client assets to a qualified custodian within 5 business days of receipt, provided that the client assets were sent by a third party that is (1) a tax authority sending the client a tax refund; (2) a fund administrator distributing settlement proceeds in class action lawsuits or other legal actions; or (3) an issuer sending stock certificates or dividend checks related to a class action lawsuit involving bankruptcy or as a result of business reorganization.

SAFEGUARDING OF CLIENT ASSETS

ClariVest ensures the safekeeping of Client assets through the consistent application of its policies and procedures (including the fact that ClariVest will not have custody of Client assets), as well as the periodic reviews of Client portfolios, cash flows in Client accounts and standardized billing processes. In addition, imbedded into the asset safeguarding practices employed by ClariVest is the strength of fund disbursement procedures followed by the custodians selected by Clients through which ClariVest conducts business.
Taken together, the safeguards substantially reduce the chance of the misappropriation of Client assets by ClariVest personnel.


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

The operations group reviews daily transaction reports generated by the Mellon reporting system for significant cash flows. Any unusual cash flows that occur are reviewed with the entity that custodies the Client's assets and, if necessary, with the Client. This monitoring assists ClariVest in detecting the potential misappropriation of client assets and ensuring the existence of cash when trading securities in a client's account.

In order to ensure that qualified custodians are sending (or providing access to) account statements to ClariVest Clients at least quarterly (unless otherwise requested by the Client), the Operations Manager will annually email all custodians and ask them to confirm by email that they are sending (or providing access to) account statements at least quarterly (unless otherwise requested by the Client). If any custodian refuses to provide such confirmation, the Operations Manager will inform the Chief Compliance Officer. The Operations Manager and the Chief Compliance Officer will determine the best resolution, which may include contacting the applicable Client(s) directly.

ADVISORY FEE BILLING PROCESSES

ClariVest utilizes the following procedures when collecting advisory fees from advisory Client accounts:

     1. ClariVest assesses advisory fees to Clients in arrears and in accordance with the negotiated billing terms as specified in the investment management agreement.

          ----------------------------------------------------------------------
              CLARIVEST MAY ONLY CHARGE "INCENTIVE" OR "PERFORMANCE-BASED"
          ADVISORY FEES TO A "QUALIFIED CLIENT" (I.E. A CLIENT THAT HAS EITHER
          PLACED AT LEAST $1 MILLION UNDER CLARIVEST'S MANAGEMENT OR A CLIENT
                      WHOSE NET WORTH IS AT LEAST $2 MILLION).
          ----------------------------------------------------------------------

     2. The Portfolio accounting system market value will be used as the basis on which accounts will be assessed the contracted advisory fee, unless otherwise specified in the investment management agreement.

     3. Unless otherwise specified in the investment management agreement, Mellon calculates the dollar amount of the advisory fee billing and generates the advisory fee invoice to be sent to Clients. The CFO then reviews and approves the advisory fee invoices prepared by Mellon prior to being sent to the client.

     4. ClariVest mails approved fee invoices directly to clients for payment.

     5. Subadvised portfolios may calculate their own advisory fee and submit the calculation to ClariVest for approval.

INVESTMENT FUNDS

Each U.S. Investment Fund is audited annually by a PCAOB Accountant. ClariVest must deliver to each Investor in a U.S. Investment Fund a copy of the annual audited financial statements no later than 120 days after the end of the audit period (typically December 31).

RESPONSIBILITY

The operations personnel are responsible for reporting to the CCO in the event that ClariVest inadvertently receives securities or funds of its Clients. The CCO is responsible for ensuring that those funds are returned to the Client in accordance with the provisions hereof.


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--------------------------------------------------------------------------------
                            OTHER COMPLIANCE MATTERS
--------------------------------------------------------------------------------

                       Implementation Date: December 2012
--------------------------------------------------------------------------------

POTENTIAL RISKS

POLICIES AND PROCEDURES

INVESTMENT COMPANY ACT

FUND EXCLUSIONS FROM IC ACT

Investment companies are required to register with the SEC under the IC Act. The Investment Funds, however, are excluded from the definition of an investment company under the IC Act. Therefore, they are not required to so register.

The ClariVest Emerging Markets Equity Fund, L.P. relies on ICA section 3(c)(7) for an exclusion from the definition of an investment company because it sells Interests only to qualified purchasers and is not making or proposing to make a public offering of its securities. The definition of qualified purchaser is complex. An Employee should consult with the CCO to determine whether an investor is a qualified purchaser.

An Employee is not a qualified purchaser unless he or she meets the required financial test or is a "knowledgeable employee" as defined under the ICA "Knowledgeable employee" includes only executive officers and certain (but not necessarily all) investment personnel of the Firm. The CCO should consult with outside legal counsel before an Employee is permitted to invest in an Investment Fund that relies on ICA section 3(c)(7).

MUTUAL FUNDS

If an investment company registered under the ICA acquires or holds five percent or more of the outstanding Interests of an Investment Fund, the Investment Fund may be deemed to be a "portfolio affiliate" of that investment company. Therefore, no mutual fund may purchase Interests without the approval of the CCO.

Generally, no Investment Fund may purchase more than 3% of any registered investment company (including any ETF), although there may be exceptions for the purchase of registered money market funds.

TAX CONSIDERATIONS FOR FOREIGN LIMITED PARTNERS OF THE U.S.-BASED FUNDS.

Investors who are neither citizens nor residents of the U.S. and non-U.S. entities that are generally exempt from U. S. taxation and do not file U.S. tax returns ("Foreign Investors") may suffer adverse tax consequences by investing in a U.S. Investment Fund. In addition, the Investment Fund may be required to withhold taxes each year on a Foreign Investor's allocable share of the Investment Fund's income. Any prospective Foreign Investor is advised in the Investment Fund's offering circular to consult its own tax advisers before investing in the Investment Fund, and the CCO will consult with ClariVest's accountants before admitting any Foreign Investor.


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

INVESTMENT FUND "PLAN ASSET" ISSUES

The investment by ERISA Plan investors in an Investment Fund can result in the underlying assets of the Investment Fund, in addition to the interests held by such investors, being treated as their "plan assets," unless an exemption applies. The consequences of such an occurrence are described in the offering circulars of the Investment Funds under the heading ERISA and Other Plan Considerations.

An exemption from the treatment of fund assets as "plan assets" is available if "benefit plan investors," in the aggregate, own less than 25% of the value of each class of interests in an Investment Fund (excluding interests held by ClariVest or its affiliates, other than through their employee benefit plan). Therefore, unless and until the CCO decides otherwise, subscriptions from any "benefit plan investor" should not be accepted if doing so would cause an Investment Fund to reach or exceed the 25% threshold.

For purposes of the ERISA Plan asset regulations, a "benefit plan investor" is a U.S. private sector employee benefit plan (including an "owner-only" plan), an IRA and, in general, any entity (such as a fund of funds) that itself is not a plan or IRA but which holds "plan assets" because "benefit plan investors" own 25% or more of any class of its equity interests. In a master-feeder structure, however, if benefit plan investors own at least 25% of a class of equity interests of a dedicated feeder fund, the feeder fund is not treated in its entirety as a "benefit plan investor"; instead, only the portion of the feeder fund that is owned by "benefit plan investors" is counted towards the master fund's 25% threshold. Determining whether a master fund is a "plan assets" fund is complex, and ClariVest should consult outside counsel and coordinate carefully with the administrator.

The offering questionnaires for the Investment Funds contain questions that are designed to elicit the information necessary to determine if an investor would be considered a " benefit plan investor." The CCO is responsible for monitoring the applicable percentages. For U.S. Investment Funds, the CCO reviews the current calculation periodically. For non-U.S. Investment Funds, the administrator is responsible for maintaining information from which the current calculation can be determined and must provide that information to the CCO on request.

FINRA NEW ISSUE RULES

     1. RULE 5130. Rule 5130 of the Financial Industry Regulatory Authority ("FINRA"), generally restricts FINRA members and their associated persons from, among other things, selling new equity issues to any FINRA member or to any associated person of a FINRA member, to any portfolio manager or to certain other restricted persons (collectively, "Restricted Persons"). Rule 5130, however, allows an account beneficially owned by both Restricted Persons and unrestricted persons to allocate up to ten percent of new issue profits to Restricted Persons (including the Firm).

     2. RULE 5131. FINRA Rule 5131 generally prohibits FINRA members and their associated persons from, among other things, selling new equity issues to any account in which executive officers or directors of a particular public or large private company have an aggregate beneficial interest in excess of 25%, if such company has an investment banking relationship with the FINRA member or the FINRA member expects, to establish such a relationship.


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

     3. COMPLIANCE FOR INVESTMENT FUNDS. A U.S. Investment Fund is structured to comply with Rule 5130 and Rule 5131 (together the "New Issue Rules") by providing in the partnership agreement that the profits and losses from new issues may be specially allocated by ClariVest in compliance with the New Issue Rules. A non-U.S. Investment Fund is structured to comply with Rule 5130 by providing two classes of shares. Class B Shares participate in New Issue profits and losses only to the extent that the Investment Fund's directors deem consistent with the Rule 5130 or appropriate for administrative ease in implementing the New Issue Rule. If the Directors so decide, the Investment Fund may not allocate New Issue profits and losses to the Class B Shares. In addition, if an Investor (or group of Investors) in non-U.S. Investment Fund is restricted by Rule 5131, the Directors may need to create a new class of shares for those Investors so that they do not receive any new issue profits and losses.

     4. ANNUAL CLIENT AND INVESTOR CONFIRMATIONS. Typically, a brokerage firm from which an Investment Fund purchases new issues requests a representation from the Investment Fund regarding compliance with the New Issue Rules. The CCO should be contacted to provide that representation or review any brokerage firm forms regarding the New Issue Rules. Because the Investment Fund will need to make this representation to these brokerage firms annually, it will need to confirm the non-restricted status of its investors annually. The CCO is responsible for sending (or coordinating with an Investment Fund's administrator for the delivery of) such confirmation at least annually to each Investor.
















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

                         CLARIVEST ASSET MANAGEMENT LLC

     CODE OF CONDUCT AND REGULATORY COMPLIANCE MANUAL ACKNOWLEDGEMENT FORM

--------------------------------------------------------------------------------

I have read and understand the following policies and procedures contained in the Code of Conduct and Regulatory Compliance Manual, recognize that they apply to me and agree to comply in all respects with the procedures described therein for the duration of my employment with ClariVest. All questions that I may have had regarding the contents of the Manual or my responsibilities as outlined in the Manual were addressed by the Chief Compliance Officer.

     o    Code of Conduct

     o    Maintenance of Code of Conduct and Regulatory Compliance Manual

     o    Code of Ethics (including any amendments thereto)

     o    Client Privacy

     o    Maintenance and Dissemination of Disclosure Documents and Filings

     o    Duty to Supervise

     o    Review of Third-Party Service Providers

     o    Account Opening and Closing Procedures

     o    Client Complaints

     o    Advertising and Marketing

     o    Media Communications

     o    Press Releases and Article Reprints

     o    Solicitors

     o    Maintenance of Books and Records

     o    Electronic Communications

     o    Trading

     o    Investing/Trading Errors

     o    Portfolio Management and Reviews

     o    Contingency and Disaster Recovery Plan

     o    Proxy Voting

     o    Anti-Money Laundering

     o    Security Valuation Policy

     o    Custody and Billing

     o    Other Compliance Matters

Employee___________________________________________________ (PRINT NAME)

Signature___________________________________________________

Date__________________________




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

                         CLARIVEST ASSET MANAGEMENT LLC

         CODE OF ETHICS AND REGULATORY COMPLIANCE MANUAL CERTIFICATION

--------------------------------------------------------------------------------

By responding to the following questionnaire, you are making an attestation that your responses are, to the best of your knowledge, accurate and truthful. The answers that you provide in response to the following questions will be forwarded to the CCO for any necessary follow-up and review.

1. I, or a member of my immediate family living in my household, serve as an officer or director of the following entities (please include public and provide entities, both for profit, and not-for-profit entities) or official in the following government:

     _____ Not Applicable (I do not serve as an officer or director of any entity or official in any government)

     Entity/Government                     Role/Title
     -----------------                     ----------

     _________________________________     _____________________________________

     _________________________________     _____________________________________

2. The following individuals are my family members that work at broker-dealers and/or companies in which ClariVest conducts or seeks to conduct business:


     _____ Not Applicable (I am not aware of any family members that work at broker-dealers and/or companies in which ClariVest conducts or seeks to conduct business)

     Broker-Dealer/Company          Family Member             Role

     ____________________________   _______________________   __________________

     ____________________________   _______________________   __________________

3. I have reported all of my Securities Accounts and Reportable Securities over the past 12 months in accordance with ClariVest's Personal Security Trading Policy.

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

4. I have reported all instances in which I may have come into possession of material Non-Public Information over the past 12 months.

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

5. I reported all gifts that I have received and given in accordance with ClariVest's Gift Policy over the past 12 months.

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________


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


6. I have properly used ClariVest's name, properly used ClariVest's property and have used reasonable judgment when incurring travel expenses against ClariVest over the past 12 months.

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

7. I have not received any unreported personal gain or profit in connection with my position at ClariVest over the past 12 months.


     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

8. I have not disbursed/disclosed private client information to individuals outside of ClariVest other than permitted by law and/or for specified purposes noted in ClariVest's Privacy Policy over the past 12 months.

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

9. I am not aware of any breaches to the Privacy Policy over the past 12 months.

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

10. I have reported all conflicts of interest in the proxy voting process (examples of which are contained in the proxy voting policies and procedures) that have come to my attention over the past 12 months.

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

11. As a supervisor, I have reported all material employee matters (i.e. misconduct, allegations, etc.) that have come to my attention over the past 12 months to Senior Management.


     _____ Not Applicable (I do not maintain supervisory responsibilities over other Employees)

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________


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

12. I have not, to the best of my knowledge, distributed any unapproved marketing materials over the past 12 months.


     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

13. I have not entered into any marketing arrangements with outside individuals over the past 12 months that have not been reported to Senior Management.

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

14. I have, to the best of my knowledge, maintained books and records in accordance with ClariVest's books and recordkeeping policy, including records related to proxy voting, security valuation, trade errors, accounting, etc.

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

15. I have utilized my ClariVest email account in accordance with ClariVest's Electronic Communications Policy.

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

16. I am not aware of any fraudulent activity that has been committed against ClariVest Clients over the past 12 months.

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

17. I have not been subject to disciplinary action over the past 12 months that warrants disclosure on either Parts 1A or II of Adviser's Form ADV. (Note: If you have a question about what type of disciplinary action would warrant disclosure, please discuss with the CCO.)

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________


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

18. I have not done anything indirectly which, if done directly, would result in a violation of Rule 206(4)-5 or ClariVest's pay to play policies and procedures set forth in the Code of Ethics.

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

19. I have informed the members of my immediate family sharing the same household of the pay to play policies and procedures set forth in ClariVest's Code of Ethics.

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

20. I (and my immediate family and controlled-PACs, each as described in the definition of "Covered Associate") have complied with the pay to play policies set forth in ClariVest's Code of Ethics.

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

21. I confirm that I (and my immediate family and controlled-PACs, each as described in the definition of "Covered Associate") have requested and received all required approvals for each Contribution in the past year.

     _____ True     _____ False

     Explain:

     ___________________________________________________________________________

     If False, attached is a report disclosing all Contributions made during the past year.







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